As filed with the Securities and Exchange Commission on October 28, 2016.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Sachem Capital Corp.

(Exact name of registrant as specified in its governing instruments)

New York	6798	81-3467779
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

23 Laurel Street
Branford, CT 06405
(203) 433-4736

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

John L. Villano, CPA
Jeffrey C. Villano
Co-Chief Executive Officers
Sachem Capital Corp.
23 Laurel Street
Branford, CT 06405
(203) 433-4736

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Please send all copies of communications to:

Joel J. Goldschmidt, Esq. Morse, Zelnick, Rose, & Lander, LLP 825 Third Avenue New York, NY 10022 Tel: (212) 838-8040 Fax: (212) 208-6809	Brad L. Shiffman, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174-0208 Tel: (212) 885-5000 Fax: (212) 885-5001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares, par value $0.001 per share(2)(3)	$17,250,000	$1,999.28
Representative’s Warrants(4)	$—	$—
Common Shares underlying the Representative’s Warrants(5)	$937,500	$108.66
Total	$18,187,500	$2,107.94

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Includes common shares the underwriters have the option to purchase to cover over-allotments, if any.
(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price of the shares underlying the representative’s warrants is $937,500, which is equal to 125% of $750,000 (5% of $15,000,000).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is deemed effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 28, 2016

     Common Shares

Sachem Capital Corp.

This is a firm commitment initial public offering of      common shares of Sachem Capital Corp. No public market currently exists for our common shares. We anticipate that the initial public offering price of our common shares will be between $     and $     per share.

We intend to apply to list our common shares for trading on the NASDAQ Capital Market under the symbol “SACH.” We cannot assure you that our application will be approved.

We are organized and plan to conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes and intend to elect to be taxed as a REIT beginning with the tax year in which this offering is consummated. In order to enhance our ability to meet the ownership requirements that apply to REITs, our certificate of incorporation, as amended, generally limits ownership by any single shareholder, taking into account capital shares actually owned and deemed to be owned under the rules of ownership attribution by such shareholder, to no more than     % by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our certificate of incorporation, as amended, also imposes certain restrictions on transferability. See “Description of Capital Shares” and “Certain Provisions of New York Law and of Our Certificate of Incorporation and Bylaws” for a more detailed discussion of these restrictions.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered with an investment in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Sachem Capital (before expenses)	$	$
(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Joseph Gunnar & Co., the representative of the underwriters. See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to an additional      common shares to cover overallotments, if any.

The underwriters expect to deliver the shares to purchasers in the offering on or about            , 2016.

Joseph Gunnar & Co.

           , 2016

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

i

SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Prior to the date of this offering our business operated as a Connecticut limited liability company under the name Sachem Capital Partners, LLC (“SCP”). In anticipation of this offering, SCP and Sachem Capital Corp. (“Sachem Capital”) have entered into an Exchange Agreement pursuant to which SCP will transfer all of its assets and liabilities to Sachem Capital in exchange for 6,283,237 Sachem Capital common shares, which it will then distribute to its members, pro rata in accordance with their capital account balances, in full liquidation of their membership interests. We expect to consummate the exchange on or prior to the date of this prospectus. Except as otherwise specifically noted, all information in this prospectus assumes the consummation of the exchange described above.

All references in this prospectus to “us,” “we,” or “our,” are references to Sachem Capital and its predecessor, SCP, unless specified otherwise.

Our Company

We are a Connecticut-based real estate finance company that specializes in originating, underwriting, funding, servicing and managing a portfolio of short-term (i.e., three years or less) loans secured by first mortgage liens on real property located primarily in Connecticut. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty is typically collaterally secured by a pledge of the guarantor’s interest in the borrower. Our typical borrower is a small real estate investor who will use the proceeds to fund its acquisition, renovation, rehabilitation, development and/or improvement of residential or commercial properties located primarily in Connecticut held for investment or sale. The property may or may not be income producing. We do not lend to owner-occupants. Our loans are referred to in the real estate finance industry as “hard money loans.”

We believe that upon completion of this offering we will meet all of the requirements to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and we intend to elect to be taxed as a REIT beginning with the year in which this offering is consummated.

Since commencing operations in 2010, SCP has made over 365 loans, not including renewals or extensions of existing loans. At June 30, 2016, (i) SCP’s loan portfolio included 193 loans with an aggregate loan amount of approximately $30.4 million with the principal amount of individual loans ranging from $20,000 to $1.7 million, (ii) the average original principal amount of the loans in SCP’s portfolio was $162,124 and the median loan amount was $110,000 and (iii) over 85% of the loans had a principal amount of $250,000 or less. At December 31, 2015, (i) SCP’s loan portfolio included 185 loans with an aggregate loan amount of approximately $27.5 million with the principal amount of individual loans ranging from $20,000 to $1.7 million, (ii) the average original principal amount of the loans in SCP’s portfolio was $147,000 and the median loan amount was $113,700 and (iii) over 62% of the loans had a principal amount of $250,000 or less. At June 30, 2016 and December 31, 2015 unfunded commitments for future advances under construction loans totaled $950,658 and $1,264,512, respectively.

Our loans typically have a maximum initial term of three years and bear interest at a fixed rate of 9% to 12% per year and a default rate for non-payment of 18%. In addition, we usually receive origination fees, or “points,” ranging from 2% to 5% of the original principal amount of the loan as well as other fees relating to underwriting, funding and managing the loan. When we renew or extend a loan we generally receive additional “points” and other fees. Interest is always payable monthly in arrears. As a matter of policy, we do not make any loans if the original principal amount of the loan exceeds 65% of the value of the property securing the loan (referred to as the “loan-to-value ratio”). In the case of construction loans, the loan-to-value ratio is based on the post-construction value of the property. In the case of loans having a principal amount in excess of $500,000, we require a formal appraisal by a licensed appraiser. In the case of smaller loans, we rely on readily available market data, including tax assessment rolls, recent sales transactions and brokers to evaluate the strength of the collateral. Finally, we will adopt a policy, to take effect at the time this offering becomes effective, that will limit the maximum amount of any loan we fund to a single borrower or a group of affiliated borrowers to 10% of the aggregate amount of our loan portfolio after taking into account the loan under consideration.

Our principal executive officers are experienced in hard money lending under various economic and market conditions. Our founders and co-chief executive officers, Jeffrey C. Villano and John L. Villano, spend a significant portion of their time on business development as well as on underwriting, structuring and servicing each loan in our portfolio. A principal source of new transactions has been repeat business from existing and former customers and their referral of new business. We also receive leads for new business from banks, brokers, attorneys and web-based advertising.

Our Competitive Strengths

We believe our competitive advantages include the following:

•	Experienced management team. Our senior executive officers have successfully originated and serviced our portfolio of short-term, real estate mortgage loans generating attractive annual returns under varying economic and real estate market conditions.
•	Long-standing relationships. At June 30, 2016, 20% of SCP’s loan portfolio consisted of loans to borrowers with whom it has a long-term relationship, including JJV, LLC, the manager of SCP, which accounts for 4.5% of our loan portfolio. Existing borrowers also provide new leads that could result in new lending opportunities.
•	Knowledge of the market. We have intimate knowledge of the Connecticut real estate market, which enhances our ability to identify attractive opportunities and helps distinguish us from many of our competitors.
•	Disciplined lending. We utilize rigorous underwriting and loan closing procedures that include numerous checks and balances to evaluate the risks and merits of each potential transaction.
•	Vertically-integrated loan origination platform. We manage and control the loan process from origination through closing with our own personnel or independent third parties, including legal counsel and appraisers, with whom we have long relationships.
•	Structuring flexibility. As a small, non-bank, neighborhood-focused real estate lender, we can move quickly and have much more flexibility than traditional lenders to structure loans to suit the needs of our clients.
•	No legacy issues. Unlike many of our competitors, we are not burdened by distressed legacy real estate assets.

Market Opportunity

We believe there is a significant market opportunity for a well-capitalized “hard money” lender to originate attractively priced loans to small-scale real estate developers with strong equity positions (i.e., good collateral), particularly in Connecticut where real estate values in many neighborhoods are stable and substandard properties are being improved, rehabilitated and renovated. We also believe these developers would prefer to borrow from us rather than other lending sources because of our flexibility in structuring loans to suit their needs, our lending criteria, which places greater emphasis on the value of the collateral rather than the property cash flow or credit of the borrower, and our ability to close quickly.

Our Objectives and Strategy

Our primary objective is to grow our loan portfolio while protecting and preserving capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term principally through dividends. We intend to achieve this objective by continuing to focus on selectively originating, managing and servicing a portfolio of first mortgage real estate loans designed to generate attractive risk-adjusted returns across a variety of market conditions and economic cycles. We believe that our ability to react quickly to the needs of borrowers, our flexibility in terms of structuring loans to meet the needs of borrowers, our intimate knowledge of the Connecticut real estate market, our expertise in “hard money” lending and our focus on newly originated first mortgage loans, should enable us to achieve this objective. Nevertheless, we will remain flexible in order to take advantage of other real estate opportunities that may arise from time to time, whether they relate to the mortgage market or to direct or indirect investments in real estate.

Our strategy to achieve our objective includes the following:

•	capitalize on opportunities created by the long-term structural changes in the real estate lending market and the continuing lack of liquidity in the commercial and investment real estate markets;
•	take advantage of the prevailing economic environment as well as economic, political and social trends that may impact real estate lending currently and in the future as well as the outlook for real estate in general and particular asset classes;
•	remain flexible in order to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle; and
•	operate so as to qualify as a REIT and for an exemption from registration under the Investment Company Act.

Leverage Policies/Financing Strategy

We use a combination of equity capital and the proceeds of debt financing to fund our operations. We do not have any formal policy limiting the amount of debt we may incur. At June 30, 2016, debt proceeds represented 21.8% of our total capital. However, in order to grow the business and satisfy the REIT requirement that we dividend at least 90% of net profits, we expect to increase our level of debt over time to approximately 50% of capital.

Under the terms of the Bankwell Credit Agreement (described below), we may not incur any additional indebtedness without Bankwell’s consent. Depending on various factors we may, in the future, decide to take on additional debt to expand our mortgage loan origination activities in order to increase the potential returns to our shareholders. Although we have no pre-set guidelines in terms of leverage ratio, the amount of leverage we will deploy will depend on our assessment of a variety of factors, which may include the liquidity of the real estate market in which most of our collateral is located, employment rates, general economic conditions, the cost of funds relative to the yield curve, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, our opinion of the creditworthiness of our borrowers, the value of the collateral underlying our portfolio, and our outlook for interest rates and property values. We intend to use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates.

SCP commenced operations in December 2010 with no capital. By January 2011, it had raised $443,000 of initial capital, of which $70,000 was contributed by an affiliate of Jeffrey Villano. At June 30, 2016, members’ equity was $26.1 million. Through June 30, 2016, JJV, LLC (“JJV”), the managing member of SCP, whose principals are Jeffrey Villano and John Villano, Sachem Capital’s co-chief executive officers, has contributed an aggregate of $794,000 to SCP’s capital. In addition, the Villano brothers, individually and through other affiliates, contributed a total of an additional $1,926,000 of capital to SCP. JJV’s initial capital contribution of $35,000 was made in August 2011.

We currently have a $15.0 million line of credit with Bankwell Bank, a Connecticut banking corporation (“Bankwell”), that we can draw upon, from time to time, to fund loans (the “Bankwell Credit Line”). As of June 30, 2016, the outstanding balance on the Bankwell Credit Line was $7.275 million. Borrowings under the Bankwell Credit Line bear interest at a rate equal to the greater of (i) a variable rate equal to the sum of the prime rate of interest as in effect from time to time (3.50% as of October 1, 2016) plus 3.0% or (ii) 6.25% per annum. The Bankwell Credit Line expires and the outstanding indebtedness thereunder will become due and payable in full on March 15, 2018. Assuming we are not then in default under the terms of the Commercial Revolving Loan and Security Agreement (the “Bankwell Credit Agreement”) with Bankwell, we have the option to repay the outstanding balance, together with all accrued interest thereon in 36 equal monthly installments beginning April 15, 2019.

Loan Origination and Underwriting Process

The primary focus of our business will be on originating, funding and servicing short-term (i.e., three years or less) loans secured by first mortgage liens on real estate. We will be responsible for each stage of the lending process, including: (1) sourcing deals from brokers, attorneys, bankers and other third party referral sources as well as from real estate owners, operators, developers and investors and through web-based advertising; (2) performing due diligence with respect to underwriting the loans; (3) undertaking risk management with respect to each loan and our aggregate portfolio; (4) executing the closing of the loan; and (5) managing the loan post-closing. After identifying a particular lending opportunity, we will perform financial, operational, credit and legal due diligence of the borrower and its principals and evaluate the strength of the collateral to assess the risks of the investment. We will analyze the opportunity and conduct follow-up due diligence as part of the underwriting process. The key factors in the underwriter process will be the loan-to-value ratio, the location of the property and transactional documentation. We will also evaluate the impact of each loan transaction on our existing loan portfolio. In particular, we will need to evaluate whether the new loan would cause our portfolio to be too heavily concentrated with, or cause too much risk exposure to, any one borrower, class of real estate, neighborhood, or other issues. If we determine that a proposed investment presents excessive concentration risk, we will forego the opportunity. As a REIT, we will also need to determine the impact of each loan transaction on our ability to maintain our REIT qualification. Unlike SCP, which relied on JJV, its manager, to perform all of these tasks, we will rely exclusively on our own employees. However, in either case the people who are actually doing the work are the same — John and Jeffrey Villano.

Summary Risk Factors

An investment in our common shares involves various risks. You should consider carefully the risks discussed under the heading “Risk Factors”, many of which are listed below, beginning on page 14 of this prospectus before purchasing our common shares. If any of these risks occur, our business, financial condition, liquidity, results of operations, prospects and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common shares could decline, and you may lose some or all of your investment.

•	Our loan origination activities, revenues and profits are limited by available funds.
•	We operate in a highly competitive market and competition may limit our ability to originate loans with favorable terms and interest rates.
•	We may change our investment, leverage, financing and operating strategies, policies or procedures without shareholder consent.
•	Management has broad authority to make lending decisions.
•	Our future success depends on the continued efforts of our senior executives and our ability to attract and retain qualified personnel.
•	If we overestimate the value the collateral securing the loan, we may experience losses.
•	Terrorist attacks and other acts of violence or war may adversely impact the real estate industry and, hence, our business.
•	Security breaches and interruptions could expose us to liability.
•	Difficult conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets have resulted in a significant contraction in liquidity for mortgages and mortgage-related assets.
•	Short-term loans may involve a greater risk of loss than traditional mortgage loans.
•	We may be subject to “lender liability” claims.
•	An increase in the rate of prepayment rates may have an adverse impact on the value of our portfolio as well as our revenue and income.

•	Our loan portfolio is illiquid.
•	At June 30, 2016, approximately 95.4% of the aggregate outstanding principal balance of our loan portfolio is secured by properties located in Connecticut. The geographic concentration of our loan portfolio may make our revenues and the values of the mortgages and real estate securing our portfolio vulnerable to adverse changes in local and regional economic conditions.
•	A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our investments and harm our operations.
•	Our due diligence may not reveal all of a borrower’s liabilities or other risks.
•	Loans to investors have greater risks than loans to homeowners.
•	In the event of a default we may not be able to enforce our rights.
•	We do not require borrowers to fund an interest reserve.
•	Interest rate fluctuations could reduce our income.
•	Liability relating to environmental matters may adversely impact the value of properties securing our loans.
•	Defaults on our loans may cause declines in revenues and net income.
•	Our revenues and the value of our portfolio may be negatively affected by casualty events occurring on properties securing our loans.
•	Borrower concentration could lead to significant losses.
•	Our existing credit facility has numerous covenants, which could restrict our growth or lead to a default.
•	Our access to additional funding may be limited.
•	We have no formal corporate policy and none of our governance documents limit our ability to borrow money. Our use of leverage may adversely affect the return on our assets and may reduce cash available for distribution to our shareholders, as well as increase losses when economic conditions are unfavorable.
•	Our management has no experience managing a REIT and limited experience managing a portfolio of assets in the manner necessary to maintain an exemption under the Investment Company Act.
•	Complying with REIT requirements may hinder our ability to maximize profits, which would reduce the amount of cash available to be distributed to our shareholders.
•	If we fail to qualify or remain qualified as a REIT we would be subject us to U.S. federal income tax and applicable state and local taxes.
•	REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.
•	Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.
•	Our qualification as a REIT may depend on the accuracy of legal opinions or advice rendered or given and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.
•	We may choose to make distributions in our common shares, in which case you may be required to pay income taxes in excess of the cash dividends you receive.
•	Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our common shares.
•	Liquidation of our assets may jeopardize our REIT qualification.

•	The ownership limitation in our certificate of incorporation, as amended, may not prevent five or fewer shareholders from acquiring control and may inhibit market activity in our common shares and restrict our business combination opportunities.
•	The tax on prohibited transactions may limit our ability to engage in various transactions that may be beneficial to us or our shareholders.
•	We may be subject to adverse legislative or regulatory tax changes that could adversely impact the market price of our common shares.
•	We may not generate sufficient cash to satisfy the REIT distribution requirements.
•	We could be materially and adversely affected if we cannot qualify for an exemption from the Investment Company Act.
•	After this offering we will still be effectively controlled by John L. Villano CPA and Jeffrey C. Villano, our founders, senior executive officers and two largest shareholders.
•	We expect to incur additional operating costs after this offering is consummated.
•	There has never been and may never be an active trading market for our shares.
•	The market for our common share could be extremely volatile.
•	We may subject to the “penny stock” rules”.
•	We are an emerging growth company and, as such, are exempt from complying with certain disclosure requirements and other standards applicable to public companies.

Our Organizational Structure

We were organized as a New York corporation in January 2016 under the name HML Capital Corp. Prior to the date of this prospectus, we will change our name to Sachem Capital Corp. and also enter into an Exchange Agreement with SCP, pursuant to which Sachem Capital will acquire all of SCP’s assets and assume all of SCP’s liabilities in exchange for 6,283,237 of its common shares and the assumption of SCP’s obligations under the Bankwell Credit Line. Immediately thereafter, SCP will distribute those shares to its members in full liquidation of their membership interests in SCP, pro rata in accordance with the members’ positive capital account balances. The closings of the transactions contemplated by the Exchange Agreement and the liquidation of SCP, will occur simultaneously with or immediately before this offering. For accounting purposes, the consummation of the exchange transaction will be treated as a recapitalization of SCP.

The pre-offering capitalization of Sachem Capital was based on discussions with the representative and took into account (i) SCP’s historical financial performance, including revenues, net profits, cash flow from operations and distributions to members, (ii) our prospects (taking into account, among other things, any anticipated changes as a result of the change in SCP’s status from a limited liability company to a regular C corporation and our operation as a REIT for income tax purposes) and (iii) the market value of comparable public companies. The parties agreed to value Sachem Capital at an amount equal to approximately 164% of SCP’s members’ equity at June 30, 2016, which was then divided by the proposed initial public offering price to arrive at the pre-offering capitalization of Sachem Capital. A portion of these shares were allocated to the founders of Sachem Capital and the balance to the members of SCP. The result is that each member of SCP is expected to receive Sachem Capital common shares having a value of approximately $1.206 for each $1.00 in their capital account.

JJV, whose members include various members of the Villano family, in the liquidation of SCP will receive         common shares, or approximately   % of the common shares to be issued in the exchange. In addition, the Villano brothers, individually and through their affiliates, will receive an additional         common shares, or   % of the common shares issued in the exchange. In addition, Jeffrey Villano and John Villano, were each issued 1,085,000 common shares of Sachem Capital upon its formation. Accordingly, after giving effect to the exchange but immediately prior to this offering, in total, Jeffrey and John Villano, collectively, will beneficially own         common shares (or   %) of Sachem Capital’s common shares.

As a consequence of the exchange and the consummation of this offering, we expect various changes to our operations, some of which could adversely impact our financial performance. First, in terms of management, our business will no longer be managed by a separate, although related, entity. Rather, Jeffrey and John Villano, our co-founders, who are also the managing members of JJV and who effectively managed our entire operations, will become full-time employees of Sachem Capital ( i.e., co-chief executive officers) and will continue to manage our business in that capacity. We have entered into employment agreements with each of Jeffrey and John Villano, which set forth the terms of their employment, including their duties and obligations to us, restrictions on engaging in business activities unrelated to our business, specifying their compensation, including salaries and fringe benefits, and their rights upon termination of employment. The Villanos have agreed to terminate all of their other business activities and devote 100% of their time and efforts to our business. Second, from a governance standpoint, the Villanos will no longer have absolute control over our operations as the managers. Rather, we will be governed by a board of directors initially consisting of five members, of which a majority, in accordance with NASDAQ listing requirements and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), will be “independent” as such term is defined in Section 10A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In addition, we will establish committees made up mostly or entirely of independent directors to oversee certain aspects of our administration and operations and adopt various policies and procedures that encourage good governance and that are designed to prevent self-dealing and other forms of corporate misconduct. Finally, in terms of our operations, we expect an overall increase in our operating expenses due to increases in rent, professional fees, insurance and other expenses relating to our status as a publicly-held, reporting company as well as a REIT. However, the management fees that were payable to JJV will be eliminated and, in lieu thereof, we will pay salary and other forms of compensation to the Villanos.

REIT Qualification

We believe that upon consummation of this offering, we will qualify as a REIT and that it is in the best interests of our shareholders that we operate as a REIT. We intend to elect to be taxed as a REIT for the year in which this offering is consummated or as soon as practicable thereafter. As a REIT, we will be required to distribute at least 90% of our taxable income to our shareholders on an annual basis. We cannot assure you that we will qualify as a REIT or that, even if we do qualify initially, we will be able to maintain REIT status for any particular period of time. We also intend to operate our business in a manner that will permit us to maintain an exemption from registration under the Investment Company Act.

Our qualification as a REIT depends on our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, the sources of our gross income, the composition and values of our assets, our compliance with the distributions requirements applicable to REITs and the diversity of ownership of our outstanding common shares. Given that our founders and senior executive officers, John L. Villano and Jeffrey C. Villano, own a significant portion of our outstanding capital shares, we cannot assure you that we will be able to maintain that qualification.

So long as we qualify as a REIT, we, generally, will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lose our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

Distribution Policy

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We intend to pay regular quarterly dividends in an amount necessary to maintain our qualification as a REIT. However, any distributions we make to our shareholders, the amount of such dividend and whether such dividend is payable in cash, common shares or other property, or a combination thereof, will be at the discretion of our board of directors and will depend on, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and other expenditures. For more information, see “Distribution Policy.”

In addition, in order to comply with certain REIT qualification requirements, we will, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, declare a dividend to our shareholders to distribute such accumulated earnings and profits (a “Purging Distribution”). As of January 1, 2016 we had no accumulated earnings and profits.

Restrictions Relating to our Common Shares

Our certificate of incorporation, as amended, includes several provisions that are designed to ensure that we satisfy various Code-imposed requirements applicable to REITS including the following:

•	Shareholders will be prohibited from beneficially or constructively owning, applying certain attribution rules under the Code, more than % by value or number of shares, whichever is more restrictive, of our outstanding capital shares. This restriction will not apply to John L. Villano and Jeffrey C. Villano, our founders and our senior executive officers, who, immediately after the consummation of this offering, will own % and %, respectively, of our outstanding common shares. In addition, our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular shareholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.
•	Shareholders will not be allowed to transfer their shares of our capital stock if, as a result of such transfer, we would have fewer than 100 shareholders.
•	Any ownership or purported transfer of our capital shares in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in those shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in the violation will be void from the time of the purported transfer.

The foregoing limitations and restrictions could delay or prevent a transaction or a change in control of us that might involve a premium price for our capital shares or otherwise be in the best interests of our shareholders.

Investment Company Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. We will rely on the exception set forth in Section 3(c)(5)(C) of the Investment Company Act that excludes from the definition of investment company “[a]ny person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses†o (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). At the present time, we qualify for the exemption under this section and our current intention is to continue to focus on originating short term loans secured by first mortgages on real property. However, if, in the future, we do acquire non-real estate assets without the acquisition of substantial real estate assets, we may qualify as an “investment company” and be required to register as such under the Investment Company Act, which could have a material adverse effect on us.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company we can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of these exemptions. Once adopted, we are obligated to abide by our decision until we no longer qualify as an emerging growth company, which will occur upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of this offering; (ii) the first fiscal year after our annual gross revenue are $1.0 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Corporate Information

Our principal executive offices are located at 23 Laurel Street, Branford, Connecticut 06405 and our telephone number is (203) 433-4736. The URL for our website is www.sachemcapitalpartners.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus.

The Offering

Securities Offered:
common shares
Initial public offering price per share:
$
Over-allotment Option:
We have granted the representative a 45-day option to purchase up to common shares to cover over-allotments.
Shares Outstanding After This Offering:
common shares (or common shares if the representative’s over-allotment option is exercised in full). There are no other shares of our capital stock outstanding.
Proposed NASDAQ Trading Symbol:
SACH
Use of Proceeds:
We estimate that the net proceeds from this offering will be approximately $ (or approximately $ if the representative’s over-allotment option is exercised in full), after deducting underwriting discounts and commissions and our estimated offering expenses payable by us. We intend to use the net proceeds from this offering (i) to increase the size of our loan portfolio; (ii) capital expenditures; and (iii) for working capital and other general corporate purposes. Actual allocation of the proceeds of the offering will ultimately be determined by management based on its assessment of the long-term prospects of the business and real estate markets and individual evaluation of investment opportunities. Pending the application of any portion of the net proceeds, we will invest such funds in interest bearing accounts and short-term, interest bearing securities that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act. These investments are expected to provide lower returns than those we will seek to achieve from our loan portfolio.
Ownership Limitations and Restrictions:
Except as noted below, our certificate of incorporation, as amended, restricts any shareholder from owning, actually, beneficially or constructively, more than % of the shares of our outstanding capital stock, by value or number of shares, whichever is more restrictive. John L. Villano CPA and Jeffrey C. Villano, our founders and co-chief executive officers, will be exempt from this restriction. Following this offering, we expect that John L. Villano and Jeffrey C. Villano will beneficially own % and %, respectively, of our outstanding common shares. In addition, our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular shareholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. See “Description of Capital Shares — Restrictions on Ownership and Transfer” in this prospectus.
Risk Factors:
An investment in our common shares involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page 14 of this prospectus.

Unless we indicate otherwise, all information in this prospectus:

•	assumes that we will have 8,533,237 common shares issued and outstanding immediately prior to this offering, including 6,283,237 common shares that we will issue pursuant to the Exchange Agreement with SCP;
•	excludes common shares issuable upon exercise of options and warrants outstanding as of the date of this prospectus;
•	excludes common shares issuable upon exercise of the representative’s warrants; and
•	assumes no exercise of the over-allotment option by the representative.

Summary Financial Information

The following tables set forth, for the periods and at the dates indicated, summary financial data of SCP. The data is derived primarily from SCP’s historical financial statements included elsewhere in this prospectus. The statements of operations data for the years ended December 31, 2015 and 2014 and the balance sheet data at December 31, 2015 and 2014 are derived from SCP’s audited financial statements and the statements of operations data for the six months ended June 30, 2016 and the six months ended June 30, 2015 and the balance sheet data at June 30, 2016 are derived from SCP’s unaudited financial statements. The unaudited financial statements include, in the opinion of management, all adjustments that management considers necessary for the fair presentation of the financial information set forth in those statements. Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

In addition, the table sets forth certain pro forma and pro forma, as adjusted information for Sachem Capital. The pro forma information gives effect to the following events as if they occurred on the first day of the period presented: (i) the issuance of 8,533,237 common shares prior to the consummation of this offering, including 6,283,237 common shares that will be issued to SCP pursuant to the Exchange Agreement in exchange for all of the assets and liabilities of SCP; (ii) the elimination of the management fees payable to JJV in its capacity as the manager of SCP; (iii) the direct payment of salaries to John Villano and Jeffrey Villano; (iv) the direct payment of origination fees to us rather than to JJV; and (v) the normalization of various other operating expenses, such as rent. The pro forma, as adjusted data gives effect to the pro forma adjustments as well as the sale of         common shares at an initial public offering price per share of $      and the receipt of $        of net proceeds therefrom as set forth in this prospectus. For accounting purposes, the consummation of the exchange transaction will be treated as a recapitalization of SCP.

You should read the following selected financial data in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the accompanying notes thereto appearing elsewhere in this prospectus.

Statement of Operations Data (actual):

	Six Months Ended June 30,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)		(audited)
Interest income from loans	$1,735,200	$915,894	$2,477,876	$1,418,814
Total revenue	$1,973,691	$1,032,152	$2,786,724	$1,559,407
Total operating costs and expenses	$421,340	$165,374	$479,821	$89,595
Net income	$1,552,351	$866,778	$2,306,903	$1,469,812

Balance Sheet Data (actual):

	As at June 30, 2016	As at December 31, 2015
	(unaudited)	(audited)
Cash	$1,472,602	$1,834,082
Mortgages receivable	$30,395,476	$27,532,867
Total assets	$34,092,045	$30,795,486
Line of credit	$7,275,000	$6,000,000
Total liabilities	$8,036,753	$6,565,969
Members’ equity	$26,055,292	$24,229,517

Other Operational Data (actual):

	As at June 30,		As at December 31,
	2016	2015	2015	2014
	(unaudited)		(audited)
Residential mortgages	$21,258,849	$15,475,268	$18,820,509	$10,482,448
Commercial mortgages	6,263,296	3,235,311	5,712,566	3,369,620
Land mortgages	2,337,813	1,687,449	2,619,792	649,951
Mixed use	535,518	367,000	380,000	347,000
Total mortgages receivable	$30,395,476	$20,765,028	$27,532,867	$14,849,019

Pro forma and pro forma, as adjusted Statement of Operations Data:

	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Interest income from loans	$1,735,200	$2,477,876
Total revenue	$2,229,613	$2,891,002
Total operating costs and expenses	$607,823	$947,414
Net income	$1,621,790	$1,943,588
Pro forma net income per common share – basic and diluted	$0.19	$0.23
Pro forma weighted average number of common shares outstanding – basic and diluted	8,533,237	8,533,237
Pro forma, as adjusted net income per common share – basic and diluted
Pro forma, as adjusted weighted average number of common shares outstanding – basic and diluted

Pro forma and pro forma as adjusted balance sheet information:

	June 30, 2016
	Pro Forma	Pro Forma, As Adjusted
Cash	$1,746,845	$
Mortgages receivable, net	$30,395,476	$
Total assets	$34,366,288	$
Line of credit	$7,275,000	$
Total liabilities	$8,604,872	$
Shareholders’ equity	$25,761,416	$

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common shares. If any of the following risks occur, our business, financial condition, liquidity and/or results of operations could be materially and adversely affected. In that case, the trading price of our common shares could decline, and you may lose some or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

Our loan origination activities, revenues and profits are limited by available funds. If we do not increase our working capital, we will not be able to grow our business.

As a real estate finance company, our revenue and net income is limited to interest received or accrued on our loan portfolio. Our ability to originate real estate loans is limited by the funds at our disposal. At June 30, 2016, we had cash of approximately $1.47 million and $7.725 million of additional borrowing availability under the Bankwell Credit Line. We intend to use these amounts as well as a majority of the net proceeds from this offering and the proceeds from the repayment of loans outstanding, to originate new real estate loans. However, we cannot assure you that these funds will be sufficient to enable us to fully capitalize on the increase demand for real estate loans that we usually fund.

We operate in a highly competitive market and competition may limit our ability to originate loans with favorable interest rates.

We operate in a highly competitive market and we believe these conditions will persist for the foreseeable future as the financial services industry continues to consolidate, producing larger, better capitalized and more geographically diverse companies with broad product and service offerings. Our existing and potential future competitors includes other “hard money” lenders, mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage banks, insurance companies, mutual funds, pension funds, private equity funds, hedge funds, institutional investors, investment banking firms, non-bank financial institutions, governmental bodies, family offices and high net worth individuals. We may also compete with companies that partner with and/or receive government financing. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. In addition, larger and more established competitors may enjoy significant competitive advantages, including enhanced operating efficiencies, more extensive referral networks, greater and more favorable access to investment capital and more desirable lending opportunities. Several of these competitors, including mortgage REITs, have recently raised or are expected to raise, significant amounts of capital, which enables them to make larger loans or a greater number of loans. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us, such as funding from various governmental agencies or under various governmental programs for which we are not eligible. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of possible loan transactions or to offer more favorable financing terms than we would. Finally, as a REIT and because we operate in a manner so as to be exempt from the requirements of the Investment Company Act, we may face further restrictions to which some of our competitors may not be subject. For example, we may find that the pool of potential qualified borrowers available to us is limited. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

We may change our investment, leverage, financing and operating strategies, policies or procedures without shareholder consent, which may adversely affect the market value of our common shares and our ability to make distributions to shareholders.

Currently, we have no policies in place that limit or restrict our ability to borrow money or raise capital by issuing debt securities. Similarly, we have only a limited number of policies regarding underwriting criteria, loan metrics and operations in general. We may amend or revise our existing policies or adopt new ones, whether the policies relate to growth strategy, operations, indebtedness, capitalization, financing alternatives and underwriting criteria and guidelines, or approve transactions that deviate from our existing policies at any time, without a vote of, or notice to, our shareholders. For example, we may decide that in order to compete effectively, we should relax our underwriting guidelines and make riskier loans, which could result in a higher default rate on our portfolio. We may also decide to expand our business focus to other targeted asset classes, such as participation interests in mortgage loans, mezzanine loans and subordinate interests in mortgage loans. We could also decide to adopt investment strategies that include securitizing our portfolio, hedging transactions and swaps. We may even decide to broaden our business to include acquisitions of real estate assets, which we may or may not operate. Finally, as the market evolves, we may determine that the residential and commercial real estate markets do not offer the potential for attractive risk-adjusted returns for an investment strategy that is consistent with our intention to elect and qualify to be taxed as a REIT and to operate in a manner to remain exempt from registration under the Investment Company Act. If we believe it would be advisable for us to be a more active seller of loans and securities, we may determine that we should conduct such business through a taxable REIT subsidiary or that we should cease to maintain our REIT qualification. These changes may increase our exposure to interest rate risk, default risk, financing risk and real estate market fluctuations, which could adversely affect our business, operations and financial conditions as well as the market price of our common shares.

Management has broad authority to make lending decisions. If management fails to generate attractive risk-adjusted loans on a consistent basis, our revenue and income could be materially and adversely affected and the market price of a share of our common shares is likely to decrease.

Our senior executives have unrestricted authority to originate, structure and fund loans subject to whatever policies our board of directors have adopted. Thus, management could authorize transactions that may be costly and/or risky, which could result in returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, management’s decisions may not fully reflect the best interests of our shareholders. Our board of directors may periodically review our underwriting guidelines but will not, and will not be required to, review all of our proposed loans. In conducting periodic reviews, our board of directors will rely primarily on information provided to them by management.

Our future success depends on the continued efforts of our senior executive officers and our ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel.

Our future success depends to a significant extent on the continued efforts of our founders and co-chief executive officers, Jeffrey C. Villano and John L. Villano. They generate most, if not all, of our loan applications, supervise all aspects of the underwriting and due diligence process in connection with each loan, structure each loan and have absolute authority (subject only to the maximum amount of the loan) as to whether or not to approve the loan. We do not maintain key person life insurance for either of the Villanos. If either one of them is unable or unwilling to continue to serve as an executive officer on a full-time basis, our business and operations may be adversely affected.

As our business grows we will also need to recruit, train and retain additional managerial and administrative personnel as we begin to deploy the net proceeds and grow our business. This includes experienced real estate finance professionals, sales and marketing people, finance and accounting personnel, information technology professionals as well as administrative and clerical staff to support them. In addition, to manage our anticipated development and expansion, we must implement and upgrade our managerial, operational and financial systems and expand our facilities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The loss of any of our key executives, or the failure to attract, integrate, motivate, and retain additional key personnel could have a material adverse effect on our business. We compete for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than we possess. This may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. In addition, our expanded operations could lead to significant incremental operating costs and may divert financial resources from other projects. We cannot assure you that we will be successful in attracting, training, managing or retaining the personnel we need to manage our growth, and the failure to do so could have a material adverse effect on our business, prospects, financial condition, and results of operations. If we cannot effectively manage our expected development and expansion, our expenses may increase more than expected, our ability to increase our revenue and profits could be jeopardized and we may not be able to implement our overall business strategy.

Terrorist attacks and other acts of violence or war may adversely impact the real estate industry generally and our business, financial condition and results of operations.

Over the last few years there have been a number of high profile and successful terror attacks around the world including in the United States. In addition, over the last several months there have been a number of violent attacks on law enforcement officers in various cities in the United States. Any future terrorist attacks or a prolonged period of civil unrest, the anticipation of any such attacks, and the consequences of any military or other response by the United States and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, including the real estate capital markets, the economy or our business. Terrorist attacks and prolonged periods of civil unrest could also adversely affect the credit quality of some of our loan portfolio, which could have an adverse impact on our financial condition, results of operations and the market price of our common shares.

The enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended TRIA through the end of 2020, requires insurers to make terrorism insurance available under their property and casualty insurance policies in order to receive federal compensation under TRIA for insured losses. However, this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable financing opportunities available to us and the pace at which we are able to make loans. If property owners are unable to obtain affordable insurance coverage, the value of their properties could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we may acquire and store sensitive data on our network, such as our proprietary business information and personally identifiable information of our prospective and current borrowers. The secure processing and maintenance of this information is critical to our business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, which could materially and adversely affect us.

Risks Related to Our Portfolio

If we overestimate the value the collateral securing the loan, we may experience losses.

Loan decisions are typically made based on the value of the collateral securing the loan rather than the credit of the borrower or the cash flow from the property. We cannot assure you that our assessments will always be accurate or the circumstances relating to the collateral or, for that matter, the borrower, will not change during the loan term, which could lead to losses and write-offs. Losses and write-offs could materially and adversely affect our business, operations and financial condition and the market price of our common shares. Despite its conservative underwriting policy, specifically that the loan-to-value ratio may not exceed 65%, since its inception in December 2010, SCP has foreclosed on one property and acquired eight other properties from five different borrowers who were in default of their obligations to SCP. The foreclosed property was sold for a small loss and one of the other properties was sold at breakeven. Two properties were sold for less than their respective carrying values but the borrowers’ obligations are guaranteed by a third party. The other five properties are being held for sale. We cannot assure you that we will be able to avoid foreclosures in the future and that such foreclosures will not have a significant adverse impact on our financial performance and cash flows.

Difficult conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets have resulted in a significant contraction in liquidity for mortgages and mortgage-related assets, which may adversely affect the value of the assets that we intend to originate.

Our results of operations will be materially affected by conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets and the economy generally. In recent years, significant adverse changes in financial market conditions have resulted in a decline in real estate values, jeopardizing the performance and viability of many real estate loans. As a result, many traditional mortgage lenders suffered severe losses and several have even failed. This situation has negatively affected both the terms and availability of financing for small non-bank real estate finance companies. This could have an adverse impact on our financial condition, business operations and the price of our common shares.

Short-term loans may involve a greater risk of loss than traditional mortgage loans.

Borrowers usually use the proceeds of a long-term mortgage loan or sale to repay a short-term loan. We may therefore depend on a borrower’s ability to obtain permanent financing or sell the property to repay our loan, which could depend on market conditions and other factors. Short-term loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of a default, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the interim loan. To the extent we suffer such losses with respect to our interim loans, our enterprise value and the price of our common shares may be adversely affected.

We may be subject to “lender liability” claims. Our financial condition could be materially and adversely impacted if we were to be found liable and required to pay damages.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lenders on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We cannot assure you that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

An increase in the rate of prepayment of outstanding loans may have an adverse impact on the value of our portfolio as well as our revenue and income.

The value of our loan portfolio may be affected by prepayment rates and a significant increase in the rate of prepayments could have an adverse impact on our operating results. Recently, SCP has experienced an increase in the rate of prepayments, an indication that banks may be more willing to lend as general economic conditions seem to be improving. Prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. We do not charge a penalty or premium if a loan is paid off before its maturity date. In periods of declining interest rates, prepayment rates on mortgage and other real estate-related loans generally increase. Repayment proceeds are either invested in new loans or used to pay down bank debt. If we cannot reinvest the proceeds of repayments quickly in new loans with interest rates comparable to the rates on the loans being repaid, our revenue and profits will decline. Although, we also receive origination fees for new loans, we cannot assure that these fees will offset any reduction in the interest rate on the new loan.

The lack of liquidity in our portfolio may adversely affect our business.

The illiquidity of our loan portfolio may make it difficult for us to sell such assets if the need or desire arises. As a result, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the outstanding loan balance.

The geographic concentration of our loan portfolio may make our revenues and the values of the mortgages and real estate securing our portfolio vulnerable to adverse changes in local or regional economic conditions.

Under our current business model, we have one asset class — mortgage loans that we originate, underwrite, fund, service and manage — and we have no current plans to diversify. Moreover, most of SCP’s loans — approximately 95.4% of the aggregate outstanding principal balance at June 30, 2016 — were secured by properties located in Connecticut. This lack of geographical diversification makes our mortgage portfolio more sensitive to local and regional economic conditions. A significant decline in the local or regional economy where the properties are located could result in a greater risk of default compared with the default rate for loans secured by properties in other geographic locations. This could result in a reduction of our revenues and provision for loan loss allowances, which might not be as acute if our loan portfolio were more geographically diverse. Therefore, our loan portfolio is subject to greater risk than other real estate finance companies that have a more diversified asset base and broader geographic footprint. To the extent that our portfolio is concentrated in one region and/or one type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our assets within a short time period, which may reduce our net income and the market price of our common shares.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our investments and harm our operations.

A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our assets and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. Thus, we believe the risks associated with our business will be more severe during periods of economic slowdown or recession because these periods are likely to be accompanied by declining real estate values. Declining real estate values are likely to have one or more of the following adverse consequences:

•	reduce the level of new mortgage and other real estate-related loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties;
•	make it more difficult for existing borrowers to remain current on their payment obligations; and
•	significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be below the amount of our loan.

Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate new loans, which would materially and adversely affect our results of operations, financial condition, liquidity and the market price of our common shares.

Our due diligence may not reveal all of a borrower’s liabilities and other risks.

Before making a loan to a borrower, we assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the loan. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, services provided by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that the borrower’s circumstances will not change after the loan is funded. In either case, this could adversely impact the performance of the loan and our operating results.

Our loans are typically made to entities to enable them to acquire, develop or renovate residential or commercial property, which may involve a greater risk of loss than loans to individual owners of residential real estate.

We make loans to corporations, partnerships, limited liability companies and individuals in connection with their acquisition, renovation, rehabilitation, development and/or improvement of residential or commercial real estate held for resale or investment. In many instances, the property is under-utilized, poorly managed, or located in a recovering neighborhood. Thus, these loans may have a higher degree of risk than loans to individual property owners with respect to their primary residence or to owners of commercial operating properties because of a variety of factors. For instance, our borrowers usually do not have the need to occupy the property, or an emotional attachment to the property as borrowers of owner-occupied residential properties may have, and therefore they don’t always have the same incentive to avoid foreclosure. Similarly, the properties we loan against may have little or no cash flow. If the neighborhood in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the property’s performance and/or the value of the property, the borrower may not receive a sufficient return on the property to satisfy the loan, and we bear the risk that we may not recover some or all of our principal. Finally, there are difficulties associated with collecting debts from entities that may be judgment proof. While we try to mitigate these risks in various ways, including by getting personal guarantees from the principals of the borrower, we cannot assure you that these lending and credit enhancement strategies will be successful.

Our inability to promptly foreclose on defaulted loans could increase our costs and/or losses.

While we have certain rights with respect to the real estate collateral underlying our loans, and rights against the borrower and guarantor(s), in the event of a default there are a variety of factors that may inhibit our ability to enforce our rights to collect the loan, whether through a non-payment action against the borrower, a foreclosure proceeding against the underlying property or a collection or enforcement proceeding against the guarantor. These factors include, without limitation, state foreclosure timelines and deferrals associated therewith (including with respect to litigation); unauthorized occupants living in the property; federal, state or local legislative action or initiatives designed to provide residential property owners with assistance in avoiding foreclosures and that serve to delay the foreclosure process; government programs that require specific procedures to be followed to explore the refinancing of a residential mortgage loan prior to the commencement of a foreclosure proceeding; and continued declines in real estate values and sustained high levels of unemployment that increase the number of foreclosures and place additional pressure on the already overburdened judicial and administrative systems. In short, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In addition, in the event of the bankruptcy of the borrower or guarantor, we may not have full recourse to the assets of the borrower, or the assets of the borrower or the guarantor may not be sufficient to satisfy the debt.

None of our loans are funded with interest reserves and our borrowers may be unable to pay the interest accruing on the loans when due, which could have a material adverse impact on our financial condition.

Our loans are not funded with an interest reserve. Thus, we rely on the borrowers to make interest payments as and when due from other sources of cash. Given the fact that many of the properties securing our loans are not income producing or even cash producing and most of the borrowers are entities with no assets other than the single property that is the subject of the loan, some of our borrowers have considerable difficulty servicing our loans and the risk of a non-payment of default is considerable. We depend on the borrower’s ability to refinance the loan at maturity or sell the property for repayment. If the borrower is unable to repay the loan, together with all the accrued interest, at maturity, our operating results and cash flows would be materially and adversely affected.

Interest rate fluctuations could reduce our ability to generate income and may cause losses.

Our primary interest rate exposure relates to the yield on our loan portfolio and the financing cost of our debt. Our operating results depend, in part, on differences between the interest income generated by our loan portfolio net of credit losses and our financing costs. This exposure is exacerbated by the fact that the interest rates on our loans are fixed throughout the term of the loan, which is generally three years, while the interest rate on our debt is variable and changes every time there is a change in the prime rate. Changes in interest rates will affect our revenue and net income in one or more of the following ways:

•	our operating expenses may increase;
•	our ability to originate loans may be adversely impacted;

•	to the extent we use our credit line or other forms of debt financing to originate loans, our borrowing costs would rise, reducing the “spread” between our cost of funds and the yield on our outstanding mortgage loans, which tend to be fixed rate obligations;
•	a rise in interest rates may discourage potential borrowers from refinancing existing loans or defer plans to renovate or improve their properties;
•	increase borrower default rates;
•	negatively impact property values making our existing loans riskier and new loans that we originate smaller;
•	rising interest rates could also result in reduced turnover of properties which may reduce the demand for new mortgage loans.

In December 2015, the United States Federal Reserve Board raised interest rates for the first time since the onset of the recession in 2008. The increase was 25 basis points or 0.25%. It also announced that it would continue to gradually increase interest rates until such time as it believes interest rates reach a level that it believes fosters maximum employment and price stability. As interest rates rise, we believe our investors will expect a concomitant increase in yield on their investment. If rates increase gradually, we believe we will be able to pass along these increases to our borrowers and thus satisfy the expectations of our investors. However, if rates increase rapidly or the periodic increases are significant, we may not be able to increase our lending rate quickly enough to satisfy the expectations of the investment community. This could lead to a decrease in the market price of our common shares.

Liability relating to environmental matters may adversely impact the value of properties securing our loans.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt instruments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our shareholders. If we acquire any properties by foreclosure or otherwise, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and the market price of our common shares.

Defaults on our loans may cause declines in revenues and net income. The impact of defaults may be exacerbated by the fact that we do not carry loan loss reserves.

Defaults by borrowers could result in one or more of the following adverse consequences:

•	a decrease in interest income, profitability and cash flow;
•	the establishment of or an increase in loan loss reserves;
•	write-offs and losses;
•	default under our credit facility; and
•	an increase in legal and enforcement costs, as we seek to protect our rights and recover the amounts owed.

As a result, we will have less cash available for paying our other operating expenses and for making distributions to our shareholders. This would have a material adverse effect on the market price of our common shares.

Based on experience and periodic evaluation of its loan portfolio, at each of June 30, 2016 and December 31, 2015, SCP did not have a loan loss reserve. A loss with respect to all or a portion of a loan in our portfolio in excess of our reserve will have an immediate and adverse impact on our net income. The valuation process of our loan portfolio requires us to make certain estimates and judgments, which are particularly difficult to determine during a period in which the availability of real estate credit is limited and real estate transactions have decreased. These estimates and judgments are based on a number of factors, including projected cash flows from the collateral securing our mortgage loans, if any, loan structure, including the availability of reserves and recourse guarantees, likelihood of repayment in full at the maturity of a loan, the relative strength or weakness of the refinancing market and expected market discount rates for varying property types. If our estimates and judgments are not correct, our results of operations and financial condition could be severely impacted.

Our revenues and the value of our portfolio may be negatively affected by casualty events occurring on properties securing our loans.

We require our borrowers to obtain, for our benefit, all risk property insurance covering the property and any improvements to the property collateralizing our loan in an amount intended to be sufficient to provide for the cost of replacement in the event of casualty. However, the amount of insurance coverage maintained for any property may not be sufficient to pay the full replacement cost following a casualty event. Furthermore, there are certain types of losses, such as those arising from earthquakes, floods, hurricanes and terrorist attacks, that may be uninsurable or that may not be economically feasible to insure. Changes in zoning, building codes and ordinances, environmental considerations and other factors may make it impossible for our borrowers to use insurance proceeds to replace damaged or destroyed improvements at a property. If any of these or similar events occur, the amount of coverage may not be sufficient to replace a damaged or destroyed property and/or to repay in full the amount due on loans collateralized by such property. As a result, our returns and the value of our investment may be reduced.

Borrower concentration could lead to significant losses, which could have a material adverse impact on our operating results and financial condition.

As of June 30, 2016, one borrower accounted for 5% of SCP’s loan portfolio. At December 31, 2015, two borrowers each accounted for more than 5% of SCP’s loan portfolio, one of whom was JJV. No other borrower or group of affiliated borrowers accounted for more than 5% of SCP’s loan portfolio at either of those dates. Concentration of loans to a limited number of borrowers or a group of affiliated borrowers poses a significant risk, as a default by a borrower on one loan or by one borrower in a group of affiliates is likely to result in a default by the borrower on other loans or by other borrowers in the group. We will attempt to mitigate this risk by adopting a policy that the total amount of loans outstanding to any single borrower or group of affiliated borrowers may not exceed more than 10% of our loan portfolio after taking into account the loan under consideration. In addition, we will also adopt a policy precluding loans to related parties unless such loans are on terms no less favorable to us than similar loans to unrelated third parties taking into account all of our underwriting criteria and that such loan has been approved by a majority of our independent directors.

Risks Related to Financing Transactions

Our existing credit line has numerous covenants with which we must comply. If we are unable to comply with these covenants, the outstanding amount of the loan could become due and payable and we may have to sell off a portion of our loan portfolio to pay off the debt.

The Bankwell Credit Line contains various covenants and restrictions that are typical for these kinds of credit facilities, including limiting the amount that we can borrow relative to the value of the underlying collateral, maintaining various financial ratios and limitations on the terms of loans we make to our customers. Under the terms of the Bankwell Credit Line, the amount outstanding at any one time may not exceed the lesser of (i) $15 million and (ii) our Eligible Note Receivables (as defined in the Line of Credit Agreement). In addition, each “Advance” is further limited to the lesser of (i) 50% – 75%, depending on the loan-to-value ratio, of the principal amount of the particular Eligible Note Receivable being funded and (ii) $250,000. As of June 30, 2016, we estimate that loans having an aggregate principal amount of approximately $     million,

representing approximately   % of SCP’s mortgage receivables as of that date, satisfied all of the eligibility criteria under the Bankwell Agreement. As of June 30, 2016, the total amount outstanding under the Bankwell Credit Line was $7.275 million leaving us with sufficient borrowing capacity to draw down the full amount of the credit line if we so choose. However, given the nature of our business, we cannot assure you that we will always be able to borrow the maximum allowed under the terms of the Bankwell Credit Line.

These limitations include the following:

•	prohibiting any liens on any of the collateral securing the Bankwell Credit Line, which is essentially all of our assets;
•	prohibiting us from merging, consolidating or disposing of any asset;
•	prohibiting us from incurring any other indebtedness to a third party;
•	prohibiting us from forming or transacting business with any subsidiary or affiliate other than to make loans to our borrowers;
•	prohibiting us from allowing any litigation in excess of $50,000 against any of our assets unless we are fully insured against such loss;
•	prohibiting us from issuing or redeeming any equity interest, distributing any equity interest, pay any indebtedness owed to an equity holder, suffer any change in ownership that would result in JJV, Jeffrey Villano and John Villano owning collectively less than 50% of the membership interests in SCP;
•	prohibiting us from declaring or paying any dividends except in certain limited circumstances;
•	prohibiting us from purchasing any securities issued by or otherwise invest in any public or private entity;
•	suffer any change in our executive management; and
•	change the form or nature of SCP’s or JJV’s ownership structure

Loan covenants include the following:

•	punctually pay amounts due;
•	pay on demand any charges customarily incurred or levied by Bankwell;
•	pay any and all taxes, assessments or other charges assessed against us or any of our assets;
•	pay all insurance premiums;
•	maintain our principal deposit and disbursement accounts with Bankwell;
•	perfect Bankwell’s lien on the assets;
•	comply with all applicable laws, ordinances, rules and regulations of any governmental authority; or
•	change the nature of our business.

Finally, we must comply with the following financial covenants:

•	continuously maintain a fixed charge ratio of at least 1.35:1.00 at the end of each fiscal year;
•	continuously maintain a tangible net worth of not less than $15 million at the end of each fiscal quarter;
•	John Villano’s minimal capital investment in SCP may not be less than $195,000;
•	Jeffrey Villano’s minimal capital investment in SCP, directly and indirectly through affiliates, may not be less than $1,750,000; and
•	JJV’s minimal capital investment in SCP may not be less than $575,000.

If we fail to meet or satisfy any of these covenants, we would be in default under our agreement with Bankwell, and Bankwell could elect to declare outstanding amounts due and payable, terminate its commitments to us, require us to post additional collateral and/or enforce their interests against existing collateral. Acceleration of our debt to Bankwell could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT, significantly reduce our liquidity or require us to sell our assets to repay amounts due and outstanding. This would significantly harm our business, financial condition, results of operations and ability to make distributions and could result in the foreclosure of our assets which secure our obligations, which could cause the value of our capital shares to decline. A default could also significantly limit our financing alternatives such that we would be unable to pursue our leverage strategy, which could adversely affect our returns.

If we default and Bankwell accelerates the loan we would have to repay the debt immediately from our working capital (i.e., proceeds from loan repayments), proceeds from the sale of all or a portion of our loan portfolio or debt or equity securities, or refinance with another lender. We cannot assure you that we would be able to replace the Bankwell Credit Line on similar terms or on any terms. If we have to sell a portion of our loan portfolio, the amount we realize may be less than the face amount of the loans sold, resulting in a loss. If we sell a portion of our portfolio or use proceeds from loan repayments to pay the Bankwell debt, our opportunities to grow our business will be negatively impacted.

Our access to financing may be limited and, thus, our ability to maximize our returns may be adversely affected.

Our ability to grow and compete may also depend on our ability to borrow money to leverage our loan portfolio and to build and manage the cost of expanding our infrastructure to manage and service a larger loan portfolio. The Bankwell Credit Agreement prohibits us from incurring any additional indebtedness without Bankwell’s consent. Even if Bankwell does consent, we cannot assure you that a subsequent financing source would agree to any conditions that Bankwell may impose and insist upon.

In general, the amount, type and cost of any financing that we obtain from another financial institution will have a direct impact on our revenue and expenses and, therefore, can positively or negatively affect our financial results. The percentage of leverage we employ will vary depending on our assessment of a variety of factors, which may include the anticipated liquidity and price volatility of our existing portfolio, the potential for losses and extension risk in our portfolio, the gap between the size and duration of our assets and liabilities, the availability and cost of financing, our opinion as to the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial mortgage markets, our outlook for the level, slope, and volatility of interest rates, the credit quality of our borrowers and the collateral underlying our assets.

Our access to financing will depend upon a number of factors, over which we have little or no control, including:

•	general market conditions;
•	the market’s view of the quality of our assets;
•	the market’s perception of our growth potential;
•	our eligibility to participate in and access capital from programs established by the governmental agencies;
•	our current and potential future earnings and cash distributions; and
•	the market price of our common shares.

Continuing weakness in the capital and credit markets could adversely affect our ability to secure financing on favorable terms or at all. In addition, if regulatory capital requirements imposed on lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell loans at an inopportune time or price.

We cannot assure you that we will always have access to structured financing arrangements when needed. If structured financing arrangements are not available to us we may have to rely on equity issuances, which may be dilutive to our shareholders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our lending activities and/or dispose of loans in our portfolio, which could negatively affect our results of operations.

We have no formal corporate policy and none of our governance documents limit our ability to borrow money. Our use of leverage may adversely affect the return on our assets and may reduce cash available for distribution to our shareholders, as well as increase losses when economic conditions are unfavorable.

Although our agreement with Bankwell restricts our ability to incur additional indebtedness, we do not have a formal corporate policy limiting the amount of debt we may incur and none of our governing documents contain any limitation on the amount of leverage we may use. Thus, we may significantly increase the amount of our indebtness and the leverage we utilize at any time without approval of our shareholders. In addition, we may leverage individual assets at substantially higher levels. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•	our cash flow from operations may be insufficient to make required payments of principal and interest on our outstanding indebtedness or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (iii) the loss of some or all of our assets pledged or liened to secure our indebtedness to foreclosure or sale;
•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that yields will increase with higher financing costs;
•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, shareholder distributions or other purposes; and
•	we may not able to refinance debt that matures prior to the asset it was used to finance on favorable terms, or at all.

Risks Related to REIT Status and Investment Company Act Exemption

We have no experience operating as a REIT or managing a portfolio of assets in the manner necessary to maintain an exemption under the Investment Company Act, which may hinder our ability to achieve our business objectives or result in the loss of our qualification as a REIT.

We have no experience converting to a REIT and none of our executive officers have any experience managing a loan portfolio under a set of complex laws, rules and regulations or operating a business in compliance with a set of technical limitations and restrictions as those applicable to REITS. Similarly, we have no experience operating under or avoiding being subject to the Investment Company Act. As a result, we are subject to all of the customary business risks and uncertainties associated with any new business, including the risk that we will not achieve our objectives and, as a result, the value of our common shares could decline substantially. The rules and regulations applicable to REITs under the Code are highly technical and complex and the failure to comply with these rules and regulations in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. In addition, we will be required to develop and implement or invest in substantial control systems and procedures in order for us to maintain our qualification as a public REIT. As a result, we cannot assure you that we will be able to successfully operate as a REIT or comply with rules and regulations applicable to REITs, which would substantially reduce our earnings and may reduce the market value of our common shares. In addition, in order to maintain our exemption from registration under the Investment Company Act, the assets in our portfolio will be subject to certain restrictions, which will limit our operations meaningfully.

Complying with REIT requirements may hinder our ability to maximize profits, which would reduce the amount of cash available to be distributed to our shareholders. This could have an adverse impact on the price of our shares.

In order to maintain our qualification as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning among other things, the composition of our assets, our sources of income, the amounts we distribute to our shareholders and the ownership of our capital shares. Specifically, we must ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of such issuer. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer, other than a qualified REIT security. If we fail to comply with these requirements, we must dispose of the portion of our assets in excess of such amounts within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. In such event, we may be forced to sell non-qualifying assets at less than their fair market value. As a result of these requirements, our operating costs may increase to ensure compliance. For example, as a REIT, we may depend to a much greater extent than we currently do on communications and information systems. We may have to upgrade our existing systems in order to monitor a larger portfolio of loans, to track our revenue to make sure we do not inadvertently fail the revenue requirements for a REIT and to make sure that we distribute the requisite amount of our income to shareholders. In addition, we expect our operating expenses to increase as a result of our conversion to a REIT, becoming a publicly-held reporting company and anticipated growth and we cannot assure you that we will be able to sustain our profitability at our historical levels. In addition, we may also be required to make distributions to shareholders at times when we do not have funds readily available for distribution or are otherwise not optional for us. Accordingly, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Our failure to qualify or to remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our shareholders.

We intend to operate in a manner that will enable us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year in which this offering is consummated. While we believe that we will qualify as a REIT after this offering is consummated, we have not requested and do not intend to request a ruling from the Internal Revenue Service (the “IRS”), that we do or will qualify as a REIT. The U.S. federal income tax laws and the Treasury Regulations promulgated thereunder governing REITs are complex. In addition, judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.

If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our shareholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our shareholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our taxable income to our shareholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.

REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.

In order to qualify as a REIT, we must distribute to our shareholders, each calendar year, at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we are subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to distribute our net income to our shareholders in a manner that will satisfy the REIT 90% distribution requirement and to avoid the 4% nondeductible excise tax.

Our taxable income may substantially exceed our net income as determined by U.S. GAAP and differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue interest and discount income on mortgage loans before we receive any payments of interest or principal on such assets. We may be required under the terms of the indebtedness that we incur, to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our shareholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, (iv) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash or (v) use cash reserves, in order to comply with the REIT distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common shares.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

As a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. In addition, in order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may create “taxable REIT subsidiaries” to hold some of our assets. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our shareholders.

Our qualification as a REIT may depend on the accuracy of legal opinions or advice rendered or given and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

In determining whether we qualify as a REIT, we may rely on opinions or advice of counsel as to whether certain types of assets that we hold or acquire are deemed REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

We may choose to make distributions in our common shares, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may distribute taxable dividends that are payable in cash and/or common shares at the election of each shareholder. Shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash portion of the dividend. Accordingly, shareholders receiving a distribution of shares may be required to sell those shares or may be required to sell other assets they own at a time that may be disadvantageous in order to satisfy any tax imposed on the distribution they receive from us. If a shareholder sells the common shares that he or she receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of a share of our common shares at the time of the sale. Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares, by withholding or disposing of some of the common shares in the distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our shareholders determine to sell their common shares in order to pay taxes owed on dividends, such sale may adversely impact the market price of our common shares.

Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our common shares.

Dividends payable by REITs are not eligible for the reduced rates generally applicable to dividends but are taxed at the same rate as ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends. This could have an adverse impact on the market price of our common shares.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT. In addition, we may be subject to a 100% tax on any gain realized from the sale of assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.

The ownership restrictions set forth in our certificate of incorporation, as amended, may not prevent five or fewer shareholders from owning 50% or more of our outstanding shares of capital shares causing us to lose our status as a REIT. This loss of status may inhibit market activity in our common shares and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year, and at least 100 persons must beneficially own shares of our capital stock during at least 335 days of a taxable year of 12 months, or during a proportionate portion of a shorter taxable year. To help insure that we meet the tests, our certificate of incorporation, as amended, restricts the acquisition and ownership of our capital shares. The ownership limitation is fixed at     % of our outstanding capital shares, by value or number of shares, whichever is more restrictive. Our founders and co-chief executive officers, Jeffrey C. Villano and John L. Villano, are exempt from this restriction. Immediately after this offering is consummated, Jeffrey C. Villano and John L. Villano will own     % and     %, respectively, of our outstanding common shares. In addition, our board of directors may grant such an exemption to such limitations in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limits could delay or prevent a transaction or a change in control of our company that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

The tax on prohibited transactions may limit our ability to engage in transactions that may be beneficial to us and/or our shareholders.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Although at the present time we have no plans to sell any of our loans, in the future we may need to sell all or a portion of our portfolio in order to raise funds, reduce our exposure to certain risks or for other reasons. In such event, in order to avoid the prohibited transactions tax, we may be required to structure the sales in ways that may be less beneficial than we would if we were not a REIT.

We may be subject to adverse legislative or regulatory tax changes that could adversely impact the market price of our common shares.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. We and our shareholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

We may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

As a REIT, we are required to distribute to our shareholders at least 90% of our taxable income each year. We intend to satisfy this requirement through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. Our ability to make distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. If we make distributions from the proceeds of this offering, which would generally be considered to be a return of capital for tax purposes, our future earnings and cash available for distribution may be reduced from what they otherwise would have been. All distributions will be made at the discretion of our board of directors and will depend on various factors, including our earnings, our financial condition, our liquidity, our debt covenants, maintenance of our REIT qualification, applicable provisions of the New York Business Corporation Law (the “BCL”), and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our shareholders:

•	how we deploy the net proceeds of this offering;
•	our ability to make loans at favorable interest rates;
•	expenses that reduce our cash flow;
•	defaults in our asset portfolio or decreases in the value of our portfolio; and
•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

A change in any of these factors could affect our ability to make distributions. As a result, we cannot assure you that we will be able to make distributions to our shareholders at any time in the future or that the level of any distributions we do make to our shareholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

In addition, distributions that we make to our shareholders will generally be taxable to our shareholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder’s investment in our common shares.

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

We intend to conduct our business in a manner that will qualify for the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act. The SEC generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). Any significant acquisition by us of non-real estate assets without the acquisition of substantial real estate assets could cause us to meet the definitions of an “investment company.” If we are deemed to be an investment company, we could be required to dispose of non-real estate assets or a portion thereof, potentially at a loss, in order to qualify for the 3(c)(5)(C) exception. We may also be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	restrictions on leverage or senior securities;
•	restrictions on unsecured borrowings;
•	prohibitions on transactions with affiliates;
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

Risks Related to Our Common Shares and This Offering

After this offering, management will continue to significantly influence and have effective control over all matters submitted to shareholders for approval and may act in a manner that conflicts with the interests of other shareholders.

Immediately after this offering is consummated, John L. Villano and Jeffrey C. Villano, our founders and co-chief executive officers, will beneficially own     % and     % of our common shares. Thus, Messrs. Villano will have effective control over all corporate actions, including the election of directors and all other matters requiring shareholder approval, whether pursuant to the BCL or our certificate of incorporation, as amended. This concentration of ownership, particularly in light of the ownership limitations imposed on other shareholders, could have an adverse impact on the market price of our common shares.

Our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, assessing the adequacy of the allowance for loan losses. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. For example, currently, we do not carry any loan loss reserves. However, a decline in economic condition could negatively impact the credit quality of our loan portfolio and require us to establish loan loss reserves, which could have an adverse impact on our net income. In addition, because we have limited operating history as a REIT and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities.

We will incur increased costs associated with, and our management will need to devote substantial time and effort to, compliance with public company reporting and other requirements.

We expect our operating expenses to increase significantly once this offering is completed. As a publicly-held reporting company and a REIT, we expect to incur significant legal, accounting and other expenses, such as exchange listing fees, filing, printing and mailing expenses, transfer agent fees, and others, that we did not incur as a private company. For example, we will be required to, among other things, file annual, quarterly and current reports with respect to our business and operating results. In addition, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NASDAQ Capital Market and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Furthermore, as a corporation we will incur various costs and expenses that SCP did not incur as a limited liability company, such as director fees, directors’ and officers’ insurance and state and local franchise taxes. In addition, in lieu of paying a management fees to our manager, JJV, we will incur significant compensation and other employee-related costs for services rendered by our senior executive officers. Finally, certain operating expenses that were paid by JJV, such as rent, will be paid by us directly.

After this offering is consummated, our management and other personnel will have to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations are likely to cause our operating costs and expenses to increase and will make certain activities more time-consuming and costly. We may need to hire additional accounting and finance personnel with appropriate public company experience and technical accounting knowledge, and it may be difficult to recruit and maintain such personnel. We cannot yet predict or estimate the costs we may incur in the future with respect to these compliance initiatives or the timing of such costs. In addition, these rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

There has never been, and there may never be, an active and orderly trading market for our common shares.

On or about the effective date of the registration statement of which this prospectus is a part, our common shares will begin to trade on the NASDAQ Capital Market. This will be the first time investors can buy and sell our common shares on either a stock exchange or through an over-the-counter electronic quotation system. Nevertheless, an active trading market for our common shares may never develop or be sustained. As a result, investors in our common shares must be able to bear the economic risk of holding those shares for an indefinite period of time. In addition, we cannot assure that we will, in the future, continue to meet the listing standards of the NASDAQ Capital Market or those of any other national securities exchange, in which case our common shares may be “delisted.” In that event, our common shares will be quoted on an-over-the-counter quotation system. In those venues, you may find it difficult to obtain accurate quotations as to the market value of your common shares and it may be difficult to find buyers to purchase your common shares and relatively few market makers to support its price. As a result of these and other factors, you may be unable to resell your common shares at or above the price for which you purchased them, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using our common shares as consideration.

The price for our common shares may be influenced by numerous factors, many of which are beyond our control, resulting in extreme volatility.

The trading price of our common shares is likely to be highly volatile, and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•	our operating results and financial condition;
•	additions or departures of key personnel;
•	changes in laws or regulations applicable to our business;
•	our dependence on third parties;
•	failure to meet or exceed any financial guidance or expectations that we may provide to the public;
•	actual or anticipated variations in quarterly operating results;
•	failure to meet or exceed the estimates and projections of the investment community;
•	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;
•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
•	our ability to maintain an adequate rate of growth and manage such growth;
•	issuances of debt or equity securities;
•	sales of our common shares by our shareholders in the future, or the perception that such sales could occur;
•	trading volume of our common shares;
•	ineffectiveness of our internal control over financial reporting or disclosure controls and procedures;
•	national, regional and/or local political and economic conditions;
•	effects of natural or man-made catastrophic events; and
•	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the stocks of real estate related companies, including REITs in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common shares, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our common shares.

FINRA sales practice requirements may limit your ability to buy and sell our common shares.

The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. Because these FINRA requirements are applicable to our common shares, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common shares, which may limit the ability of our shareholders to buy and sell our common shares and could have an adverse effect on the market for and price of our common shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

Any trading market for our common shares that may develop will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of us, the trading price for our common shares could be negatively affected. If securities or industry analysts initiate coverage, and one or more of those analysts downgrade our common shares or publish inaccurate or unfavorable research about our business, the price of our common shares would likely decline. If one or more of these analysts cease to cover us or fail to publish reports on us regularly, demand for our common shares could decrease, which might cause a decline in the price and trading volume of our common shares.

We have a substantial number of shares of authorized but unissued capital stock, and if we issue additional shares of our capital stock in the future, our existing shareholders will be diluted.

Our certificate of incorporation, as amended, authorizes the issuance of up to 50,000,000 common shares and up to 5,000,000 preferred shares with the rights, preferences and privileges that our board of directors may determine from time to time. Immediately after the consummation of this offering, we will have no preferred shares outstanding and      common shares issued and outstanding, which represents     % of our total authorized common shares. In addition to capital raising activities, which we expect to continue to pursue in order to raise the funding we will need in order to continue our operations, other possible business and financial uses for our authorized capital stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of our capital stock, issuing shares of our capital stock to partners or other collaborators in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our equity compensation plans, or other transactions and corporate purposes that our board of directors deems are in our best interests. Additionally, shares of our capital stock could be used for anti-takeover purposes or to delay or prevent changes in control to our management. Any future issuances of shares of our capital stock may not be made on favorable terms or at all, they may not enhance shareholder value, they may have rights, preferences and privileges that are superior to those of our common shares, and they may have an adverse effect on our business or the trading price of our common shares. The issuance of any additional common shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding common shares. Additionally, any such issuance will reduce the proportionate ownership and voting power of all of our current shareholders.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the pro forma net tangible book value per share of our outstanding common shares. As a result, based upon the assumptions set forth in “Dilution,” investors purchasing common shares in this offering will incur immediate dilution of $      per share, based on the public offering price of $     per common share. See “Dilution” for a more complete description of how the value of your investment in our common shares will be diluted upon the completion of this offering.

We have not determined a specific use for a portion of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree.

While we currently intend to use the net proceeds received from this offering primarily to fund new loans, our management will have considerable discretion in the application of the proceeds received in connection with this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our common shares. The net proceeds from this offering may also be placed in investments that do not produce income or lose value.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and may remain an emerging growth company for up to five years. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•	reduced disclosure obligations regarding executive compensation; and
•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have not included all of the executive compensation related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to avail ourselves of the extended transition period for adopting new or revised accounting standards available to emerging growth companies under the JOBS Act and will, therefore, not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies, which could make our common stock less attractive to investors.

The JOBS Act provides that an emerging growth company can take advantage of exemption from various reporting requirements applicable to other public companies and an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We intend to avail ourselves of these exemptions and the extended transition periods for adopting new or revised accounting standards and therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. We intend to avail ourselves of these options. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company. We cannot predict whether investors will find our stock less attractive as a result of this election. If some investors find our common stock less attractive as a result of this election, there may be a less active trading market for our common stock and our stock price may be more volatile.

As a publicly-held, reporting company, we expect to incur significantly increased costs and that management will have had to devote substantial time to reporting and other compliance matters. We expect these costs and expenses to further increase after we are no longer an “emerging growth company.”

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, we will be required to furnish a report by our management on our internal control over financial reporting with our second annual report to be filed with the SEC in 2016. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Risks Related to Our Organization and Structure

Certain provisions of New York law could inhibit changes in control.

Various provisions of the BCL may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then-prevailing market price of our common shares. For example, we are subject to the “business combination” provisions of the BCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested shareholder” (defined generally as any person who beneficially owns 20% or more of our then outstanding voting capital shares or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder. After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of directors and approved by the affirmative vote of a majority of the votes entitled to be cast by holders of our voting capital shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder. These provisions do not apply if holders of our common shares receive a minimum price, as defined under New York law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its common shares. They also do not apply to business combinations that are approved or exempted by a board of directors prior to the time that the interested shareholder becomes an interested shareholder.

Our authorized but unissued common and preferred shares may prevent a change in our control.

Our certificate of incorporation, as amended, authorizes us to issue additional authorized but unissued common or preferred shares. After this offering is completed, we will have      authorized but unissued common shares (     if the over-allotment option is exercised in full) and 5,000,000 authorized but unissued preferred shares, all of which are available for issuance at the discretion of our board of directors. As a result, our board of directors may establish a series of common or preferred shares that could delay or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Our rights and the rights of our shareholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our certificate of incorporation, as amended, limits the liability of our present and former directors to us and our shareholders for money damages to any breach of duty in such capacity, if a judgment or other final adjudication adverse to a present or former officer or director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the BCL. Section 719 of the BCL limits director liability to the following four instances:

•	declarations of dividends in violation of the BCL;
•	a purchase or redemption by a corporation of its own shares in violation of the BCL;
•	distributions of assets to shareholders following dissolution of the corporation without paying or providing for all known liabilities; and
•	making any loans to directors in violation of the BCL.

Our certificate of incorporation, as amended, and bylaws authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by the BCL. In addition, we may be obligated to pay or reimburse the defense costs incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification.

Our bylaws contain provisions that make removal of our directors difficult, which could make it difficult for our shareholders to effect changes to our management.

Our bylaws provide that a director may be removed by either the board of directors or by shareholders for cause. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum, unless the vacancy occurred as a result of shareholder action, in which case the vacancy must be filled by a vote of shareholders at a special meeting of shareholders duly called for that purpose. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our shareholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements after the date of this prospectus to confirm these statements in relationship to actual results or revised expectations.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

USE OF PROCEEDS

We estimate that the net proceeds from the issuance and sale of our common shares in this offering, assuming the shares are sold at the midpoint of the range, will be approximately $     (or approximately $     if the representative exercises its over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purpose of this offering is to raise additional funds so we can increase our loan portfolio. As a real estate finance company whose primary source of income is interest generated from our loan portfolio, the only way for us to increase our revenue is to increase the size of our loan portfolio.

The table below sets forth our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions.

	Amount	Percentage
Funding loans
Capital expenditures
Working capital and general corporate purposes

Funding loans.  Approximately $     of the net proceeds of this offering will be used to fund new loans and grow our loan portfolio.

Capital expenditures.  In order to accommodate the growth in our business as a result of the successful completion of this offering as well as to comply with the various reporting and other requirements applicable to REITs and publicly held reporting requirements, we will need to implement and upgrade various systems including     . We estimate the cost of this implementation and upgrade to be $     over the next 12 months.

Working capital.  As a result of our conversion to REIT status and the consummation of this offering we expect that our general and administrative expenses, such as compensation and other employee-related expenses, insurance, rent, legal and accounting, will increase on account of our various reporting and compliance obligations and our expanded operations.

We may also use the net proceeds to pay down, on a temporary basis, the outstanding balance on the Bankwell Credit Line.

Pending the application of any portion of the net proceeds, we may invest such funds in interest bearing accounts and short-term, interest bearing securities that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act. These investments are expected to provide lower returns than those we will seek to achieve from our loan portfolio.

DIVIDENDS AND DISTRIBUTION POLICY

The holders of our common shares are entitled to receive dividends as may be declared from time to time by our board of directors. Payments of future dividends are within the discretion of our board of directors and depend on, among other factors, our retained earnings, capital requirements, operations and financial condition.

As a newly formed corporation, we have no dividend payment history. However, as a limited liability company, we distributed approximately 90% of our net profits each year to our members. In addition, as a REIT, we will be required, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, to declare a dividend to our shareholders to distribute such accumulated earnings and profits (a “Purging Distribution”). As of June 30, 2016, we did not have any accumulated earnings and profits attributable to a non-REIT year. Accordingly, we are not required to make a Purging Distribution.

From and after the effective date of our REIT election, we intend to pay regular quarterly distributions to holders of our common shares in an amount not less than 90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gains). U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We intend to make distributions to our shareholders to comply with the REIT requirements of the Code.

DILUTION

If you invest in our common shares in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share and the pro forma, as adjusted net tangible book value per share after giving effect to this offering. The pro forma data gives effect to the following as if they occurred on January 1, 2016: (i) the issuance of 8,533,237 common shares, prior to the consummation of this offering, including 6,283,237 common shares that will be issued to SCP in exchange for all of the assets and liabilities of SCP pursuant to the Exchange Agreement; (ii) the elimination of the management fees payable to JJV in its capacity as the manager of SCP; (iii) the direct payment of salaries and other forms of compensation to John Villano and Jeffrey Villano; (iv) the direct payment of origination fees to us rather than to JJV; and (v) normalizing various other operating expenses, such as rent. Pro forma, as adjusted net tangible book value gives effect to the foregoing pro forma adjustments as well as to the sale of      common shares at the initial public offering price of $     per share and the receipt by us of approximately $     of net proceeds therefrom. Our pro forma net tangible book value at June 30, 2016 was $     million, or $     per pro forma share outstanding. After giving effect to the sale of      shares in this offering at an assumed initial offering price of $     per share, and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at June 30, 2016 would have been approximately $    , or $     per share. This represents an immediate increase in net tangible book value of approximately $     per share to our existing shareholders, and an immediate dilution of $     per share to investors purchasing common shares in this offering.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common shares in this offering and the net tangible book value per share of our common shares immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Public offering price per share		$
Pro forma net tangible book value per share outstanding as at June 30, 2016	$
Increase in historical and pro forma net tangible book value per share outstanding attributable to new investors
Pro forma as adjusted net tangible book value per share outstanding after this offering
Dilution per share to new investors

The information above assumes the representative does not exercise the over-allotment option. If the representative exercises the over-allotment option in full, our pro forma, as adjusted tangible net book value at June 30, 2016 would have been $    , reflecting an immediate dilution of $     per share to investors purchasing common shares in this offering.

The following table summarizes, as of June 30, 2016, differences between our existing shareholders and investors who purchased common shares in this offering with respect to the number of shares purchased, the total consideration paid and the average price per share paid.

	Shares Purchased			Total Consideration		Average Price Per Share
	Number	Percent		Amount	Percent
Founders, executive officers and directors			%	$	%	$
Other existing shareholders(1)				$		$
New investors(2)		0		$		$
Total		100.0%		$	100.0%

(1)	Does not include any shares underlying unexercised warrants and options.
(2)	Based on an assumed initial public offering price of $ per share.

The information above assumes the representative does not exercise its overallotment option. If the representative exercises its over-allotment option in full, the investors in this offering will purchase      common shares for an aggregate gross purchase price of $     million ($     after deducting underwriting discounts and commissions and other estimated offering expenses payable by us), representing approximately     % of the total consideration for % of the total number of issued outstanding common shares and the dilution to new investors will be $     per share, or     %.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2016:

•	on an actual basis;
•	on a pro forma basis to give effect to the following as if they occurred on January 1, 2016: (i) the issuance of 8,533,237 common shares prior to the consummation of this offering, including 6,283,237 common shares that will be issued to SCP pursuant to the Exchange Agreement in exchange for all of the assets and liabilities of SCP; (ii) the elimination of the management fees payable to JJV in its capacity as the manager of SCP; (iii) the direct payment of salaries and other forms of compensation to John Villano and Jeffrey Villano; (iv) the direct payment of origination fees to us rather than to JJV; and (v) normalizing various other operating expenses, such as rent; and
•	on a pro forma, as adjusted, basis giving effect to the foregoing pro forma adjustments as well as issuance and sale of common at an initial public offering price of $ per share and the receipt of $ of net proceeds therefrom after deducting the estimated underwriting commissions and discounts and other offering expenses, as set forth in this prospectus.

You should read this table together with the information contained in this prospectus, including “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes included elsewhere in this prospectus.

	As at June 30, 2016
	(Actual)	(Pro Forma)	(Pro Forma, As Adjusted)
Line of credit	$7,275,000	$7,275,000	$
Members’ equity	26,055,092	—
Shareholders’ equity:
Preferred shares, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding	$—	$—	$
Common shares, $0.001 par value, 50,000,000 shares authorized; 8,533,237 shares issued and outstanding pro forma and shares issued and outstanding, pro forma, as adjusted	—	8,533
Additional paid in capital	—	25,752,883
Retained earnings	—	—
Total shareholders’ equity	—	25,761,416
Total capitalization	$33,330,092	$33,036,416	$

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and notes thereto contained elsewhere in this prospectus. This discussion contains forward-looking statements based on current expectations that involve risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements.

Overview

We are a Connecticut-based real estate finance company that specializes in originating, underwriting, funding, servicing and managing a portfolio of short-term (i.e., three years or less) loans secured by first mortgage liens on real property located primarily in Connecticut. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty is typically collaterally secured by a pledge of the guarantor’s interest in the borrower. Our typical borrower is a small real estate investor who will use the proceeds to fund its acquisition, renovation, rehabilitation, development and/or improvement of residential or commercial properties located primarily in Connecticut held for investment or sale. The property may or may not be income producing. We do not lend to owner-occupants. Our loans are referred to in the real estate finance industry as “hard money loans.”

We believe that upon completion of this offering we will meet all of the requirements to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and we intend to elect to be taxed as a REIT beginning with the year in which this offering is consummated.

Since commencing operations in 2010, SCP has made over 365 loans, not including renewals or extensions of existing loans. At June 30, 2016, (i) SCP’s loan portfolio included 193 loans with an aggregate loan amount of approximately $30.4 million with the principal amount of individual loans ranging from $20,000 to $1.7 million, (ii) the average original principal amount of the loans in the portfolio was $162,124 and the median loan amount was $110,000 and (iii) over 85% of the loans had a principal amount of $250,000 or less. At December 31, 2015, SCP’s loan portfolio included 185 loans with an aggregate loan amount of approximately $27.5 million and with the principal amount of individual loans ranging from $20,000 to $1.7 million, (ii) the average original principal amount of the loans in the portfolio was $147,000 and the median loan amount was $113,700 and (iii) over 62% of the loans had a principal amount of $250,000 or less. At June 30, 2016 and December 31, 2015 unfunded commitments for future advances under construction loans totaled $950,658 and $1,264,512, respectively. Similarly, SCP’s revenues and net income have been growing. For the six months ended June 30, 2016 revenues and net income were approximately $2.0 million and $1.6 million, respectively. For the years ended December 31, 2015 and 2014 revenues were $2.8 million and $1.6 million, respectively, and net income was $2.3 million and $1.5 million, respectively. While we cannot assure that we will be able to sustain these growth rates indefinitely, we do believe the business will continue to grow over the next few years. We expect most of the growth will be attributable to our further expansion into the Connecticut real estate market and our expansion throughout New England and into various Mid-Atlantic states, particularly portions of New York and New Jersey.

Our loans typically have a maximum initial term of three years and bear interest at a fixed rate of 9% to 12% per year and a default rate for non-payment of 18%. In addition, we usually receive origination fees, or “points,” ranging from 2% to 5% of the original principal amount of the loan as well as other fees relating to underwriting, funding and managing the loan. When we renew or extend a loan we generally receive additional “points” and other fees. Interest is always payable monthly in arrears. As a matter of policy, we do not make any loans if the loan-to value ratio exceeds 65%. In the case of construction loans, the loan-to-value ratio is based on the post-construction value of the property. In the case of loans having a principal amount in excess of $500,000, we require a formal appraisal by a licensed appraiser. In the case of smaller loans, we rely on readily available market data, including tax assessment rolls, recent sales transactions and brokers to evaluate the strength of the collateral. Finally, we will adopt a policy, to take effect at the time this offering becomes effective, that will limit the maximum amount of any loan we fund to a single borrower or a group of affiliated borrowers to 10% of the aggregate amount of our loan portfolio after taking into account the loan under consideration.

As a “hard money” real estate lender, our revenue consists primarily of interest earned on our loan portfolio and our net income is basically the spread between the interest we earn and our cost of funds. Since our capital structure is more heavily weighted to equity rather than debt (approximately 78.2% vs 21.8% of our total capitalization at June 30, 2016) our cost of funds is relatively low (6.50%.) As of June 30, 2016, the annual yield on SCP’s loan portfolio was 11.9% per annum. The yield has been increasing steadily over the past few years as older loans with lower interest rates come due and are either being repaid or refinanced at higher rates. Cost of capital is 0% for equity and 6.5% for debt as of June 30, 2016, providing a spread of 11.9% to 5.4% our blended cost of capital as of June 30, 2016. The yield reflected above does not include other amounts collected from borrowers and retained by SCP such as origination fees and late payment fees. While we expect interest rates to increase in the near term, we believe we will be able to match these increases by increasing our rates on new loans. In order to grow our business, we will have to increase our loan portfolio and that will require additional capital, including the proceeds from this offering. We may also incur additional debt. We have not adopted any policy that limits the amount of debt we may incur. Thus, our operating income in the future will depend on how much debt we incur and the spread between our cost of funds and the yield on our loan portfolio. If interest rates increase as expected, we do not believe this will have a material adverse impact on our business as we believe we will be able to increase the rates on our loans to offset the increase in our cost of funds and to satisfy investor demand for yield. However, if interest rates rise quickly, we may not be able to match the increases to our borrowing costs with increases in our loans at the same pace, which could adversely impact our income. In addition, rapidly rising interest rates could have an unsettling effect on real estate values, which could compromise some of our collateral.

Our primary objective is to grow our loan portfolio while protecting and preserving capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term principally through dividends. We intend to achieve this objective by continuing to focus on selectively originating, managing and servicing a portfolio of first mortgage real estate loans and carefully manage our loan portfolio in a manner designed to generate attractive risk-adjusted returns across a variety of market conditions and economic cycles. We believe that the demand for commercial real estate loans that have a principal amount of less than $500,000, in Connecticut and neighboring states is significant and growing and that traditional lenders, including banks and other financial institutions that usually serve this market are unable to satisfy this demand. This demand/supply imbalance has created an opportunity for “hard money” real estate lenders like us to selectively originate high-quality first mortgage loans on attractive terms and these conditions should persist for a number of years.

We have built our business on a foundation of intimate knowledge of the Connecticut real estate market, our ability to respond quickly to customer needs and demands and a disciplined underwriting and due diligence culture that focuses primarily on the value of the underlying collateral and that is designed to protect and preserve capital. We believe that our flexibility in terms of meeting the needs of borrowers without compromising our standards on credit risk, our expertise, our intimate knowledge of the real estate market in Connecticut and the surrounding states and our focus on newly originated first mortgage loans has defined our success until now and should enable us to continue to achieve our objectives.

Our principal executive officers are experienced in hard money lending under various economic and market conditions. Our founders and co-chief executive officers, Jeffrey C. Villano and John L. Villano, spend a significant portion of their time on business development as well as on underwriting, structuring and servicing each loan in our portfolio. A principal source of new transactions has been repeat business from existing and former customers and their referral of new business. We also receive leads for new business from banks, brokers, attorneys and web-based advertising. We rely on our own employees, independent legal counsel, and other independent professionals to verify title and ownership, to file liens and to consummate the transactions.

Sources of Capital

We use a combination of equity capital and the proceeds of debt financing to fund our operations. We do not have any formal policy limiting the amount of debt we may incur. However, under the terms of the Bankwell Credit Agreement, we may not incur any additional indebtedness without Bankwell’s consent. Depending on various factors we may, in the future, decide to take on additional debt to expand our mortgage loan origination activities in order to increase the potential returns to our shareholders. Although we have no pre-set guidelines in terms of leverage ratio, the amount of leverage we will deploy will depend on our assessment of a variety of factors, which may include the liquidity of the real estate market in which most of our collateral is located, employment rates, general economic conditions, the cost of funds relative to the yield curve, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, our opinion regarding the creditworthiness of our borrowers, the value of the collateral underlying our portfolio, and our outlook for interest rates and property values. At June 30, 2016, debt proceeds represented 21.8% of our total capital. However, in order to grow the business and satisfy the requirement to pay out 90% of net profits, we expect to increase our level of debt over time to approximately 50% of capital. We intend to use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates.

SCP commenced operations in December 2010 with no capital. By January 2011, it had raised $443,000 of initial capital, of which $70,000 was contributed by an affiliate of Jeffrey Villano. At June 30, 2016, members’ equity was $26.1 million. Through June 30, 2016, JJV, LLC (“JJV”), the managing member of SCP, whose principals are Jeffrey Villano and John Villano, Sachem Capital’s co-chief executive officers, total capital contribution to SCP was an aggregate of $794,000. In addition, the Villano brothers, individually and through affiliates, contributed a total of an additional $1,926,000 of capital to SCP. JJV’s initial capital contribution of $35,000 was made in August 2011. The principal purpose of this offering is to raise additional equity capital to expand our real estate lending business.

Another source of capital for us is our $15.0 million Bankwell Credit Line. Borrowings under the Bankwell Credit Line bear interest at a rate equal to the greater of (i) a variable rate equal to the sum of the prime rate of interest as in effect from time to time (3.50% as of October 1, 2016) plus 3.0% or (ii) 6.25% per annum. The Bankwell Credit Line expires and the outstanding indebtedness thereunder will become due and payable in full on March 15, 2018. Assuming we are not then in default under the terms of the Bankwell Credit Agreement, we have the option to repay the outstanding balance, together with all accrued interest thereon in 36 equal monthly installments beginning April 15, 2019. The Bankwell Credit Line is secured by assignment of mortgages and other collateral and is jointly and severally guaranteed by JJV, Jeffrey C. Villano and John L. Villano, our founders and co-chief executive officers. However, each of their respective liability under the guaranty is capped at $1 million.

The basic eligibility requirements for an advance under the Bankwell Credit Line are as follows:

•	the initial term of the note may not exceed 36 months and the original maturity date may not be extended for more than 36 months;
•	the collateral securing the mortgage may not be the borrower’s primary residence;
•	mortgage loans to any single borrower or to multiple borrowers that have the same guarantor cannot exceed $450,000 in the aggregate;
•	minimum credit scores for the borrower and guarantors of loans in excess of $100,000 of (i) 625 for loans with a loan-to-value ratio of 50% or less or (ii) 660 for loans with a loan-to-value ratio of more than 50% but less than 75%;
•	maximum amount of any advance against an eligible note receivable is $250,000;
•	payments on the underlying loan may not be more than 60 days past due; and
•	receipt of certain information relating to the property including an appraisal (if the amount of the underlying loan exceeds $325,000) or other relevant data regarding value (if the amount of the underlying loan is less than $325,000).

The Bankwell Credit Line contains various covenants and restrictions that are typical for these kinds of credit facilities, including limiting the amount that we can borrow relative to the value of the underlying collateral, maintaining various financial ratios and limitations on the terms of loans we make to our customers. Under the terms of the Bankwell Credit Line, the amount outstanding at any one time may not exceed the lesser of (i) $15.0 million and (ii) our Eligible Note Receivables (as defined in the Bankwell Credit Agreement). In addition, each “Advance” is further limited to the lesser of (i) 50%-75%, depending on the loan-to-value ratio, of the principal amount of the particular Eligible Note Receivable being funded and (ii) $250,000. As of June 30, 2016, we estimate that loans having an aggregate principal amount of $25.3 million, representing approximately 87% of SCP’s mortgage receivables, satisfied all of the eligibility requirements set forth in the Bankwell Agreement. As of June 30, 2016, the total amount outstanding under the Bankwell Credit Line was $7.275 million leaving us with sufficient borrowing capacity to draw the entire $15 million facility if we so choose. Given the nature of our business, we cannot assure you that we will always be able to borrow the maximum allowed under the terms of the Bankwell Credit Line.

In addition, the Bankwell Credit Line includes the following restrictions, limitations and prohibitions:

•	prohibiting any liens on any of the collateral securing the Bankwell Credit Line, which is essentially all of our assets;
•	prohibiting us from merging, consolidating or disposing of any asset;
•	prohibiting us from incurring any other indebtedness to a third party;
•	prohibiting us from forming or transacting business with any subsidiary or affiliate other than to make loans to our borrowers;
•	prohibiting us from allowing any litigation in excess of $50,000 against any of our assets unless we are fully insured against such loss;
•	prohibiting us from issuing or redeeming any equity interest, distributing any equity interest, pay any indebtedness owed to an equity holder, suffer any change in ownership that would result in JJV, Jeffrey Villano and John Villano collectively owning less than 50% of the membership interests in SCP;
•	prohibiting us from declaring or paying any dividends except in certain limited circumstances;
•	prohibiting us from purchasing any securities issued by or otherwise invest in any public or private entity;
•	suffer any change in our executive management; and
•	change the form or nature of SCP’s or JJV’s ownership structure

Loan covenants include the following:

•	punctually pay amounts due;
•	pay on demand any charges customarily incurred or levied by Bankwell;
•	pay any and all taxes, assessments or other charges assessed against us or any of our assets;
•	pay all insurance premiums;
•	maintain our principal deposit and disbursement accounts with Bankwell;
•	perfect Bankwell’s lien on the assets;
•	comply with all applicable laws, ordinances, rules and regulations of any governmental authority; or
•	change the nature of our business.

Finally, we must comply with the following financial covenants:

•	continuously maintain a fixed charge ratio of at least 1.35:1.00 at the end of each fiscal year;
•	continuously maintain a tangible net worth of not less than $15 million at the end of each fiscal quarter;
•	John Villano’s minimal capital investment in SCP may not be less than $195,000;
•	Jeffrey Villano’s minimal capital investment in SCP, directly and indirectly through affiliates, may not be less than $1,750,000; and

•	JJV’s minimal capital investment in SCP may not be less than $575,000.

The term fixed charge ratio means, with respect to each fiscal year, the ratio of (A) the sum of (i) EBITDA (i.e., net income before provision for payment of interest, federal income taxes plus depreciation and amortization, as determined under GAAP) and (ii) capital contributions minus the sum of (iii) income taxes paid in cash, (iv) unfinanced capital expenditures and (v) dividends, distributions and draws paid to members to (B) the sum of (i) interest expense accrued for such period and paid in cash at any time by the borrower and the current portion of long term indebtedness (including capital leases) paid. The term tangible net worth mean the borrower’s net worth less the total of all assets that are classified as “intangible” under GAAP.

Corporate Reorganization and REIT Qualification

Prior to consummating this offering we will change our entity status from a limited liability company to a C corporation. To effect this change, we have entered into an Exchange Agreement with SCP pursuant to which SCP will transfer all of its assets and liabilities to us in exchange for 6,283,237 of its common shares and the assumption of SCP’s obligations under the Bankwell Credit Line. SCP will then distribute the common shares to its members, pro rata in accordance with their capital account balances in full liquidation of their membership interests. We expect to consummate the exchange on or prior to the date of this prospectus.

Immediately thereafter, SCP will distribute those shares to its members in full liquidation of their membership interests in SCP, pro rata in accordance with the members’ positive capital account balances.

For accounting purposes, the consummation of the exchange transaction will be treated as a recapitalization of SCP.

The pre-offering capitalization of Sachem Capital was based on discussions with the representative and took into account (i) SCP’s historical financial performance, including revenues, net profits, cash flow from operations and distributions to members, (ii) our prospects (taking into account, among other things, any anticipated changes as a result of the change in SCP’s status from an LLC to a regular C corporation and our operation as a REIT for income tax purposes) and (iii) the market value of comparable public companies. The parties agreed to value Sachem Capital at an amount equal to approximately 164% of SCP’s members’ equity at June 30, 2016, which was then divided by the proposed initial public offering price to arrive at the pre-offering capitalization of Sachem Capital. A portion of these shares were allocated to the founders of Sachem Capital and the balance to the members of SCP Capital. The result is that each member of SCP is expected to receive Sachem Capital common shares having a value of approximately $1.206 for each $1.00 in its capital account.

JJV, whose members include various members of the Villano family, in the liquidation of SCP will receive        common shares, or approximately   % of the common shares to be issued in the exchange. In addition, the Villano brothers, individually and through their affiliates, will receive an additional        common shares, or   % of the common shares issued in the exchange. In addition, Jeffrey Villano and John Villano, were each issued 1,085,000 common shares of Sachem Capital upon its formation. Accordingly, after giving effect to the exchange but immediately prior to this offering, in total, Jeffrey and John Villano, collectively, will beneficially own         common shares (or   %) of Sachem Capital’s common shares.

We believe that upon completion of this offering we will meet all of the requirements to qualify as a REIT for federal income tax purposes and intend to elect to be taxed as a REIT beginning with our tax year in which this offering is consummated or as soon as practicable thereafter. As a REIT, we are entitled to claim deductions for distributions of taxable income to our shareholders thereby eliminating any corporate tax on such taxable income. Any taxable income not distributed to shareholders is subject to tax at the regular corporate tax rates and may also be subject to a 4% exercise tax to the extent it exceeds 10% of our total taxable income. In order to maintain our qualification as a REIT, we are required to distribute each year at least 90% of our taxable income. As a REIT, we may also be subject to federal excise taxes and state taxes.

We expect our operating expenses to increase significantly once this offering is completed. The additional operating expenses are attributable to a number of factors including our conversion from a limited liability company to a regular C corporation, operating as a REIT, our status as a publicly-held reporting company and growth in our operations. As a corporation we will incur various costs and expenses that we did not have as a limited liability company, such as director fees, directors’ and officers’ insurance and state and local franchise taxes. In addition, in lieu of paying a management fees to our manager, JJV, we will incur significant compensation and other employee-related costs for services rendered by our senior executive officers. Moreover, because of various laws, rules and regulations that prohibit or severely limit our ability to enter into agreements with related parties, certain operating expenses, such as rent, will increase as well. Finally, we anticipate increases in professional fees, filing fees, printing and mailing costs, exchange listing fees, transfer agent fees and other miscellaneous costs related to our compliance with various laws, rules and regulations applicable to REITs and a publicly-held reporting company. For example, we will be required to, among other things, file annual, quarterly and current reports with respect to our business and operating results. Also, as a public reporting company, we must establish and maintain effective disclosure and financial controls. As a result, we may need to hire additional accounting and finance personnel with appropriate public company experience and technical accounting knowledge, which will also increase our operating expenses.

Emerging Growth Company Status

We are an “emerging growth company”, as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company we can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of these options. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company.

We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of this offering; (ii) the first fiscal year after our annual gross revenue are $1.0 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If, as a result of our decision to reduce future disclosure, investors find our common shares less attractive, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

Critical Accounting Policies and Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We base our use of estimates on (a) a preset number of assumptions that consider past experience, (b) future projections and (c) general financial market conditions. Actual amounts could differ from those estimates.

We recognize revenues in accordance with ASC 605, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, we recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery of the product has occurred or services have been rendered, (iii) the sales price charged is fixed or determinable and (iv) collectability is reasonably assured. Accordingly, interest income from commercial loans is recognized, as earned, over the loan period and origination fee revenue on commercial loans is amortized over the term of the respective note.

As an “emerging growth company,” we intend to avail ourselves of the of the reduced disclosure requirements and extended transition periods for adopting new or revised accounting standards that would otherwise apply to us as a public reporting company. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company. As a result, our financial statements may not be comparable to those of other public reporting companies that either are not emerging growth companies or that are emerging growth companies but have opted not to avail themselves of these provisions of the JOBS Act and investors may deem our securities a less attractive investment relative to those other companies, which could adversely affect our stock price.

Results of operations

Sachem Capital was formed in January 2016 and, prior to the consummation of the transaction contemplated by the Exchange Agreement and this offering, will not have engaged in any business activity. Therefore, it has no historical financial data. The results of operations discussed below are those of SCP, which, pursuant to the Exchange Agreement, will transfer all of its assets and liabilities to Sachem Capital in exchange for 6,283,237 common shares of Sachem Capital. SCP will distribute those common shares to its members, in accordance with their capital account balances, in liquidation. For accounting purposes, the consummation of the exchange transaction will be treated as a recapitalization of SCP.

Six months ended June 30, 2016 and 2015

Total revenue

Total revenue for the six months ended June 30, 2016 was approximately $1,974,000 compared to approximately $1,032,000 for the six months ended June 30, 2015, an increase of $942,000, or 91.3%. The increase in revenue represents an increase in lending operations. For the first half of 2016, approximately $1,735,000 of our revenue represents interest income from loans, $95,000 represented origination fees and $101,000 represented late fees. In comparison, in the corresponding 2015 period interest income from loans was $916,000, origination fees were $58,500 and late fees were $28,500. We believe the increase in late fees is a continuation of a trend that began in the second half of 2015 and reflects our decision to strictly enforce our right to collect late fees unless a borrower can demonstrate hardship . However, we do not believe that this reflects any inherent financial weakness with our borrowers as we have not experienced any concomitant rise in default rates. We further believe late payments will revert to their historical levels in 2017.

Operating costs and expenses

Total operating costs and expenses for the six months ended June 30, 2016 were approximately $421,300 compared to approximately $165,400 for the six months ended June 30, 2015, an increase of $256,000 or 154.7%. The increase was due almost entirely to increases in interest expense, professional fees, and compensation to manager. For the first half of 2016, interest and amortization of deferred financing costs were approximately $222,000 and compensation to manager was $152,500. In comparison, for the first half of 2015, the corresponding amounts were $70,000 and $77,000. The increase in interest and amortization of deferred financing costs is directly attributable to higher levels of debt in 2016. The average daily amount outstanding under the Bankwell Credit Line in the first half of 2016 was $5,998,100 compared to $1,797,800 in the first half of 2015. The increase in compensation to manager in the first half of 2016 over the first half of 2015 is directly related to the increase in our revenue, which is directly related to the increase in the size of our loan portfolio, which, in turn, grew as a result of increases in our equity capital and debt.

Net income

Net income for the six months ended June 30, 2016 was approximately $1,552,350 compared to approximately $866,800 for the six months ended June 30, 2015 resulting from the increase in our lending activities, partially offset by the increase in operating costs and expenses.

Years ended December 31, 2015 and 2014

Total revenue

Total revenue for the year ended December 31, 2015 was approximately $2,787,000 compared to approximately $1,559,000 for the year ended December 31, 2014, an increase of $1,228,000, or 78.8%. The increase in revenue represents an increase in lending operations. In 2015, approximately $2,478,000 of our revenue represents interest income on secured, real estate loans that we offer to small businesses compared to approximately $1,419,000 in 2014, and approximately $108,000 represents origination fees on such loans compared to approximately $68,000 in 2014. The loans are secured by collateral consisting of real estate and are personally guaranteed by the principals of the borrower.

Operating costs and expenses

Total operating costs and expenses for the year ended December 31, 2015 were approximately $480,000 compared to approximately $90,000 for the year ended December 31, 2014, an increase of $390,000 or 433%. The principal contributors to operating costs and expenses were interest and amortization of deferred financing costs and compensation to manager. For the year ended December 31, 2015, interest and debt service amortization costs were approximately $221,700 and compensation to manager was $210,400. In comparison, for the year ended December 31, 2014, the corresponding amounts were $13,300 and $76,000, respectively. The increase in interest and amortization of deferred financing costs is directly attributable to higher levels of debt in 2015. The average daily amount outstanding under the Bankwell Credit Line in 2015 was $3,096,271 compared to $5,000,000 in 2014. The increase in compensation to manager in 2015 over 2014 is directly related to the increase in revenue, which, in turn, is directly related to the increase in the size of our loan portfolio.

Net income

Net income for the year ended December 31, 2015 was approximately $2,300,000 compared to approximately $1,470,000 for the year ended December 31, 2014 resulting from the increase in our lending activities, partially offset by the increase in operating costs and expenses.

Liquidity and Capital Resources

Net cash provided by operating activities for the six months ended June 30, 2016 was approximately $1.6 million compared to $920,000 for the corresponding 2015 period. For the years ended December 31, 2015 and 2014 net cash provided by operating activities was $2.4 million and $1.5 million, respectively.

Net cash used for investing activities for the six months ended June 30, 2016 was $3,346,000 compared to $5,494,000 for the corresponding 2015 period. Proceeds from sale of real estate owned in the 2016 period was $229,000 compared to $422,000 in the 2015 period. The 2016 period also included $561,000 of cash used to acquire and improve real estate relating to non-performing loans. We had no such expenditures in 2015. Finally, in the 2016 period, principal disbursements for mortgage receivable were $9.1 million and principal collections were $6.35 million. In the comparable 2015 period, the corresponding amounts were $8.83 million and $2.9 million, respectively. We believe that the increased rate of prepayments of outstanding loans may be a result of increasing lending activity by traditional lenders, such as banks, which could be an indicator of improving economic conditions in general. If this trend continues it may signal increased competition for our business. For the years ended December 31, 2015 and 2014, net cash used for investing activities was $13.2 million and $5.2 million, respectively, which, together with member contributions, relates to the increase in our loan portfolio from $14.8 million at December 31, 2014 to $27.5 million at December 31, 2015.

Cash flows from financing activities basically reflects the difference between proceeds from borrowings under the Bankwell Credit Line and member contributions, on the one hand, and repayments of the amounts outstanding on the Bankwell Credit Line and distributions to members, on the other hand. Net cash provided by financing activities for the six months ended June 30, 2016 was $1.36 million compared to $686,000 for the corresponding 2015 period. For the 2016 period, the principal elements were $4.175 million of proceeds from the Bankwell Credit Line, $2.9 million of payments to Bankwell, approximately $2.5 million of member contributions and approximately $2.24 million of distributions to members. In addition, we incurred approximately $65,000 of financing costs and $125,000 of cost related to this offering. For the 2015 period, the principal elements were (i) $2.85 million of proceeds from Bankwell, (ii) $4.5 million of payments to Bankwell, (iii) approximately $2.7 million of member contributions and (iv) approximately $316,000 distributions to members. For the years ended December 31, 2015 and 2014, net cash provided by financing activities was $6.8 million and $8.6 million, respectively. For 2015, the principal elements were $6.0 million of proceeds from the Bankwell Credit Line, $5.0 million of repayments to Bankwell, approximately $7.2 million member contributions and approximately $1.4 million of distributions to members. For 2014, the principal elements were $5.0 million of proceeds from the Bankwell Credit Line, approximately $4.3 million member contributions and approximately $637,000 of distributions to members.

We project anticipated cash requirements for our operating needs as well as cash flows generated from operating activities available to meet these needs. Our short-term cash requirements primarily include funding of loans and payments for usual and customary operating and administrative expenses, such as employee compensation, rent, sales and marketing expenses and dividends. Based on this analysis, we believe that our current cash balances, the amount available to us under the Bankwell Credit Line and our anticipated cash flows from operations will be sufficient to fund the operations for the next 12 months.

Our long-term cash needs will include principal payments on outstanding indebtedness and funding of new mortgage loans. Funding for long-term cash needs will come from our cash on hand after this offering is completed, operating cash flows, and unused capacity of the Bankwell Credit Line or any replacement thereof.

From and after the effective date of our REIT election, we intend to pay regular quarterly distributions to holders of our common shares in an amount not less than 90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gains).

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet transactions, arrangements or other relationships with unconsolidated entities or other persons that are likely to affect liquidity or the availability of our requirements for capital resources.

Contractual Obligations

We had no contractual obligations as of June 30, 2016. However, both SCP and JJV have contractual obligations that we will assume in connection with the transactions contemplated by the Exchange Agreement. In the case of SCP, these obligations include unfunded amounts of any outstanding construction loans and unfunded commitments for loans. In JJV’s case, the contractual obligations consist of operating leases for equipment and software licenses that it uses in connection with the services it provides to SCP as its manager.

	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease obligations	$24,716	$8,016	$16,700	$—	$—
Unfunded portions of outstanding construction loans	950,658	—	—	—	—
Unfunded loan commitments	255,000	—	—	—	—
Total contractual obligations	$1,230,374	$8,016	$16,700	$—	$—

At June 30, 2016, we owed approximately $351,000 to JJV of which approximately $44,000 represented management fees due to JJV and approximately $307,000 represented expenses paid by JJV for and on behalf of SCP for services rendered to SCP in connection with originating, underwriting, closing and servicing loans on behalf of SCP. All amounts due to JJV by SCP as of the date immediately preceding the date of this offering will be paid by SCP from its cash on hand. From and after this offering, JJV will no longer be entitled to any management fee or other fee for services rendered to SCP and may not pay any expenses for or on our behalf unless specifically authorized by our board of directors, which majority must also include a majority of the “independent” directors.

Recent Technical Accounting Pronouncements

In April 2015, the FASB issued ASU 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”. Under the ASU, an entity presents debt issuance costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense. The ASU is effective for public entities for fiscal years beginning after December 15, 2015, and interim periods therein. For private companies and not-for-profit organizations, the ASU is effective for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted. We do not expect that the adoption of this guidance will have a material impact on our consolidated financial statements.

In May 2015, the FASB issued ASU 2015-07, “Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (a consensus of the Emerging Task Force)”. The ASU provides reporting for entities with an option to measure the fair value of certain investments using net asset value instead of fair value. The ASU is effective for public entities for fiscal years beginning after December 15, 2015, and interim periods therein. For all other entities, the ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted. We do not expect that the adoption of this guidance will have a material impact on our consolidated financial statements.

In August 2015, the FASB issued ASU 2015-15, “Interest — Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of Credit Arrangements — Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting”. The ASU incorporates the SEC staff’s announcement that clarifies the exclusion of line-of-credit arrangements from the scope of ASU 2015-03. Therefore, debt issuance costs related to line-of-credit arrangements can be deferred and presented as an asset that is subsequently amortized over the time of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The ASU should be adopted concurrent with adoption of ASU 2015-03. Early adoption is permitted. We do not expect that the adoption of this guidance will have a material impact on our consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes”. The ASU simplifies the presentation of deferred income taxes by requiring deferred tax liabilities and assets to be classified as noncurrent in a classified statement of financial position. This Update will align the presentation of deferred income tax assets and liabilities with International Financial Reporting Standards (IFRS). For public business entities, the ASU is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the ASU is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted. We do not expect that the adoption of this guidance will have a material impact on our consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. The ASU intends to provide users of financial statements with more useful information on the recognition, measurement, presentation, and disclosure of financial instruments. For public business entities, the ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the ASU is effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted for certain provisions. We do not expect that the adoption of this guidance will have a material impact on our consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) Measurement of Credit Losses of Financial Instruments”. The ASU aligns the accounting and economics of lending by requiring banks and other lending institutions to immediately record the full amount of credit losses that are expected in their loan portfolios, providing investors with better information about those losses on a timelier basis. For public business entities, the ASU is effective for fiscal years beginning after December 15, 2019. For all other entities, the ASU is effective for fiscal years beginning after December 15, 2020. Early adoption will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of this guidance is not expected to have a material impact on our financial statements.

Management does not believe that any other recently issued, but not yet effected, accounting standards if currently adopted would have a material effect on our consolidated financial statements.

BUSINESS

General

We are a Connecticut-based real estate finance company that specializes in originating, underwriting, funding, servicing and managing a portfolio of short-term (i.e., three years or less) loans secured by first mortgage liens on real property located primarily in Connecticut. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty is typically collaterally secured by a pledge of the guarantor’s interest in the borrower. Our typical borrower is a small real estate investor who will use the proceeds to fund its acquisition, renovation, rehabilitation, development and/or improvement of residential or commercial properties located primarily in Connecticut held for investment or sale. The property may or may not be income producing. We do not lend to owner-occupants. Our loans are referred to in the real estate finance industry as “hard money loans.”

Our loans typically have a maximum initial term of three years and bear interest at a fixed rate of 9% to 12% per year and a default rate for non-payment of 18%. In addition, we usually receive origination fees, or “points,” ranging from 2% to 5% of the original principal amount of the loan as well as other fees relating to underwriting, funding and managing the loan. When we renew or extend a loan we generally receive additional “points” and other fees. Interest is always payable monthly in arrears. As a matter of policy, we do not make any loans if the loan-to-value ratio exceeds 65%. In the case of construction loans, the loan-to-value ratio is based on the post-construction value of the property. In the case of loans having a principal amount in excess of $500,000, we require a formal appraisal by a licensed appraiser. In the case of smaller loans, we rely on readily available market data, including tax assessment rolls, recent sales transactions and brokers to evaluate the strength of the collateral. Finally, we will adopt a policy, to take effect at the time this offering becomes effective, that will limit the maximum amount of any loan we fund to a single borrower or a group of affiliated borrowers to 10% of the aggregate amount of our loan portfolio after taking into account the loan under consideration.

Our principal executive officers are experienced in hard money lending under various economic and market conditions. Our founders and co-chief executive officers, Jeffrey C. Villano and John L. Villano, spend a significant portion of their time on business development as well as on underwriting, structuring and servicing each loan in our portfolio. A principal source of new transactions has been repeat business from existing and former customers and their referral of new business. We also receive leads for new business from banks, brokers, attorneys and web-based advertising. We rely on our own employees, independent legal counsel, and other independent professionals to verify title and ownership, to file liens and to consummate the transactions.

Our primary objective is to grow our loan portfolio while protecting and preserving capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term through dividends. We intend to achieve this objective by continuing to selectively originate loans and carefully manage our loan portfolio in a manner designed to generate attractive risk-adjusted returns across a variety of market conditions and economic cycles. We believe that the demand for relatively small real estate loans in Connecticut and neighboring states is significant and growing and that traditional lenders, including banks and other financial institutions that usually serve this market are unable to satisfy this demand. This demand/supply imbalance has created an opportunity for “hard money” real estate lenders like us to selectively originate high-quality first mortgage loans on attractive terms and these conditions should persist for a number of years. We have built our business on a foundation of intimate knowledge of the Connecticut real estate market, our ability to respond quickly to customer needs and demands and a disciplined underwriting and due diligence culture that focuses primarily on the value of the underlying collateral and that is designed to protect and preserve capital. We believe that our flexibility in terms of meeting the needs of borrowers without compromising our standards on credit risk, our expertise, our intimate knowledge of the real estate market in Connecticut and various other states and our focus on newly originated first mortgage loans has defined our success until now and should enable us to continue to achieve our objectives.

We were originally organized as a Connecticut limited liability company. In anticipation of this offering, we will convert to a New York C corporation with the intent of qualifying as a REIT. As a REIT, we will be required to distribute at least 90% of our taxable income to our shareholders each year in order to maintain that status. To the extent we distribute less than 100% of our taxable income to our shareholders (but more than 90%) we will maintain our REIT status but the undistributed portion will be subject to regular corporate income taxes. As a REIT, we may also be subject to federal excise taxes and minimum state taxes. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act.

The Market Opportunity

Real estate investment is a capital-intensive business that relies heavily on debt capital to acquire, develop, improve, construct, renovate and maintain properties. We believe there is a significant market opportunity for a well-capitalized “hard money” real estate finance company to originate attractively priced loans with strong credit fundamentals. We further believe that the demand for relatively small real estate loans (i.e., loans having an original principal amount of less than $500,000) to acquire, develop, renovate, rehabilitate or improve residential or commercial real estate held for investment in Connecticut and certain other states (e.g., New York and Massachusetts), where real estate values in many neighborhoods are either stable or increasing and substandard properties are being improved, rehabilitated and renovated, presents a compelling opportunity to generate attractive returns for an established, well-financed, non-bank lender like us. We have competed successfully in the Connecticut market since December 2010 notwithstanding the fact that many traditional lenders, such as banks and other institutional lenders, also service this market. We believe our primary competitive advantage is our ability to approve and fund loans quickly and efficiently and our flexibility to structure loans to meet the particular needs of the borrower. In this environment, characterized by a supply-demand imbalance for financing and stable asset values, we believe we are well positioned to capitalize and profit from these industry dynamics.

Our Business and Growth Strategies

Our primary objective is to grow our loan portfolio while protecting and preserving capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term principally through dividends. We intend to achieve this objective by continuing to focus exclusively on selectively originating, servicing and managing a portfolio of short-term (i.e., three years or less) loans secured by first mortgages on real estate located primarily in Connecticut as well as Massachusetts, Rhode Island, New Jersey and New York that are designed to generate attractive risk-adjusted returns across a variety of market conditions and economic cycles. We believe that our ability to react quickly to the needs of borrowers, our flexibility in terms of structuring loans to meet the needs of borrowers, our intimate knowledge of the real estate markets that we serve, our expertise in “hard money” lending and our focus on newly originated first mortgage loans, should enable us to achieve this objective. Nevertheless, we will remain flexible in order to take advantage of other real estate related opportunities that may arise from time to time, whether they relate to the mortgage market or to direct or indirect investments in real estate.

Our strategy to achieve our objective includes the following:

•	capitalize on opportunities created by the long-term structural changes in the real estate lending market and the continuing lack of liquidity in the real estate market;
•	take advantage of the prevailing economic environment as well as economic, political and social trends that may impact real estate lending currently and in the future as well as the outlook for real estate in general and particular asset classes;
•	remain flexible in order to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle; and
•	operate so as to qualify as a REIT and for an exemption from registration under the Investment Company Act.

Our Competitive Strengths

We believe our competitive strengths include:

•	Experienced management team. Our management team has successfully originated and serviced a portfolio of real estate mortgage loans generating attractive annual returns under varying economic and real estate market conditions. We expect that the experience of our management team will provide us with the ability to effectively deploy our capital in a manner that we believe will provide for attractive risk-adjusted returns but with a focus on capital preservation and protection.
•	Long-standing relationships. At June 30, 2016, 20% of SCP’s loan portfolio consisted of loans to borrowers with whom it has a long-term relationship, including JJV, which accounts for 4.5% of our loan portfolios. Customers are also a referral source for new borrowers. So long as these borrowers remain active real estate investors they provide us with an advantage in securing new business and help us maintain a pipeline to attractive new opportunities that may not be available to many of our competitors or to the general market.
•	Knowledge of the market. Our intimate knowledge of the Connecticut real estate market enhances our ability to identify attractive opportunities and helps distinguish us from many of our competitors.
•	Disciplined lending. We seek to maximize our risk-adjusted returns, and preserve and protect capital, through our disciplined and credit-based approach. We utilize rigorous underwriting and loan closing procedures that include numerous checks and balances to evaluate the risks and merits of each potential transaction. We seek to protect and preserve capital by carefully evaluating the condition of the property, the location of the property, the value of the property and other forms of collateral.
•	Vertically-integrated loan origination platform. We manage and control the loan process from origination through closing with our own personnel or independent legal counsel and, in the case of larger loans (i.e., loans with an original principal amount in excess of $500,000) independent appraisers, with whom we have long-standing relationships, who together constitute a team highly experienced in credit evaluation, underwriting and loan structuring. We also believe that our procedures and experience allows us to quickly and efficiently execute opportunities we deem desirable.
•	Structuring flexibility. As a relatively small, non-bank real estate lender, we can move quickly and have much more flexibility than traditional lenders to structure loans to suit the needs of our clients. Our ability to customize financing structures to meet borrowers’ needs is one of our key business strengths.
•	No legacy issues. Unlike many of our competitors, we are not burdened by distressed legacy real estate assets. We do not have a legacy portfolio of lower-return or problem loans that could potentially dilute the attractive returns we believe are available in the current liquidity-challenged environment and/or distract and monopolize our management team’s time and attention. We do not have any adverse credit exposure to, and we do not anticipate that our performance will be negatively impacted by, previously purchased assets.
•	History of successful operations. SCP commenced operations in December 2010 with three investors and limited equity capital. At June 30, 2016, it had approximately 160 investors and equity capital of $26.1 million, including capital invested by our founders and their respective affiliates. In addition, its loan portfolio grew to $30.4 million at that date. Over the last six years, SCP’s revenues, net income, cash flows and distributions to investors have steadily increased, SCP has closed on almost 400 loans and obtained a $15 million line of credit to support its lending operations. Since its inception in December 2010, SCP acquired one property through a foreclosure action and eight other properties by “deed in lieu of foreclosure” — i.e., the borrower, in default of its obligations under the terms of the loan, transferred title to the mortgaged property to SCP. The foreclosed property was sold for a small loss and one of the other properties was sold at breakeven. Two properties were sold for less than their respective carrying values but the borrowers’ obligations are guaranteed by a third party and SCP intends to assert its rights under the guaranty. The other five properties are being held for sale.

Our Real Estate Lending Activities

Our real estate lending activities involve originating, underwriting, funding, servicing and managing short-term loans (i.e., loans with an initial term of three years or less), secured by first mortgage liens on real estate property held for investment purposes located primarily in Connecticut. Generally, borrowers use the proceeds from our loans for one of three purposes: (i) to acquire and/or renovate existing residential (single-, two- or three-family) real estate properties; (ii) to acquire vacant real estate and construct residential real properties; and (iii) to purchase and hold income producing properties. Our mortgage loans are structured to fit the needs and business plans of the borrowers. Revenue is generated primarily from the interest borrowers pay on our loans and, to a lesser extent, loan fee income generated on the origination and extension of loans.

At June 30, 2016, our current loan portfolio included loans ranging in size from $20,000 to $1.7 million. A majority of the loans have an original principal amount of less than $250,000, with the average loan size being $162,124 and a median loan size of $110,000. The table below gives a breakdown of our loan portfolio by loan size as of June 30, 2016:

Amount	Number of Loans	Aggregate Principal Amount
Less than $100,000	89	$5,669,846
$100,001 to $250,000	75	11,693,917
$250,001 to $500,000	22	7,368,048
$500,001 to $1,000,000	6	4,113,665
Over $1,000,000	1	$1,550,000
Total	193	$30,395,476

Most of our loans were funded in full at their closing. However, in the case of a construction loan, where all or a portion of the loan proceeds are to be used to fund the costs of renovating or constructing improvements on the property, only a portion of the loan may be funded at closing. At June 30, 2016, our loan portfolio included construction loans under which we had a total funding commitment of approximately $5,140,000, the aggregate amount outstanding was approximately $4,189,000 and our unfunded commitment was approximately $951,000. Advances under construction loans are funded against requests supported by all required documentation (including lien waivers) as and when needed to pay contractors and other costs of construction.

In general, our strategy is to service and manage the loans we originate until they are paid. However, there have been a few instances where we have sold loans at par. Over 95% of the aggregate outstanding principal balance of our loan portfolio is secured by properties located in Connecticut at June 30, 2016. The remaining principal balance of our loan portfolio is secured by properties located in Massachusetts, New York and Rhode Island. We are considering expanding our geographic footprint to include Vermont and New Hampshire. Most of the properties we finance are residential investment, or commercial. However, in all instances the properties are held only for investment by the borrowers and may or may not generate cash flow.

The typical terms of our loans are as follows:

Principal amount.  Currently, we do not have any policy regarding minimum or maximum loan amounts. However, before we consummate this offering, we plan to adopt a policy that will limit the amount of any loan to 10% of our total loan portfolio after taking into account the loan in questions. At June 30, 2016, our loan portfolio included loans ranging in size from $20,000 to $1.7 million. Approximately, 85% of the loans had an original principal amount of $250,000 or less. Approximately 96% had an original principal amount of $500,000 or less. The average loan size was $162,124 and median loan size was $110,000.

Loan-to-Value Ratio.   Up to 65%. Under the Bankwell Credit Agreement the portion of an Eligible Note Receivable that can be financed depends on the loan-to-value ratio. The higher the loan-to-value ratio, the lower the financing percentage. If the loan-to-value ratio is 65%, the maximum amount of the loan that can be financed under the Bankwell Credit Line is 60% (subject to the overall cap of $250,000). If the loan-to-value ratio is less than 50%, up to 75% of the loan amount would be financeable.

Interest rate.  A fixed rate between 9% to 12% per annum with a default rate of 18%.

Origination.  Ranges from 2% for loans of one year or less to 5% for three-year loans. In the case of three-year loans, a portion of the origination is credited back to the borrower in the event the loan balance is paid off early. In addition, if the term of the loan is extended, additional points are payable upon the extension.

Term.  Generally, one to three years with early termination in the event of a sale of the property. We may agree to extend the maturity date so long as the borrower is in compliance with all loan covenants, financial and non-financial, and the loan otherwise satisfies our then existing underwriting criteria. As a matter of policy, we will only extend the maturity for one year at a time, although there is no limit on the number of times the same loan can be extended. However, under the Bankwell Credit Agreement, a loan whose maturity date has been extended for more than three years from the original maturity date loses its status as an Eligible Note Receivable.

Prepayments.  Borrower may prepay the loan at any time beginning three months after the funding date, without premium or penalty.

Covenants.  To timely pay all taxes, insurance, assessments, and similar charges with respect to the property; to maintain hazard insurance; to maintain and protect the property.

Events of default.  Include: (i) failure to make payment when due; or (ii) breach of a covenant.

Payment terms.   Interest only is payable monthly in arrears. Principal is due in a “balloon” payment at the maturity date.

Escrow.  Generally, none required.

Reserves.  Generally, none required.

Security.  The loan is evidenced by a promissory note, which is secured by a first mortgage lien on real property owned by the borrower. In addition, each loan is guaranteed by the principals of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower or other real estate owned by the guarantor.

Fees and Expenses.   Borrowers pay an application fee, an inspection fee, wire fee, bounced check fee and, in the case of construction loans, check requisition fee for each draw from the loan. Finally, as is typical in real estate finance transactions, the borrower pays all expenses relating to obtaining the loan including the cost of a property appraisal, the cost of an environmental assessment report, if any, the cost of credit report and all title, recording fees and legal fees.

Operating Data

SCP’s lending activities increased each year since it commenced operations. We believe this trend will continue for the foreseeable future to grow given the stability of the real estate market in Connecticut and other states in which we make loans and our reputation among real estate investors as a reliable and reasonable financing source.

Our Loan Portfolio

The following table highlights certain information regarding our real estate lending activities for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2016	2015	2015	2014
Loans originated	$9,108,259	$8,835,028	$19,412,438	$8,864,700
Loans repaid	$6,353,148	$2,919,019	$5,812,116	$3,714,059
Mortgage lending revenues	$1,973,691	$1,032,152	$2,786,724	$1,559,407
Mortgage lending expenses	$421,340	$165,374	$479,821	$59,595
Number of loans outstanding	193	148	185	107
Principal amount of loans earning interest	$30,395,476	$20,765,028	$27,532,867	$14,849,019
Average outstanding loan balance	$157,490	$140,304	$148,826	$138,775
Weighted average contractual interest rate(2)	11.91%	11.80%	11.76%	11.66%
Weighted average term to maturity (in months)(1)	20	24	23	22

(1)	Without giving effect to extension options.
(2)	Does not include “points” paid in connection with origination of loans.

Historically, most of our loans are paid prior to their maturity dates. For example, of the loans that were repaid in full during the first half of 2016, 82% were repaid prior to maturity. Similarly, for 2015 and 2014 82% and 78%, respectively, of the loans repaid during those years were paid prior to maturity.

As a real estate finance company, we deal with a variety of default situations, including breaches of covenants, such as the obligation of the borrower to maintain adequate liability insurance on the mortgaged property, to pay the taxes on the property and to make timely payments to us. However, since its inception in December 2010, SCP acquired one property through a foreclosure action and eight other properties by “deed in lieu of foreclosure” — i.e., the borrower, in default of its obligations under the terms of the loan transferred title to the mortgaged property to SCP. The foreclosed property was sold for a small loss and one of the other properties was sold at breakeven. Two properties were sold for less than their respective carrying values but the borrowers’ obligations are guaranteed by a third party. SCP intends to assert its rights under the guaranty. The other five properties are being held for sale. Until mid-2015, we did not have an aggressive stance regarding delinquent payments. However, as our business and portfolio grew, we realized late payments were adversely impacting our performance. In addition, late payments were adversely impacting our ability to comply with the covenants under our agreement with Bankwell. As a result, we decided to be more aggressive in asserting our right to collect late payment fees. As a consequence, our revenue from late payment fees increased initially but the number of loans technically in arrears has decreased. Notwithstanding our aggressive stance, we realized that certain borrowers may have difficulty staying current on their obligations. Thus, if a borrower can demonstrate true “hardship”, we will not enforce our rights immediately and give the borrower an opportunity to cure its default. We do not have any specific definitive criteria as to what constitutes hardship or the period of time we will forbear. Some of the factors we will consider include the nature of the default (i.e., whether nonpayment of amounts due or breach of a covenant or agreement), the reason or reasons for the default, our cash flow requirements, the nature and length of our relationship with the borrower, whether or not the borrower has a history of non-payment and the loan-to-value ratio at the time of the default.

At June 30, 2016 the two largest borrowers, or groups of affiliated borrowers, accounted for 5.6% and 4.5% of SCP’s loan portfolio. At December 31, 2015 the same two borrowers accounted for 5.6% and 5.5% of SCP’s loan portfolio. The smaller of the two borrowers in both periods is JJV, SCP’s manager.

The following table sets forth information regarding the types of properties securing our mortgage loans outstanding at June 30, 2016, December 31, 2015 and 2014, and the interest earned in each category: [To be updated]

	As of June 30, 2016	As of December 31, 2015	As of December 31, 2014
Developer – Residential Mortgages	$21,258,849	$15,475,268	$10,482,448
Developer – Commercial Mortgages	6,263,296	3,235,311	3,369,620
Land Mortgages	2,337,813	1,687,449	649,951
Mixed Use	535,518	367,000	347,000
Total Mortgages Receivable	$30,395,476	$20,765,028	$14,849,019

	For the Six Months Ended June 30, 2016			For the Year Ended December 31, 2015			For the Year Ended December 31, 2014
	# of Loans	Interest earned	%	# of Loans	Interest earned	%	# of Loans	Interest Earned	%
Residential	151	$1,356,926	72.8	134	$1,794,785	72.4	76	$1,005,939	70.9
Commercial	28	251,604	19.0	34	455,393	18.4	21	313,558	22.1
Land Mortgages	9	81,555	6.0	12	160,795	6.5	7	66,684	4.7
Mixed Use	5	45,115	2.2	5	66,903	2.7	3	32,633	2.3
Total	193	$1,735,200	100.0	185	$2,477,876	100.0	107	$1,418,814	100.0

At June 30, 2016, 184 loans, which accounted for 95.4% of the aggregate outstanding principal balance of our loan portfolio, were secured by properties located in Connecticut; 6 loans, which accounted for 3.25% of the aggregate outstanding principal balance of our loan portfolio, were secured by properties located in Massachusetts; 2 loans, which accounted for 1.05% of the aggregate outstanding principal balance of our loan portfolio, were secured by properties located in New York; and 1 loan, which accounted for 0.3%, was secured by a property located in Rhode Island.

Our Origination Process and Underwriting Criteria

Our principal executive officers are experienced in hard money lending under various economic and market conditions. Our founders and co-chief executive officers, Jeffrey C. Villano and John L. Villano, spend a significant portion of their time on business development as well as on underwriting, structuring and servicing each loan in our portfolio. A principal source of new transactions has been repeat business from existing and former customers and their referral of new business. We also receive leads for new business from banks, brokers, attorneys and web-based advertising.

When underwriting a loan, the primary focus of our analysis is the value of a property. Prior to making a final decision on a loan application we conduct extensive due diligence of the property as well as the borrower and its principals. In terms of the property, we only require a third party appraisal and a third party assessment report if the original principal amount of the loan exceeds $500,000. In all other cases, we rely on readily available market data such as tax assessments and recent sales. We also order title, lien and judgment searches. In most cases, we will also make an on-site visit to evaluate not only the property but the neighborhood in which it is located. Finally, we analyze and assess selected financial and operational data provided by the borrower relating to its operation and maintenance of the property. In terms of the borrower and its principals, we usually obtain third party credit reports from one of the major credit reporting services as well as selected personal financial information provided by the borrower and its principals. We analyze all this information carefully prior to making a final determination. Ultimately, our decision is based primarily on our conclusions regarding the value of the property, which takes into account factors such as the neighborhood in which the property is located, the current use and potential alternative use of the property, current and potential net income from the property, the local market, sales information of comparable properties, existing zoning regulations, the creditworthiness of the borrower and its principles and their experience in real estate ownership, construction, development and management. In conducting due diligence, we rely, in part, on third party professionals and experts including appraisers, engineers, title insurers and attorneys.

Before a loan commitment is issued, the loan must be reviewed and approved by our co-chief executive officers. Our loan commitments are generally issued subject to receipt by us of title documentation and title report, in a form satisfactory to us, for the underlying property. We also require a personal guarantee from the principal or principals of the borrower.

Our Current Financing Strategies

We use a combination of equity capital and the proceeds of debt financing to fund our operations. We do not have any policy limiting the amount of debt we may incur. However, under the terms of the Bankwell Credit Agreement, we may not incur any additional indebtedness without Bankwell’s consent. Depending on various factors we may, in the future, decide to take on additional debt to expand our mortgage loan origination activities in order to increase the potential returns to our shareholders. Although we have no pre-set guidelines in terms of leverage ratio, the amount of leverage we will deploy will depend on our assessment of a variety of factors, which may include the liquidity of the real estate market in which most of our collateral is located, employment rates, general economic conditions, the cost of funds relative to the yield curve, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, our opinion of the creditworthiness of our borrowers, the value of the collateral underlying our portfolio, and our outlook for interest rates and property values. At June 30, 2016, debt proceeds represented 21.8% of our total capital. However, in order to grow the business and satisfy the requirement to pay out 90% of net profits, we expect to increase our level of debt over time to approximately 50% of capital. We intend to use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates.

At June 30, 2016, SCP’s members’ equity was $26.1 million, including approximately $2.8 million from JJV and the Villanos, directly and indirectly through their respective affiliates, taking into account initial and additional capital contributions. The principal purpose of this offering is to raise additional equity capital to expand our real estate lending business.

Another source of capital for us is our $15.0 million Bankwell Credit Line. Borrowings under the Bankwell Credit Line bear interest at a rate equal to the greater of (i) a variable rate equal to the sum of the prime rate of interest as in effect from time to time (3.50% as of October 1, 2016) plus 3.0% or (ii) 6.25% per annum. The Bankwell Credit Line expires and the outstanding indebtedness thereunder will become due and payable in full on March 15, 2018. Assuming we are not then in default under the terms of the Bankwell Credit Agreement, we have the option to repay the outstanding balance, together with all accrued interest thereon in 36 equal monthly installments beginning April 15, 2019. The Bankwell Credit Line is secured by assignment of mortgages and other collateral and is jointly and severally guaranteed by JJV, Jeffrey C. Villano and John L. Villano, our founders and co-chief executive officers. However, each of their respective liability under the guaranty is capped at $1 million.

The Bankwell Credit Line contains various covenants and restrictions that are typical for these kinds of credit facilities, including limiting the amount that we can borrow relative to the value of the underlying collateral, maintaining various financial ratios and limitations on the terms of loans we make to our customers. Under the terms of the Bankwell Credit Line, the amount outstanding at any one time may not exceed the lesser of (i) $15.0 million and (ii) our Eligible Note Receivables (as defined in the Bankwell Credit Agreement). In addition, each “Advance” is further limited to the lesser of (i) 50% – 75%, depending on the loan-to-value ratio, of the principal amount of the particular Eligible Note Receivable being funded and (ii) $250,000. As of June 30, 2016, we estimate that loans having an aggregate principal amount of $25.3 million, representing approximately 87% of SCP’s mortgage receivables, satisfied all of the eligibility requirements set forth in the Bankwell Agreement. As of June 30, 2016, the total amount outstanding under the Bankwell Credit Line was $5.0 million leaving us with sufficient borrowing capacity to draw the entire $15 million facility if we so choose. Given the nature of our business, we cannot assure you that we will always be able to borrow the maximum allowed under the terms of the Bankwell Credit Line.

Advances under the Bankwell Credit Line are required to be used exclusively to fund Eligible Notes Receiveable. The basic eligibility requirements for an advance are as follows:

•	the initial term of the note may not exceed 36 months and the original maturity date may not be extended for more than 36 months;

•	the collateral securing the mortgage may not be the borrower’s primary residence;
•	mortgage loans to any single borrower or to multiple borrowers that have the same guarantor cannot exceed $450,000 in the aggregate;
•	minimum credit scores for the borrower and guarantors of loans in excess of $100,000 of (i) 625 for loans with a loan-to-value ratio of 50% or less or (ii) 660 for loans with a loan-to-value ratio of more than 50% but less than 75%;
•	maximum amount of any advance against an eligible note receivable is $250,000;
•	payments on the underlying loan may not be more than 60 days past due; and
•	receipt of certain information relating to the property including an appraisal (if the amount of the underlying loan exceeds $325,000) or other relevant data regarding value (if the amount of the underlying loan is less than $325,000).

In addition, the Bankwell Credit Line includes the following restrictions, limitations and prohibitions:

•	prohibiting any liens on any of the collateral securing the Bankwell Credit Line, which is essentially all of our assets;
•	prohibiting us from merging, consolidating or disposing of any asset;
•	prohibiting us from incurring any other indebtedness to a third party;
•	prohibiting us from forming or transacting business with any subsidiary or affiliate other than to make loans to our borrowers;
•	prohibiting us from allowing any litigation in excess of $50,000 against any of our assets unless we are fully insured against such loss;
•	prohibiting us from issuing or redeeming any equity interest, distributing any equity interest, pay any indebtedness owed to an equity holder, suffer any change in ownership that would result in JJV, Jeffrey Villano and John Villano collectively owning less than 50% of the membership interests in SCP;
•	prohibiting us from declaring or paying any dividends except in certain limited circumstances;
•	prohibiting us from purchasing any securities issued by or otherwise invest in any public or private entity;
•	suffer any change in our executive management; and
•	change the form or nature of SCP’s or JJV’s ownership structure

Loan covenants include the following:

•	punctually pay amounts due;
•	pay on demand any charges customarily incurred or levied by Bankwell;
•	pay any and all taxes, assessments or other charges assessed against us or any of our assets;
•	pay all insurance premiums;
•	maintain our principal deposit and disbursement accounts with Bankwell;
•	perfect Bankwell’s lien on the assets;
•	comply with all applicable laws, ordinances, rules and regulations of any governmental authority; or
•	change the nature of our business.

Finally, we must comply with the following financial covenants:

•	continuously maintain a fixed charge ratio of at least 1.35:1.00 at the end of each fiscal year;

•	continuously maintain a tangible net worth of not less than $15 million at the end of each fiscal quarter;
•	John Villano’s minimal capital investment in SCP may not be less than $195,000;
•	Jeffrey Villano’s minimal capital investment in SCP, directly and indirectly through affiliates, may not be less than $1,750,000 and
•	JJV’s minimal capital investment in SCP may not be less than $575,000.

The following table shows our sources of capital, including our financing arrangements, and our loan portfolio as of June 30, 2016:

Sources of Capital:
Debt:
Line of credit	$7,275,000
Total debt	$7,275,000
Capital (equity)	26,055,292
Total sources of capital	$33,330,092
Assets:
Mortgages receivable	$30,395,476
Other assets	3,696,569
Total assets	$34,092,045

Management

Since its inception, all of SCP’s operations have been managed by JJV for which it paid management fees. SCP had no employees and no offices. All of its corporate documents and records were maintained by JJV in its offices. JJV did not have any employees either. All of JJV’s activities were conducted by Jeffrey Villano and John Villano in their capacity as the managers of JJV. Simultaneously, they also engaged in other business activities. John Villano had his own private accounting practice and Jeffrey Villano owned and managed other properties that had no relationship to SCP.

The management fees payable to JJV in its capacity as the manager of SCP are set forth in the SCP operating agreement and include the following:

(a)	75% of all origination fees and 100% of wire and credit fees paid by a borrower in connection with originating and funding a loan;
(b)	if SCP purchases an existing loan from a third party, a fee comparable to the origination fee that SCP would have charged if it had originated such loan;
(c)	a listing fee in connection with the sale of any property that SCP acquires pursuant to a foreclosure action;
(d)	a monthly servicing fee equal to the sum of (i) one-twelfth of 1% of the total assets of SCP and (ii) one-twelfth of 0.5% to one percent of the total amount of SCP’s loan portfolio; and
(e)	reimbursement of any fees paid in connection with the preparation of all tax returns and audit reports on behalf of SCP.

In addition, JJV has the right to sell any mortgages it holds to SCP at 10% over the principal amount thereof. JJV has never exercised this right.

Once the transactions contemplated by the Exchange Agreement are consummated and SCP becomes our wholly-owned subsidiary, JJV will no longer function as the manager of SCP. Rather John Villano and Jeffrey Villano will become our full-time employees and senior executive officers and will continue to manage all of SCP’s activities in that capacity. They have agreed to devote 100% of their time and effort to our business and will discontinue all other business activities, whether or not they conflict with our business.

Competition

The real estate finance market in Connecticut is highly competitive. Our competitors include traditional lending institutions such as regional and local banks, savings and loan institutions, credit unions and other financial institutions as well as other market participants such as specialty finance companies, REITs, investment banks, insurance companies, hedge funds, private equity funds, family offices and high net worth individuals. In addition, we estimate that, in addition to us, there are approximately five “hard money” lenders of significant size serving the Connecticut real estate market. Many of these competitors enjoy competitive advantages over us, including greater name recognition, established lending relationships with customers, financial resources, and access to capital.

Notwithstanding the intense competition and some of our competitive disadvantages, we believe we have carved a niche for ourselves among small real estate developers, owners and contractors throughout Connecticut and in parts of Massachusetts and New York because we are relatively well-capitalized, our ability to structure each loan to suit the needs of each individual borrower and our ability to act quickly. In addition, we believe we have developed a reputation among these borrowers as offering reasonable terms and providing outstanding customer service. We believe our future success will depend on our ability to maintain and capitalize on our existing relationships with borrowers and brokers and to expand our borrower base by continuing to offer attractive loan products, remain competitive in pricing and terms, and provide superior service.

Sales and Marketing

We do not engage any third parties for sales and marketing. Rather, we rely on our senior executive officers to generate lending opportunities as well as referrals from existing or former borrowers, brokers, and bankers and web-based advertising. A principal source of new transactions has been repeat business from prior customers and their referral of new leads.

Intellectual Property

Our business does not depend on exploiting or leveraging any intellectual property rights. To the extent we own any rights to intellectual property, we rely on a combination of federal, state and common law trademarks, service marks and trade names, copyrights and trade secret protection. We have not registered any trademarks, trade names, service marks or copyrights in the United States Patent and Trademark Office.

Employees

Currently our only employees are Jeffrey Villano and John Villano. However, until this offering is consummated the scope of their duties is limited to various administrative and clerical tasks, some of which relate to this offering. Once this offering is consummated, they will become our full time employees and devote all of their time and efforts to managing and operating our business.

Regulation

Our operations are subject, in certain instances, to supervision and regulation by state and federal governmental authorities and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions. In addition, we may rely on exemptions from various requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the Investment Company Act and ERISA. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third-parties who we do not control.

Regulatory Reform

The Dodd-Frank Act, which went into effect on July 21, 2010, is intended to make significant structural reforms to the financial services industry. For example, pursuant to the Dodd-Frank Act, various federal agencies have promulgated, or are in the process of promulgating, regulations with respect to various issues that may affect us. Certain regulations have already been adopted and others remain under consideration by various governmental agencies, in some cases past the deadlines set in the Dodd-Frank Act for adoption. At the present time, we do not believe any regulations adopted under the Dodd-Frank Act apply to us. However, it is possible that regulations that will be adopted in the future will apply to us or that existing regulations will apply to us as our business evolves.

Regulation of Commercial Real Estate Lending Activities

Although most states do not regulate commercial finance, certain states impose limitations on interest rates and other charges and on certain collection practices and creditor remedies, and require licensing of lenders and financiers and adequate disclosure of certain contract terms. We also are required to comply with certain provisions of, among other statutes and regulations, certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans, The USA PATRIOT Act, regulations promulgated by the Office of Foreign Asset Control and federal and state securities laws and regulations.

Investment Company Act Exemption

Although we reserve the right to modify our business methods at any time, we are not currently required to register as an investment company under the Investment Company Act. However, we cannot assure you that our business strategy will not evolve over time in a manner that could subject us to the registration requirements of the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Real estate mortgages are excluded from the term “investment securities.”

We rely on the exception set forth in Section 3(c)(5)(C) of the Investment Company Act which excludes from the definition of investment company “[a]ny person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses... (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). At the present time, we qualify for the exemption under this section and our current intention is to continue to focus on originating short term loans secured by first mortgages on real property. However, if, in the future, we do acquire non-real estate assets without the acquisition of substantial real estate assets, we may qualify as an “investment company” and be required to register as such under the Investment Company Act, which could have a material adverse effect on us.

If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Qualification for exclusion from the definition of an investment company under the Investment Company Act will limit our ability to make certain investments. In addition, complying with the tests for such exclusion could restrict the time at which we can acquire and sell assets.

Real Property

SCP’s business is conducted by JJV from JJV’s offices. We are in the process of trying to locate office lease space for our business. If we cannot find and occupy appropriate office space before this offering is consummated, we will enter into a temporary occupancy agreement with Union News of New Haven, Inc., the owner of the building located at 23 Laurel Street, Branford, Connecticut, to use the space that is currently occupied by JJV. The monthly fee to occupy that space will be $1,500 and we will have the right to terminate at any time with no notice. Union News of New Haven is 20%-owned by Jeffrey Villano and 80%-owned by Shirley Villano, his mother.

Legal Proceedings

We are not currently a party to any material legal proceedings not in the ordinary course of business.

CORPORATE STRUCTURE — REIT STATUS

Until the offering contemplated by this prospectus, we operated as a Connecticut limited liability company under the name Sachem Capital Partners, LLC. For federal and state income tax purposes, we were taxed as a partnership. Accordingly, we paid no federal or state income taxes at the entity level. Rather each member paid income taxes on his, her or its pro rata share of our taxable income. In addition, we distributed most of our net profits to our members.

Prior to the date of this prospectus, Sachem Capital and SCP have entered into an Exchange Agreement, pursuant to which SCP will transfer all of its assets and liabilities to Sachem Capital in exchange for 6,283,273 common shares of Sachem Capital and the assumption of SCP’s obligations under the Bankwell Credit Line. Immediately thereafter, SCP will distribute those shares to its members in full liquidation of their membership interests in SCP, pro rata in accordance with the members’ positive capital account balances. For accounting purposes, the consummation of the exchange transaction will be treated as a recapitalization of SCP.

The pre-offering capitalization of Sachem Capital was based on discussions with the representative and took into account (i) SCP’s historical financial performance, including revenues, net profits, cash flow from operations and distributions to members, (ii) its prospects (taking into account, among other things, any anticipated changes as a result of the change in SCP’s status from a limited liability company to a regular C corporation and its operation as a REIT for income tax purposes) and (iii) the market value of comparable public companies. The parties agreed to value Sachem Capital at an amount equal to approximately 164% of SCP’s member equity at June 30, 2016, which was then divided by the proposed initial public offering price to arrive at the pre-offering capitalization of Sachem Capital. A portion of these shares were allocated to the founders of Sachem Capital and the balance to the members of SCP. The result is that each member of SCP is expected to receive Sachem Capital common shares having a value of approximately $1.206 for each $1.00 in its capital account.

JJV, whose members include various members of the Villano family, in the liquidation of SCP will receive         common shares, or approximately     % of the common shares to be issued in the exchange. In addition, the Villano brothers, individually and through their affiliates, will receive an additional           common shares, or     % of the common shares issued in the exchange. In addition, Jeffrey Villano and John Villano, were each issued 1,085,000 common shares of Sachem Capital upon its formation. Accordingly, after giving effect to the exchange but immediately prior to the offering, in total, Jeffrey and John Villano, collectively, will beneficially own           common shares (or    %) of Sachem Capital’s common shares.

Following the consummation of the transactions contemplated by the Exchange Agreement and the completion of this offering, we believe that we will meet all of the requirements for qualification as a REIT. Accordingly, we intend to elect to be taxed as a REIT beginning as soon as possible after this offering is consummated. Our qualification as a REIT, and our ability to maintain our status as a REIT, will depend on our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code, relating to, among other things, the sources of our gross income, the composition and values of our assets and our compliance with the distribution and ownership requirements that apply to REITs.

So long as we qualify and operate as a REIT, we will not be subject to U.S. federal income tax on our net taxable income that is distributed to our shareholders. If we fail to qualify as a REIT in any taxable year or fail to operate in compliance with the rules that apply to REIT (and do not qualify for certain statutory relief provisions), we will be subject to U.S. federal income tax at regular corporate rates and will be precluded from re-electing to be taxed as a REIT for the subsequent four taxable years following the year during which our REIT election was effectively terminated. Even if we qualify as a REIT, we may incur U.S. federal, state and local income and/or excise taxes under certain circumstances.

In order to comply with certain REIT qualification requirements, we are required to distribute all of our non-REIT accumulated earnings and profits, before the end of our first REIT taxable year. We do not believe that we. have any non-REIT earnings and profits.

MANAGEMENT

Directors and Executive Officers

As of the date of this prospectus, our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position
John L. Villano	55	Chairman, Co-Chief Executive Officer, Chief Financial Officer and Secretary
Jeffrey C. Villano	50	President and Co-Chief Executive Officer, Treasurer and Director
Leslie Bernhard(1)(2)	71	Director-Nominee
Arthur Goldberg(1)(3)	77	Director-Nominee
Brian Prinz(4)	64	Director-Nominee

(1)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees.
(2)	Chairman of the Compensation Committee.
(3)	Chairman of the Audit Committee.
(4)	Chairman of the Nominating and Corporate Governance Committee.

Under our bylaws, each director holds office until the next annual meeting of shareholders and his successor is duly elected and qualified and officers are elected to serve subject to the discretion of the board of directors.

Set forth below is a brief description of the background and business experience of our executive officers and directors:

John L. Villano, is one of our co-founders and our Chairman, Co-Chief Executive Officer, Chief Financial Officer and Secretary. He is also a founder of SCP and a founder, member and manager of JJV, the manager of SCP since their inception in December 2010. Mr. Villano is a certified public accountant and has also been engaged in the private practice of accounting and auditing for almost 30 years. Upon the effective date of this offering, he will become our full time employee. His responsibilities will include overseeing all aspects of our business operations, including loan origination and servicing, investor relations, brand development and business development. He is also responsible for all of our accounting and financial matters. Mr. Villano is the brother of our other co-founder and co-chief executive officer, Jeffrey C. Villano. Mr. Villano holds a Bachelor’s Degree in Accounting from the University of Rhode Island in 1982. We believe that Mr. Villano’s experience in managing our business for the last 5½ years and his professional background as a certified public accountant make him an important part of our management team and make him a worthy candidate to serve on our board of directors.

Jeffrey C. Villano, is one of our co-founders and our Co-Chief Executive Officer, President and Treasurer. He is also a founder of SCP and a founder, member and manager of JJV, the manager of SCP since their inception in December 2010. Upon the effective date of this offering, he will become our full time employee. His responsibilities will include overseeing all aspects of our business operations, including loan origination and servicing, investor relations, brand development and business development. Mr. Villano is the brother of our other co-founder and co-chief executive officer, John L. Villano. Mr. Villano received an Associate’s Degree from Eastern Connecticut State University in 1985. We believe that Mr. Villano’s knowledge of the Connecticut real estate market and his experience in underwriting, structuring and managing real estate loans in general and his experience managing our business over the last 5½ years make him well-qualified to serve as a member of our board of directors.

Leslie Bernhard will become a member of our board of directors as of the date of this prospectus. She has served as the non-executive chairman of the board of Milestone Scientific Inc. (NYSE: MLSS), a developer and manufacturer of medical and dental devices, since October 2009, and an independent director of Milestone since May 2003. She has also served as an independent director of Universal Power Group, Inc. (OTCMarkets: UPGI), a global supplier of power solutions, since 2007. In 1986 she co-founded AdStar, Inc., an electronic ad intake service to the newspaper industry, and served as its president, chief executive officer and executive director until 2012. Ms. Bernhard holds a BS Degree in Education from St. John’s University. We believe that Ms. Bernhard’s experience as an entrepreneur and her service as a director of other public corporations will enable her to make an important contribution to our board of directors.

Arthur Goldberg will become a member of our board of directors as of the date of this prospectus. He has been a private accounting and business consultant since April 2012. From March 2011 through June 2015 he served as a director of Sport Haley Holdings, Inc., a manufacturer and distributor of sportswear and furniture. From January 2008 through March 2013, he served as a member of the board of directors of SED International Holdings, Inc. (OTC: SEDN), a distributor of consumer electronics. From January 2008 through March 2012, he served as the chief financial officer of Clear Skies Solar, Inc., an installer of solar panels. Mr. Goldberg has held senior executive positions, including chief financial officer and chief operating officer, and served as a director at a number of public companies. From January 2008 through June 2008, he served as the chief financial officer of Milestone Scientific, Inc. (NYSE MKT: MLSS), a medical device company. From June 1999 through April 2005, Mr. Goldberg was a partner with Tatum CFO Partners, LLP which provided interim CFO staffing services for public and private companies. From June 1996 through mid-1998 he served in various capacities, including vice chairman, chief financial officer and chief operating officer, at Complete Management, Inc. (AMEX: CMI; NYSE: CMI)), a physician practice management company. Mr. Goldberg is a certified public accountant and holds a B.B.A. degree from the City College of New York, an M.B.A. from the University of Chicago and J.D. and LL.M. degrees from the New York University School of Law. Mr. Goldberg was selected as a director because of his experience as the senior executive, operations and financial officer of a number of public companies and because of his background in law and accounting. We believe that his background and experience will provide our board or directors with a perspective on corporate finance matters. Given his financial experience, the board of directors has also determined that Mr. Goldberg qualifies as the Audit Committee financial expert, pursuant to Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Brian Prinz will become a member of our board of directors as of the date of this prospectus. Since 1976, Mr. Prinz has been employed by Current, Inc., a leading manufacturer of laminated products including sheeting, tubes, rods, spacers and standoffs, as well as electrical grade laminates, a variety of carbon fiber products and other industrial products, which are used in various industries including construction, recreation, energy exploration and defense. He began his career at Current initially as a foreman, then as a production manager, then as vice president of sales and, since 2011, as President and Chief Financial Officer. Mr. Prinz graduated from Bryant College with B.A. in 1976. We believe that his background and experience make him well qualified to serve as a member of our board of directors.

Director Independence

The members of our board of directors are John L. Villano, Jeffrey C. Villano, Leslie Bernhard, Arthur Goldberg and Brian Prinz. The board of directors has determined, in accordance with Nasdaq’s Stock Market Rules, that: (i) Ms. Bernhard and Messrs. Goldberg and Prinz are independent and represent a majority of its members; (ii) Ms. Bernhard and Messrs. Goldberg and Prinz, as the members of the Audit Committee, the Nominating and Corporate Governance and Compensation Committee, are independent for such purposes. In determining director independence, our board of directors applies the independence standards set by Nasdaq. In applying these standards, our board of directors considers all transactions with the independent directors and the impact of such transactions, if any, on any of the independent directors’ ability to continue to serve on our board of directors.

Committees of the Board of Directors

We have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee is made up entirely of independent directors as defined under Nasdaq’s Stock Market Rules; to wit, Mr. Goldberg serves as chairman of the Audit Committee and also qualifies as the “audit committee financial expert.”      serves as the chairman of the Compensation Committee.      serves as the chairman of the Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with auditors and audits of financial statements. Specifically, the Audit Committee’s responsibilities include the following:

•	selecting, hiring and terminating our independent auditors;
•	evaluating the qualifications, independence and performance of our independent auditors;
•	approving the audit and non-audit services to be performed by the independent auditors;
•	reviewing the design, implementation and adequacy and effectiveness of our internal controls and critical policies;
•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and other accounting matters;
•	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and
•	preparing the report that the SEC requires in our annual proxy statement.

The members of the Audit Committee are Arthur Goldberg, who serves as chairman, Leslie Bernhard and     . The board of directors has determined that Arthur Goldberg is qualified as an Audit Committee financial expert pursuant to Item 407(d)(5) of Regulation S-K. Each Audit Committee member is independent, as that term is defined in Section 10A(m)(3) of the Exchange Act and their relevant experience is more fully described above.

Compensation Committee.  The Compensation Committee assists the Board in determining the compensation of our officers and directors. Specific responsibilities include the following:

•	approving the compensation and benefits of our executive officers;
•	reviewing the performance objectives and actual performance of our officers; and
•	administering our stock option and other equity and incentive compensation plans.

The Compensation Committee is comprised entirely of directors who satisfy the standards of independence applicable to compensation committee members established under 162(m) of the Code and Section 16(b) of the Exchange Act.

Nominating and Corporate Governance Committee.  The corporate governance and nominating committee assists the board by identifying and recommending individuals qualified to become members of the board of directors. Specific responsibilities include the following:

•	evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;
•	establishing a policy for considering shareholder nominees to our Board;
•	reviewing our corporate governance principles and making recommendations to the Board regarding possible changes; and
•	reviewing and monitoring compliance with our code of ethics and insider trading policy.

EXECUTIVE COMPENSATION

Summary Compensation Information

We have never paid any compensation to our executive officers. However, since its inception SCP has paid management fees to JJV, a limited liability company founded and controlled by John L. Villano and Jeffrey C. Villano. Total amounts paid or accrued to JJV for 2016 (through June 30), 2015 and 2014 in its capacity as the manager of SCP were $152,517, $210,407 and $75,895, respectively. In 2014, JJV waived the portion of the management fee based on our total assets to which it would otherwise have been entitled. At June 30, 2016, the amount due to JJV was $350,905, which will be paid by SCP from its working capital immediately before this offering and the transactions contemplated by the Exchange Agreement are consummated. These amounts do not include loan origination fees that borrowers paid directly to JJV. After this offering is consummated, all loan origination fees will be paid directly to us. Origination fees paid to JJV in the six month ended June 30, 2016 and 2015 were $244,152 and $299,779, respectively, and in 2015 and 2014 were $541,600 and $305,600, respectively.

The management fees payable to JJV in its capacity as the manager of SCP are set forth in the SCP operating agreement and include the following:

(a)	75% of loan origination fees and 100% of credit and wire fees paid by a borrower in connection with originating and funding a loan;
(b)	if SCP purchases an existing loan from a third party, a fee comparable to the origination fee that SCP would have charged if it had originated such loan;
(c)	a listing fee in connection with the sale of any property that SCP acquires pursuant to a foreclosure action;
(d)	a monthly servicing fee equal to the sum of (i) one-twelfth of 1% of the total assets of SCP and (ii) one-twelfth of 0.5% to one percent of the total amount of SCP’s loan portfolio; and
(e)	reimbursement of any fees paid in connection with the preparation of all tax returns and audit reports on behalf of SCP.

In addition, JJV has the right to sell any mortgages it holds to SCP at 10% over the principal amount thereof. JJV has never exercised this right.

Upon consummation of the transactions contemplated by the Exchange Agreement, which should occur immediately before the date of this prospectus, JJV will no longer be entitled to receive any of the fees described above. However, any accrued but unpaid management fees as of the date of this prospectus will be paid to JJV before the time of the exchange.

Employment Agreements

In contemplation of this offering, we have entered into employment agreements with each of John Villano and Jeffrey Villano, which will take effect on the effective date of this offering. The material terms of the employment agreements are as follows:

•	John Villano will serve as our co-chief executive officer, chief financial officer and secretary and Jeffrey Villano will serve as our co-chief executive officer, president and treasurer.
•	The term of employment is five years commencing on the date of this prospectus unless terminated earlier pursuant to the terms of the agreement. The termination date will be extended one year on each anniversary date of the agreement unless either party to the agreement provides written notice at least 180 days before the next anniversary date that it is electing not to renew the agreement, in which case the agreement will terminate at the end of the fourth year from the next anniversary date.
•	Base compensation of $260,000 per annum which amount may be increased in the discretion of the compensation committee of the board of directors in its sole and absolute discretion.

•	Incentive compensation in such amount as shall be determined by the compensation committee of the board of directors in its sole and absolute discretion, based on our achievement of the financial performance goals set by the Board.
•	Incentive compensation for certain capital transactions in such amount as shall be determined by the compensation committee of the board of directors in its sole and absolute discretion.
•	The right to participate in all retirement, pension, deferred compensation, insurance and other benefit plans adopted and maintained by us for the benefit of employees and be entitled to additional compensation in an amount equal to the cost of any such benefit plan or program if he chooses not to participate.
•	Indemnification to the full extent permitted by law against and for any claims, liabilities, losses, expenses and costs incurred that relate to any acts or omission taken in his capacity as an officer or director.
•	We have the right to terminate the employment agreement at any time with or without cause and for death or disability (as defined in the employment agreement). See below for the payments due upon a termination.
•	Two-year non-competition provision if we terminate the employment agreement for cause.
•	In the event any payment to the employee is subject to an excise tax under the Code, we will pay the employee an additional amount equal to the amount of the excise tax and any other taxes (whether in the nature of excise taxes or income taxes) due with respect to such payment.

Termination and Change of Control Arrangement

Each employment agreement provides that we may terminate the executive’s employment at any time with or without cause. It also provides that employment will terminate upon the death or disability of the executive. If we terminate the executive’s employment for cause, we will only be liable for his base salary and benefits through the date of termination. In addition, the executive will not forfeit any rights to payments, options or benefits that have vested or have been earned or to which he is entitled as of the date of termination. If we terminate the executive’s employment without cause or the agreement terminates because of the death or disability of the executive or the executive terminates for Good Reason (as defined in the employment agreement), the executive will also entitled to receive (i) a lump sum payment equal to 48 times his monthly salary on the date of termination; (ii) any deferred compensation or accrued vacation pay; (iii) continuation for a 12-month period after termination of health and welfare and long-term disability benefits; and (iv) a pro rata share of any incentive compensation and any other compensation or benefits to which he would have been entitled had he not been wrongfully terminated.

Good Reason includes a “change in control” with respect to us. A “change in control” means (1) if we merge into another corporation and, as a result of such merger, our shareholders immediately prior to such merger own less than 50% of the surviving corporation; (2) we sell, lease or otherwise dispose of all or substantially all of our assets; (3) the acquisition of beneficial ownership, directly or indirectly, of our common shares or any other securities having voting rights that we may issue in the future), rights to acquire our voting securities (including, without limitation, securities that are convertible into voting securities and rights, options warrants and other agreements or arrangements to acquire such voting securities) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of our board of directors, as then constituted; or (4) the acquisition of beneficial ownership, directly or indirectly, of voting securities and rights to acquire voting securities having voting power equal to 40% percent or more of the combined voting power of our then outstanding voting securities by any person, corporation or other entity or group thereof acting jointly unless such acquisition is expressly approved by resolution of our board of directors passed upon affirmative vote of not less than a majority of the board of directors and adopted at a meeting of the board of directors held not later than the date of the next regularly scheduled or special meeting held following the date we obtain actual knowledge of such acquisition (which approval may be limited in purpose and effect solely to affecting the rights of the executive under his employment agreement).

Notwithstanding the preceding sentence, any transaction that involves a mere change in identity form or place of organization within the meaning of Section 368(a)(1)(F) of the Code, or a transaction of similar effect, will not constitute a “change in control.”

Equity Compensation Plan Information

On October 27, 2016 we adopted the 2016 Equity Compensation Plan (the “Plan”). The purpose of the Plan is to align the interests of our officers, other employees, advisors and consultants or any subsidiary, if any, with those of our shareholders to afford an incentive to such officers, employees, consultants and advisors to continue as such, to increase their efforts on our behalf and to promote the success of our business. The basis of participation in the Plan is upon discretionary grants of awards by the board of directors. The Plan is administered by the Compensation Committee. The maximum number of common shares reserved for the grant of awards under the Plan is 1,500,000, subject to adjustment as provided in Section 5 of the Plan. As of the date of this prospectus, approximately     persons will be eligible to participate in the Plan, including two executive officers and five directors (of whom three are Independent Directors).

Types and Terms of Awards

Awards under the Plan may take the form of stock options (either incentive stock options or non-qualified stock options) or restricted shares. Subject to restrictions that are set forth in the Plan, the Compensation Committee will have complete and absolute authority to set the terms, conditions and provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration of vesting and exercisability) and termination and forfeiture provisions.

The Compensation Committee shall be subject to the following specific restrictions regarding the types and terms of awards:

•	The exercise price for a stock option may not be less than 100% of the fair market value of the stock on the date of grant.
•	No award may be granted after the expiration of the Plan (more than ten years after the Plan adoption date).

No stock option can be “repriced” without the consent of the shareholders and of the option holder if the effect would be to reduce the exercise price per share.

Amendment and Termination of the Plan

The Plan expires on the tenth anniversary of the date of its adoption by the board of directors. Prior to the expiration date, the board of directors may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time provided, however, that unless otherwise determined by the board of directors, an amendment that requires shareholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any grantee under any outstanding award granted under the Plan without such grantee's consent.

Exercise Price of an option granted under the Plan

The exercise price of an option granted under the Plan may be no less than the fair market value of a common share on the date of grant, unless, with respect to nonqualified stock options that are not intended as incentive stock options within the meaning of Section 422 of the Code from time to time, otherwise determined by the Compensation Committee. However, incentive stock options granted to a ten percent shareholder must be priced at no less than 110% of the fair market value of our common shares on the date of grant and their term may not exceed five years. All options granted under the Plan are for a term of no longer than ten years unless otherwise determined by the Compensation Committee. The Compensation Committee also determines the exercise schedule of each option grant.

Federal Income Tax Consequences

The following is a brief summary of the effect of federal income taxation upon the recipients and us with respect to the shares under the Plan and does not purport to be complete.

Non-qualified Stock Options.  The grant of non-qualified stock options will have no immediate tax consequences to us or the grantee. The exercise of a non-qualified stock option will require a grantee to include in his gross income the amount by which the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the option price. Upon a subsequent sale or taxable exchange of the shares acquired upon exercise of a non-qualified stock option, a grantee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. We will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes at the same time and in the same amount as the grantee is in receipt of income in connection with the exercise of a non-qualified stock option.

Incentive Stock Options.  The grant of an incentive stock option will have no immediate tax consequences to us or our employee. If the employee exercises an incentive stock option and does not dispose of the acquired shares within two years after the grant of the incentive stock option nor within one year after the date of the transfer of such shares to him (a “disqualifying disposition”), he will realize no compensation income and any gain or loss that he realizes on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. For purposes of calculating the employee’s alternative minimum taxable income, however, the option will be taxed as if it were a non-qualified stock option.

Restricted Shares.  Generally, unless the participant elects, pursuant to Section 83(b) of the Code to recognize income in the taxable year in which restricted shares have been awarded, the participant is required to recognize income for federal income tax purposes in the first taxable year during which the participant’s rights over the restricted shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. At such time, we will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes except to the extent that such participant’s total compensation for the taxable year exceeds one million dollars, in which case such deduction may be limited by Section 162(m) of the Code unless any such grant of restricted shares is made pursuant to a performance-based benchmark established by the Compensation Committee.

Compensation of Directors

Each non-employee director will be granted, upon effectiveness of our initial public offering, five-year options to purchase      common shares at an exercise price equal to the fair market value of a common share on the date of grant. These options will vest over three years in equal installments on the anniversary date of the date of grant. Thereafter, each non-employee director will receive cash compensation of $     per year, which will be paid on a quarterly basis. John L. Villano and Jeffrey C. Villano, who are executive officers as well as directors, will not receive compensation in connection with their positions on our board of directors.

PRINCIPAL SHAREHOLDERS

The following table, together with the accompanying footnotes, sets forth information, as of the date of this prospectus regarding the beneficial ownership of our common shares by each of our executive officers, each member of our board of directors, by all persons known by us to beneficially own more than 5% of our outstanding common shares, each executive officer, each director, and all of our directors and officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class(3)
		Prior to Offering		After Offering
Executive Officers and Directors:
John L. Villano(4)			%		%
Jeffrey C. Villano(5)			%		%
Leslie Bernhard		—		—
Arthur Goldberg		—		—
Brian Prinz		—		—
All officers and directors as a group (5 persons)(6)			%		%

*	Less than 1%.
(1)	Unless otherwise provided, the address of each of the individuals above is c/o Sachem Capital Corp., 23 Laurel Road, Branford, CT 06405.
(2)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the date of this prospectus upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the date of this prospectus have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned.
(3)	All percentages are determined based on 8,533,237 common shares outstanding immediately prior to this offering and common shares outstanding immediately after this offering.
(4)	Includes common shares owned by his wife and common shares owned by JJV, an entity owned and managed by John and Jeffrey Villano.
(5)	Includes and common shares owned by Ultimate Brands Inc. and Union News of New Haven, Inc., respectively, each a corporation of which he is the founder and chief executive officer and over which he has full voting and dispositive control and common shares owned by his minor daughter.
(6)	Includes an aggregate of common shares underlying options beneficially owned by officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Prior to the consummation of the transactions contemplated by the Exchange Agreement, our business was conducted by SCP. JJV is the manager and a member of SCP. The members of JJV are John Villano, Jeffrey Villano and their respective affiliates. John Villano and Jeffrey Villano are the mangers of JJV. They are also our co-chief executive officers and members of our board of directors. Upon consummation of the transactions contemplated by the Exchange Agreement JJV will no longer be entitled to receive any management fees from SCP and John Villano and Jeffrey Villano will become our full-time employees. In addition, upon consummation of this offering, they will each own more than 10% of our issued and outstanding common shares.

Prior to this offering SCP had no employees. Rather, JJV, in its capacity as the manager of SCP, provided management and administrative services to SCP for which it received management fees. In addition, JJV also paid certain expenses on behalf of SCP for which it was entitled to reimbursement. For the six months ended June 30, 2016 and the years ended December 31, 2015 and 2014, the amounts paid or accrued to JJV in its capacity as the manager of SCP totaled $152,517, $210,407 and $75,895, respectively. In addition, at June 30, 2016, the amount due to JJV was $350,905, of which $307,197 represents reimbursement for SCP expenses paid by JJV and $43,708 represents fees owed to JJV. The balance due to JJV will be paid immediately prior to this offering. These amounts do not include loan origination fees that borrowers paid directly to JJV. After this offering is consummated, all loan origination fees will be paid directly to us. Origination fees paid to JJV in the six month ended June 30, 2016 and 2015 were $244,152 and $299,779, respectively, and in 2015 and 2014 were $541,600 and $305,600, respectively.

All of SCP’s records are kept at and all of its operations are conducted from JJV’s offices, which are located in a building owned by Union News of New Haven, Inc. Jeffrey Villano is the chief executive officer of Union News and owns 20% of its outstanding stock. The other 80% is owned by his and John Villano’s mother, Shirley Villano. We are in the process of looking for office space from which to conduct our operations. If we cannot find suitable space or sign a lease for suitable space before this offering, we will enter into an occupancy agreement with United Union News to occupy the space currently occupied by JJV. The occupancy fee will be $1,500 per month, which we believe is the fair market rental value of that space. In addition, we will have the right to terminate the occupancy agreement at any time without notice.

SCP’s loan portfolio includes three loans made to JJV. The principal balance of the loans to JJV at June 30 2016, December 31, 2015 and 2014 were $1,376,522, $1,515,000 and $757,000, respectively. Interest paid on these loans during each of those periods was $81,224, $108,932 and $46,944, respectively. These loans were made in connection with JJV’s purchase of real property from third parties who, for various reasons, did not meet SCP’s loan criteria. We believe that the terms of these loans are no less beneficial to SCP than they would have been if SCP made the loans to unrelated third parties and are all properly documented.

We intend to adopt a policy prior to the consummation of this offering that will prohibit any transaction between us and a related party unless the terms of that transaction are no less favorable to us than if we had entered into the same transaction with an unrelated party and the transaction is approved by a majority of our board of directors, which majority must include a majority of the independent directors.

DESCRIPTION OF CAPITAL SHARES

The following is a description of the material terms of our certificate of incorporation, as amended, and our bylaws. We refer you to our certificate of incorporation, as amended, and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

Our authorized capital stock consists of 55,000,000 common shares, par value $0.001 per share, and 5,000,000 preferred shares, par value $.001 per share. Immediately prior to this offering, we will have 8,533,237 common shares and no preferred shares issued and outstanding. Immediately after this offering is consummated we will have      common shares and no preferred shares issued and outstanding. If the representative exercises the over-allotment option in full, the number of common shares issued and outstanding immediately after this offering will be     .

Common shares

Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding common shares are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. Each shareholder is entitled to one vote for each common shares held on all matters submitted to a vote of shareholders. Directors are elected by plurality vote. Therefore, the holders of a majority of the outstanding common shares voted can elect all of the directors then standing for election. Holders of common shares are not entitled to preemptive rights and are not subject to conversion or, as more fully described below in “Restrictions on Ownership and Transfer,” except in the case of a prohibited transfer, redemption. If we are liquidated or dissolved or our business is otherwise wound up, the holders of common shares would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred shares. Each outstanding common share is, and all common shares outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred Shares

Our certificate of incorporation, as amended, authorizes our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series which our board may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of shares then outstanding;
•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•	the dates at which dividends, if any, will be payable;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding — up of the affairs of our company, or upon any distribution of our assets;
•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•	the preferences and special rights, if any, of the series and the qualifications and restrictions, if any, of the series;

•	the voting rights, if any, of the holders of the series; and
•	such other rights, powers and preferences with respect to the series as our board of directors may deem advisable.

Authorized but Unissued Shares of Capital Stock

New York law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply for so long as our common shares are listed on one of the Nasdaq exchanges, require shareholder approval of certain issuances (other than a public offering) equal to or exceeding 20% of the then outstanding voting power or then outstanding common shares, as well as for certain issuances of shares of capital stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved common shares may be to enable our board of directors to sell common shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their common shares at prices higher than prevailing market prices.

Restrictions on Ownership and Transfer

In order for us to qualify to be taxed as a REIT under the Code, our capital shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to qualify to be taxed as a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our capital stock (after taking into account options to acquire shares of capital stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify to be taxed as a REIT, we must satisfy other requirements as well.

Our certificate of incorporation, as amended, provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than     %, by value or number of shares, whichever is more restrictive, of our outstanding capital stock. We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of shares as described below, would beneficially own or constructively own shares of our capital stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares owned beneficially or constructively by a group of related individuals and/or entities to be deemed owned beneficially or constructively by one individual or entity. As a result, even if a shareholder’s actual ownership does not exceed the share ownership limits described, on a constructive ownership basis such shareholder may exceed those limits.

The ownership limits described above do not apply to our founders and co-chief executive officers, Jeffrey C. Villano and John L. Villano, who, immediately after this offering is consummated, will own     % and     %, respectively, of our issued and outstanding common shares. In addition, our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular shareholder from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if we obtain representations and undertakings from such shareholders as are reasonably necessary for the board of directors to determine that such shareholder’s beneficial or constructive ownership of our shares will not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT. Any violation or attempted violation of any such representations or undertakings will result in such shareholder’s shares being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common share ownership limit, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding shares or we would otherwise fail to qualify to be taxed as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or our shares of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common shares or our shares of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of other classes or series of our capital stock, as applicable, will violate the decreased ownership limit.

Thus, our certificate of incorporation, as amended, prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify to be taxed as a REIT;
•	any person from transferring shares of our capital stock if the transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and
•	any person from beneficially or constructively owning shares of our capital stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of shares of our capital stock described above, or who would have owned shares of our capital stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer of shares of our capital stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of shares of our capital stock described above is no longer required.

If any transfer of shares of our capital stock would result in such shares being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our capital stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violating transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity,” then the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our capital stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any of our capital shares held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to New York law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accepts such offer. We may reduce the amount so payable to the prohibited owner by the amount of any dividend or distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our capital shares held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of shares of our capital shares. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

In addition, if our board of directors determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of shares of our stock described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of shares of our stock, within 30 days after the end of each taxable year, must give us written notice stating the shareholder’s name and address, the number of shares of each class and series of our capital stock that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our capital stock and any person or entity (including the shareholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

Certificates representing shares of our capital stock will bear a legend referring to the restrictions on ownership and transfer of shares of our capital stock described above.

The restrictions on ownership and transfer of shares of our capital stock described above could delay, defer or prevent a transaction or a change in control, including one that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Issuer Direct Corporation located at 500 Perimeter Park Drive, Morrisville, NC 27560.

CERTAIN PROVISIONS OF NEW YORK LAW AND
OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

The following summary of certain provisions of New York law, our certificate of incorporation, as amended, and our bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the New York Business Corporation Law and to our certificate of incorporation, as amended, and bylaws. Copies of our certificate of incorporation, as amended, and bylaws are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Our Board of Directors

We have one class of directors. Each director serves for a one-year term or until his or her successor is elected and qualified. Our bylaws provide that our board of directors will consist of not less than one and not more than nine directors. As of the date of this prospectus, our board of directors consists of five members.

Election of Directors; Removals; Vacancies

Directors are elected by a plurality of all of the votes cast in the election of directors.

Under our bylaws a director may be removed for cause by the board of directors or by shareholders acting by a simple majority.

Our bylaws provide that vacancies on our board of directors may be filled by the remaining directors, even if the remaining directors do not constitute a quorum. However, only shareholders can fill a vacancy on our board of directors that is caused by the removal of a director by action of shareholders. Any director elected to fill a vacancy will serve for the remainder of the full term of the director he or she is replacing or until his or her successor is duly elected and qualifies.

Meetings of Shareholders

Our bylaws provide that a meeting of our shareholders for the election of directors and the transaction of any business will be held annually on such day during the period from May 1 through October 31, other than a legal holiday and at the time and place set by the board of directors. Our bylaws provide that a special meeting of shareholders may be called at any time by the president and must be called by the president at the request in writing of a majority of the directors then in office or at the request in writing filed with our secretary by the holders of a majority of our issued and outstanding shares of capital shares entitled to vote at such a meeting.

Shareholder Actions by Written Consent

Under Section 615 of the BCL and our certificate of incorporation, as amended, shareholder action may be taken without a meeting if a written consent, setting forth the action so taken, is given by the shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

Amendment of Certificate of Incorporation and Bylaws

Under the BCL, a New York corporation may amend its certificate of incorporation if such action is declared advisable by the board of directors and approved by the affirmative vote of shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws provide that each of our board of directors and our shareholders has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Transactions Outside the Ordinary Course of Business

Under the BCL, a New York corporation generally may not dissolve, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter, unless a greater percentage is specified in the corporation’s certificate of incorporation. Our certificate of incorporation, as amended, does not provide for a super majority vote on any matter.

Business Combinations

Under the BCL, certain “business combinations” (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a New York corporation and an “interested shareholder” (defined generally as any person who beneficially owns, directly or indirectly, 20% or more of the voting power of the corporation’s outstanding voting shares or an affiliate of such an interested shareholder) are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of holders of a majority of the outstanding voting shares of the corporation other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the corporation’s common shareholders receive a minimum price (as described in the BCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. A corporation’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

REIT Qualification

Our certificate of incorporation, as amended, provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify to be taxed as a REIT.

Limitation on Directors’ Liability and Indemnification of Directors and Officers

The BCL permits a New York corporation to include in its certificate of incorporation a provision limiting the liability of its directors to the corporation and its shareholders for money damages, except if a judgment or other final adjudication establishes that (i) the director’s acts were committed in bad faith, (ii) involved intentional misconduct or a knowing violation of law, (iii) he personally gained a financial profit or other advantage to which he was not legally entitled or (iv) his act involves (A) the declaration of a dividend that violated section 510 of the BCL; (B) the purchase or redemption of shares of our capital shares in violation of section 513 of the BCL; (C) the distribution of assets to shareholders after dissolution without paying or adequately providing for the payment of all known liabilities; and (D) the making of loans to a director in violation of section 714 of the BCL.

The BCL permits us to indemnify any present or former director or officer, against judgments, fines, settlements and reasonable expenses including attorney’s fees actually and necessarily incurred as a result of the action or proceeding, including any appeals, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

In addition, the BCL permits us to advance reasonable expenses to a director or officer upon our receipt of an undertaking by or on behalf of such officer or director to repay such amount as, and to the extent, such officer or director is ultimately found not to be entitled to indemnification or, if entitled to indemnification, to the extent the amount advanced exceeds the indemnification to which such officer or director is entitled.

Our certificate of incorporation, as amended, and bylaws obligate us, to the fullest extent permitted by New York law in effect from time to time, to indemnify, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity and any individual who, while a member of our board of directors and at our request, serves or has served as a director, officer, trustee or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity authorized by;

•	by the board, acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the NYBCL; or
•	by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer; or
•	by shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

The indemnification and payment or reimbursement of expenses provided by the indemnification provisions of our certificate of incorporation, as amended, and bylaws are not deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any statute, bylaw, resolution, insurance, agreement, vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of our common shares, or the availability for future sales of our common shares, will have on the market price of our common shares prevailing from time to time. The sale of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common shares.

Immediately prior to this offering and after taking into account the exchange, we had 8,533,237 common shares issued and outstanding, beneficially owned by      shareholders. Immediately after this offering, we will have outstanding      common shares (or      shares if the over-allotment option is exercised in full.) The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any common shares held by our “affiliates,” as defined in Rule 144, which would be subject to the limitations and restrictions described below.

A person (or persons whose securities are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of securities that does not exceed the greater of one percent of the then outstanding shares of securities of such class or the average weekly trading volume of securities of such class during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act). As of the date of this prospectus, none of our outstanding common shares are eligible for sale under Rule 144 and none of the shares are freely tradable.

We, our directors and executive officers and our pre-offering shareholders expect to enter into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities will agree that, during the Lock-Up Period (as defined below), without the prior written consent of the representative, they will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for common shares owned or acquired on or prior to the closing date of this offering (including any common shares acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities); (2) file or caused to be filed any registration statement relating to the offering of any shares of our capital shares; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of shares common shares or such other securities, in cash or otherwise, except for certain exceptions and limitations. The Lock-Up Period will be 12 months from the date of this prospectus for us, our officers and directors and six months from the date of this prospectus for our other pre-offering shareholders.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common shares. Except where noted, this summary deals only with common shares held as a capital asset. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the “Code”, regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, regulated investment companies, REITs, “controlled foreign corporations,” “passive foreign investment companies,” broker-dealers, former U.S. citizens or long-term residents, life insurance companies, persons that hold common shares as part of a hedge against currency or interest rate risks or that hold common shares as part of a straddle, conversion transaction or other integrated investment, or U.S. holders that have a functional currency other than the U.S. dollar. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or any estate, gift or alternative minimum tax consequences.

For purposes of this summary, a “U.S. holder” is a beneficial owner of common shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of common shares that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of our common shares.

Taxation of REITs

General

This section is a summary of certain federal income tax matters of general application pertaining to REITs under the Code. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. This summary is qualified in its entirety by the applicable Code provisions, regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

We intend to make an election to be treated as a REIT under the Code for our taxable year ended December 31, 2016. The election will be made on our 2016 federal income tax return, which we expect to file on or before September 15, 2017. We believe that we meet all of the requirements for REIT qualification for U.S. federal income tax purposes. In connection with this offering, we will receive an opinion of counsel that, commencing with our taxable year ended on December 31, 2016, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and our current organization and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that this opinion of counsel is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. Included in these assumptions is that no group of five or fewer shareholders will own 50% of more of our outstanding common shares. In addition, the accuracy of such opinion may also depend on the accuracy of certain opinions rendered to us in connection with various transactions in which we may engage in the future. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by counsel or by us that we will so qualify for any particular year. Counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed in their opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests (discussed below), some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

If we qualify as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a corporation. However, notwithstanding our qualification as a REIT, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. For this purpose, REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.
•	We may, under certain circumstances, be subject to the “alternative minimum tax” on our items of tax preference.
•	If we have (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income. Foreclosure property generally consists of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.
•	If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the excess of 75% of our gross income over the amount of such income attributable to sources which qualify under the 75% gross income test and (2) the excess of 95% of our gross income over the amount of such income attributable to sources which qualify under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

•	If we should fail to satisfy any of the REIT asset tests discussed below (other than a de minimis failure of the 5% or 10% asset tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the applicable test.
•	If we should fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each failure.
•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subjected to a 4% excise tax on the excess of such required distribution over the sum of (i) amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax.
•	If we acquire any asset from a C corporation in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the applicable “recognition period” (currently 10 years from the time of acquisition, subject to potential legislative changes) then we will generally be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) the adjusted tax basis in the asset, in each case, determined as of the beginning of the applicable recognition period. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations either are made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date the acquisition occurred.
•	We may be subject to a 100% tax on some items of income or expense that are directly or constructively paid between a taxable REIT subsidiary (as described below) and a REIT if and to the extent that the IRS successfully adjusts the reported amounts of these items.
•	If we elect to retain the proceeds from the sale of assets that result in net capital gain, we will be required to pay tax at regular corporate tax rates on the retained net capital gain; each shareholder will be required to include the shareholder’s proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in the shareholder’s income, and each of our shareholders will receive a credit or refund for the shareholder’s proportionate share of the tax we pay.
•	We may be required to pay penalties under certain circumstances, including if we fail to meet certain record keeping requirements.

Furthermore, notwithstanding our status as a REIT, we may have to pay certain state and local income taxes because not all states and localities treat REITs the same as they are treated for federal income tax purposes. We could also be subject to foreign taxes on investments and activities in foreign jurisdictions. In addition, certain of our subsidiaries are subchapter C corporations, the earnings of which are subject to federal corporate income tax. Finally, we could also be subject to tax in certain situations and on certain transactions not presently contemplated.

Requirements for qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or transferable certificates of beneficial interest;
(3)	which would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;
(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);
(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and
(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first four conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, specified tax-exempt entities (but generally excluding trusts described in Section 401(a) and exempt under Section 501(a) of the Code) generally are treated as individuals and other entities, including pension funds, are subject to “look-through” attribution rules to determine the individuals who constructively own the shares held by the entity.

We intend to operate in a manner so as to satisfy each of the above conditions. In addition, with regard to the fifth and sixth conditions described above, our certificate of incorporation, as amended, will include restrictions regarding ownership and transfers of our shares, which provisions are intended to assist us in satisfying these share ownership requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements or otherwise fail to meet the conditions described above, we will fail to qualify as a REIT. See our discussion under “— Failure to qualify as a REIT” for a discussion of the implications of such failure to qualify as a REIT. However, if we comply with certain rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth condition described above, we will be treated as having met this requirement.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the persons required to include in gross income the REIT dividend. A shareholder who fails or refuses to comply with the demand must submit a statement with such shareholder’s tax return disclosing the actual ownership of the shares and certain other information.

In addition, we must use a calendar year for federal income tax purposes, satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder. We have had and will continue to have a calendar year, and intend to satisfy the relevant filing, administrative, recordkeeping, and other requirements established by the IRS, the Code and regulations promulgated thereunder that must be met to elect and maintain REIT status.

Gross income tests

In order to maintain qualification as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived directly or indirectly from certain investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest or income from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term “interest” to the extent the amount is attributable to qualified rents received by the debtor if the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process, however, it is uncertain whether some or all of our mortgage loans may be treated by the IRS as secured by other property, particularly, in the case of a distressed mortgage loan for which the borrower has provided a recourse guarantee. Furthermore, we do not accrue interest income or market discount on defaulted or delinquent loans when certain criteria are satisfied. The criteria generally relate to whether those amounts are uncollectable or of doubtful collectability. Revenue Procedure 2011-16, which would be relevant if the IRS were to challenge our position with respect to the accrual of interest income and market discount and were to conclude that our mortgage loans are secured by other property, provides that that the IRS will treat mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on such a mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). In the case of a distressed mortgage loan, the face amount of the loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. At this time, we do not intend to invest in distressed mortgage loans.

In the future, we may agree to modify the terms of our mortgage loans to avoid foreclosure actions and for other reasons. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan, generally resulting in taxable gain or loss that is potentially eligible for installment method reporting. To the extent that such mortgage loan qualified as a real estate asset for purposes of the 75% asset test (see “— Asset tests,” below), we intend to treat a proportionate part of any gain from a deemed exchange of a mortgage loan as income qualifying under the 75% gross income test. With respect to the interest income we subsequently receive from a mortgage loan that has been the subject of a deemed exchange, IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. We cannot assure you that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. We cannot assure you that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test and/or the 75% asset test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower.

We may enter into sale and repurchase agreements under which we nominally sell all or a portion of our mortgage portfolio to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see “— Asset tests,” below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.

Our share of any dividends received from our non-REIT corporate subsidiaries and from other corporations in which we own an interest (e.g., taxable REIT subsidiaries), will generally qualify under the 95% gross income test but not under the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such persons to cause us to exceed the limit on nonqualifying income under the 75% gross income test.

If the IRS successfully asserts that any amount of interest or other deduction of a taxable REIT subsidiary for amounts paid to us exceeds amounts determined at arm’s length, the IRS’s adjustment of such an item could trigger a 100% excise tax which would be imposed on the portion that is excessive. See “— Penalty Tax” below.

Taking into account our anticipated sources of nonqualifying income, we believe that our aggregate gross income from all sources will satisfy the income tests applicable to us. However, we may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of our income. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. See “— Failure to Qualify as a REIT” in this section for a discussion of the implications of such failure to qualify as a REIT. As discussed above in “— Taxation of REITs — General” in this section, even where these relief provisions apply, we would be subject to a penalty tax based upon the amount of our non-qualifying income.

Asset tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets at the end of each quarter must consist of real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering by us or a public debt offering by us with a term of at least five years, but the stock or debt instrument qualifies as a “real estate asset” only for the one-year period beginning on the date that we receive the proceeds of the offering.

Second, not more than 25% of the value of our total assets may be represented by securities (other than those securities that qualify for purposes of the 75% asset test).

Third, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Fourth, except for securities that qualify for purposes of the 75% asset test and investments in our qualified REIT subsidiaries and our taxable REIT subsidiaries (each as described below), the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain “straight debt” securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or other entity classified as a partnership for U.S. federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or other entity (rather than solely our interest in the capital of the partnership or other entity), excluding, for these purposes, certain securities described in the Code.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, other entities classified as partnerships or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of the issuer (including as a result of increasing our interest in a partnership or other entity which owns the securities), or acquire other assets. For example, our indirect ownership of securities of an issuer through a partnership or other entity classified as a partnership for U.S. federal income tax purposes may increase as a result of our capital contributions to the partnership or other entity. After initially meeting the asset tests at the close of any quarter as a REIT, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or other entity), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the values of our assets to ensure compliance with the asset tests. In addition, we intend to take any actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

A mortgage loan that we own will generally be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal or greater than the principal amount of the loan. In the event that we invest in a mortgage loan that is secured by both real property and other property or where the value of the real property securing the loan is less than the principal amount of the loan, a portion of the mortgage loan may not qualify for purposes of the 75% asset test and Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. The interest apportionment rules discussed above may also apply in such case. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process, however, it is uncertain whether some or all of our mortgage loans may be treated by the IRS as secured by other property, particularly in the case of a distressed mortgage loan for which the borrower has provided a recourse guarantee. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of mortgage loans acquired at a discount. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

We may enter into sale and repurchase agreements under which we nominally sell all or apportion of our loan portfolio to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for REIT asset and income test purposes as the owner of the mortgage assets that are the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

There are relief provisions that may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we are deemed to have met the 5% and 10% asset tests if (1) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (2) we dispose of the nonqualifying assets or otherwise satisfy these tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking certain required steps, including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy these tests for each quarter with respect to which we are required to apply the tests, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with an asset test in a timely manner and the relief provisions described above do not apply, we will cease to qualify as a REIT.

Ownership of interests in partnerships and other entities classified as partnerships

We may own and operate one or more properties through partnerships and other entities classified as partnerships. Treasury Regulations provide that if we are a partner in a partnership, we are deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described above. Also, we are deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are classified as partnerships for U.S. federal income tax purposes.

We may have direct or indirect control of certain partnerships and other entities classified as partnerships and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and other entities classified as partnerships. If a partnership or other entity in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, a partnership or other entity could take an action which could cause us to fail a REIT income or asset test, and we might not become aware of the action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In this case, unless we are entitled to relief, as described above, we will fail to qualify as a REIT.

Ownership of interests in qualified REIT subsidiaries

We may from time to time own and operate certain properties through wholly owned corporate subsidiaries (including entities which, absent the application of the provisions in this paragraph, would be treated as associations classified as corporations for U.S. federal income tax purposes) that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described herein, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are disregarded, and all assets, liabilities and items of income, deduction and credit of these corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of the issuer’s securities or more than 5% of the value of our total assets.

Ownership of interests in taxable REIT subsidiaries

A taxable REIT subsidiary is a corporation other than another REIT or a qualified REIT subsidiary in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the securities of the corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, except in certain limited circumstances permitted by the Code. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described above. See “— Asset tests” above.

Unlike a qualified REIT subsidiary, the income and assets of a taxable REIT subsidiary are not attributed to us for purposes of the conditions that we must satisfy to maintain our REIT status. Accordingly, the separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Rather, for REIT asset and income testing purposes, we take into account our interest in a taxable REIT subsidiary’s securities and the income and gain we derive therefrom. A taxable REIT subsidiary or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders. A taxable REIT subsidiary may engage in activities or hold assets that are not permitted to be performed or held directly by us or a partnership in which we are a partner without affecting REIT compliance, such as providing certain services to tenants or others (other than in connection with the operation or management of a lodging or healthcare facility). However, certain restrictions are imposed on our ability to own, and our dealings with, taxable REIT subsidiaries. These restrictions are intended to ensure that taxable REIT subsidiaries comprise a limited amount of our business (e.g., the securities of our taxable REIT subsidiaries cannot comprise more than 25% of the value of our total assets) and that taxable REIT subsidiaries remain subject to an appropriate level of federal income taxation.

Distribution requirements

In order to qualify as a REIT, we must distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income;” plus
•	90% of our after-tax net income, if any, from foreclosure property; minus
•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income,” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and excluding our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness and any like-kind exchanges that are later determined to be taxable.

Such dividend distributions generally must be made in the taxable year to which they relate or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary or capital gain (as applicable) corporate tax rates.

We intend to make timely distributions sufficient to satisfy these annual distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (a) the actual receipt of cash and (b) the inclusion of certain items in income by us for federal income tax purposes. In the event that such timing differences occur, in order to meet the 90% distribution requirement, we may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable distributions of property, including taxable distributions of our shares.

Under certain circumstances, we may be permitted to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent that the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) and the amounts we retain and pay corporate income tax on are less than the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax. We intend to make timely distributions sufficient to satisfy this annual distribution requirement.

Differences in REIT taxable income and cash flows from distressed loans/loan modification

We may recognize taxable income in advance of our receipt of cash or proceeds from disposition of such assets potentially increasing the amount of dividends that we are required to distribute. We may be also required to report taxable income in earlier periods that ultimately exceeds the economic income realized on various assets.

For example, we may enter into loan modification agreements with borrowers. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, potentially subject to installment method reporting, and hold the modified loan with a cost basis equal to its modified principal amount for U.S. federal tax purposes. Alternatively, in the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income regardless of whether corresponding cash payments are received.

Prohibited transaction income

Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business (but excluding foreclosure property), either directly or through our operating partnership or disregarded subsidiary entities, generally is treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances surrounding the particular transaction. The Code includes a safe-harbor provision that treats a sale as not constituting a prohibited transaction, the income from which is subject to the 100% penalty tax, if the following requirements are met:

•	the property sold is a real estate asset for purposes of the asset tests discussed above;
•	the REIT has held the property for at least two years;
•	aggregate expenditures made by the REIT during the two-year period preceding the date of the sale that are includible in the tax basis of the property do not exceed 30% of the net selling price of the property;
•	either (i) the REIT does not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year;
•	with respect to property that constitutes land or improvements (excluding property acquired through foreclosure (or deed in lieu of foreclosure) and lease terminations), the property has been held for not less than two years for the production of rental income; and
•	if the REIT has made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT does not derive or receive any income.

The modification or sale of our mortgage loan assets could also give rise to prohibited transaction income. Revenue Procedure 2011-16 provides a safe harbor whereby, if a significant modification qualifies under the Revenue Procedure (see “— Gross income tests,” above), the deemed exchange is not treated as a prohibited transaction. The Revenue Procedure does not provide a safe harbor with respect to sales of mortgage loans.

We do not intend to acquire any direct or indirect interests in real estate and, even if we do, such as a result of a foreclosure, we do not intend to enter into any sales that are prohibited transactions. Nevertheless, the IRS may contend that these sales are subject to the 100% penalty tax on income from prohibited transactions. If we decide to sell assets in a manner that might expose us to the 100% prohibited transactions tax, we may contribute those assets to a TRS prior to marketing and sale of those assets to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which those assets are contributed to the TRS and even if the contribution transaction is respected, the TRS may incur a significant tax liability as a result of those sales.

Failure to qualify as a REIT

Specified cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at the applicable regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT are not deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, shareholders taxed as individuals currently will be taxed on these dividends at a maximum rate of 23.8% (the same as the maximum rate applicable to long-term capital gains), including the 3.8% Medicare tax described below and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. We cannot determine whether, under all circumstances in which we discover a violation of any of these provisions of the Code, we will be entitled to this statutory relief.

Taxation of U.S. Holders

Distributions on common shares

If we make a distribution of cash or other property (other than certain pro rata distributions of our common shares) in respect of our common shares, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be subject to ordinary graduated federal income tax rates (the maximum individual rate is currently 39.6%), unless such dividend is a capital gain dividend or is qualified dividend income, each discussed below. Dividends, other than capital gain dividends, and certain amounts that have been previously subject to corporate level tax, discussed below, will be taxable to U.S. holders as ordinary income. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations.

To the extent that we make distributions on our common shares in excess of our current and accumulated earnings and profits, the amount of these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in the common shares by the amount of the distribution, but not below zero. The amount of any distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in the holder’s shares will be taxable as capital gain.

The gain will be taxable as long-term capital gain if the shares have been held for more than one year at the time of the distribution. Distributions that we declare in October, November or December of any year and that are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following calendar year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

To the extent that we pay a portion of a dividend in common shares, U.S. holders may be required to pay tax on the entire amount distributed, including the portion paid in common shares, in which case the holders might be required to pay the tax using cash from other sources. If a U.S. holder sells the common shares that the holder receives as a dividend in order to pay this tax, the sales proceeds may be greater or less than the amount included in income with respect to the distribution, depending on the market price of our common shares at the time of the sale and, if greater, a U.S. holder will incur additional taxable gain and possibly additional tax liability.

Capital gain dividends

Dividends that we properly designate as capital gain dividends will be taxable to our U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that the gain does not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our common shares. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which are generally taxable to non-corporate U.S. holders at a 23.8% maximum rate, including the 3.8% Medicare tax described below. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Retention of net capital gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gain. If we make this election, we will pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally will:

•	include the holder’s pro rata share of our undistributed net capital gain in computing the holder’s long-term capital gains in the holder’s return for the holder’s taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includible;
•	be deemed to have paid the holder’s proportionate share of capital gain tax imposed on us on the designated amounts included in the holder’s long-term capital gains;
•	receive a credit or refund for the amount of tax deemed paid by the holder;
•	increase the adjusted tax basis of the holder’s common shares by the difference between the amount of includible capital gains and the tax deemed to have been paid by the holder; and
•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Qualified dividend income

A portion of distributions out of our current or accumulated earnings and profits may constitute “qualified dividend income” that is taxed to non-corporate U.S. holders at a maximum rate of 23.8%, including the 3.8% Medicare tax described below, to the extent the amount is attributable to amounts described below, and we properly designate the amount as “qualified dividend income.” The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during the taxable year from regular corporations (including any taxable REIT subsidiaries) or from other REITs (if designated by these REITs as qualified dividend income);
•	the excess of any undistributed REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to this undistributed REIT taxable income; and
•	the excess of any income recognized during the immediately preceding year that is attributable to the sale of an asset acquired from a C corporation, in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, over the federal income tax paid by us with respect to the built-in gain.

Sale or other disposition of common shares

You will generally recognize capital gain or loss on a sale or other disposition of common shares. Your gain or loss will equal the difference between the proceeds you received and your adjusted tax basis in the common shares. The proceeds received will include the amount of any cash and the fair market value of any other property received for the common shares. If you are a non-corporate U.S. holder and your holding period for the common shares at the time of the sale or other disposition exceeds one year, such capital gain generally will, under current law, be subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Recent legislation requires information reporting and withholding at a rate of 30% on dividends in respect of and, after December 31, 2018, gross proceeds from the sale of, our common shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons. Accordingly, the entity through which our common shares is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common shares.

Taxation of Non-U.S. Shareholders

Sale or other disposition of our common shares

A non-U.S. shareholder generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of our common shares unless the shares constitute a United States Real Property Interest, or “USRPI” (which determination generally includes a five-year look-back period), within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. An interest in shares of any U.S. corporation is presumed to be a USRPI unless an exception from such status under the FIRPTA rules applies. One such exception is for shares of a “domestically controlled qualified investment entity.” Our common shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of the shares of its stock is held directly or indirectly by non-U.S. persons. Although we believe that we are domestically controlled, because our common shares are publicly traded we cannot make any assurance that we will remain domestically controlled.

Even if we are not a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges our common shares, gain arising from the sale or exchange of will generally not be subject to taxation under FIRPTA as a sale of a USRPI if:

(1)	our common shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as the NASDAQ Capital Market and
(2)	the non-U.S. holder owns or owned, actually and constructively, 10% or less of our outstanding common shares throughout the five-year period ending on the date of the sale or exchange.

Our common shares listed and “regularly trade” on the NASDAQ Capital Market, an established securities market. Thus, even if we are not a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges our common shares, as long as our shares are regularly traded on an established securities market at that time and the non-U.S. holder does not own, or has not owned during the five-year period ending on the date of the sale or exchange, more than 10% of our outstanding common shares, gain arising from the sale generally will not be subject to taxation under FIRPTA as a sale of a USRPI. If gain on the sale or exchange by a non-U.S. holder of our common shares is subject to taxation under FIRPTA, the non-U.S. holder will be subject to regular U.S. federal income tax with respect to the gain in the same manner as a U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if at the time of the sale or exchange of our common shares is not “regularly traded on an established securities market,” the purchaser of the shares generally will be required to withhold and remit an amount equal to 15% of the purchase price to the IRS.

Notwithstanding the foregoing, gain from the sale or exchange of our common shares not otherwise subject to taxation under FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our common shares is treated as effectively connected with the non-U.S. holder’s United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder) or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a “domestically controlled qualified investment entity,” upon disposition of our common shares (subject to the 10% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of USRPIs if the non-U.S. holder (1) disposes of the shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares within a 61-day period beginning with the first day of the 30-day period described in the immediately preceding clause (1).

Recently enacted legislation provides special rules pursuant to which sales or dispositions of our common shares by certain “qualified foreign pension funds” (as defined for these purposes) may also be exempt from U.S. taxation under FIRPTA.

Distributions on common shares

If a non-U.S. shareholder receives a distribution with respect to our common shares that is neither attributable to gain from the sale or exchange of USRPIs nor designated by us as a capital gain dividend, the distribution will be generally taxed as ordinary income to the extent that the distribution is made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). The non-U.S. shareholder generally will be subject to U.S. federal withholding tax at a 30% rate on the gross amount of such taxable dividend unless:

•	the dividend is effectively connected with the holder’s conduct of a U.S. trade or business (and the holder provides to the person who otherwise would be required to withhold U.S. tax an IRS Form W-8ECI (or suitable substitute or successor form) to avoid withholding) or
•	an applicable tax treaty provides for a lower rate of withholding tax (and the holder certifies that he is entitled to benefits under the treaty by delivering a properly completed IRS Form W-8BEN) to the person required to withhold U.S. tax.

Under certain tax treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

Except to the extent provided by an applicable tax treaty, a dividend that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if the holder is a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable tax treaty).

Capital gain dividends and distributions attributable to a sale or exchange of USRPIs

Pursuant to FIRPTA, income from distributions paid by us to a non-U.S. holder of our common shares that is attributable to gain from the sale or exchange of USRPIs (whether or not designated as capital gain dividends) will be treated as income effectively connected with a United States trade or business. Non-U.S. holders generally will be taxed on the amount of this income at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We will also be required to withhold and to remit to the IRS 35% of the amount of any distributions paid by us to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% of the amount of any distributions paid by us to the non-U.S. holder that is permitted to be designated as a capital gain dividend, in either case, unless a lower treaty rate is applicable. If we designate a prior distribution as a capital gain dividend, we may be required to do “catch-up” on subsequent distributions to achieve the correct withholding. The amount withheld will be creditable against the non-U.S. holder’s U.S. federal income tax liability.

Income from a distribution paid by a REIT to a non-U.S. holder with respect to any class of stock which is regularly traded on an established securities market located in the United States, however, generally should not be subject to taxation under FIRPTA, and therefore, will not be subject to the rates applicable to U.S. holders or to the 35% U.S. withholding tax described above, but only if the non-U.S. holder does not own more than 10% of the class of stock at any time during the one-year period ending on the date of the distribution. Instead, this income will be treated as ordinary dividend distributions, generally subject to withholding at the 30% rate or lower treaty rate discussed above. We expect that our common shares will be listed and will regularly trade on the NASDAQ Capital Market, which qualifies as an established securities market located in the United States. Thus, income from distributions paid by us to non-U.S. holders who do not own more than 10% of our outstanding common shares generally should not be subject to taxation under FIRPTA, or the corresponding 35% withholding tax, but rather, income from distributions paid by us to such a non-U.S. holder that is attributable to gain from the sale or exchange of USRPIs should be treated as ordinary dividend distributions.

Under recently enacted legislation, distributions of proceeds from the sale or other disposition of USRPIs by a REIT to certain “qualified foreign pension funds” (as defined for these purposes) will no longer be subject to U.S. taxation under FIRPTA.

The treatment of income from distributions paid by us to a non-U.S. holder that we designate as capital gain dividends, other than distributions attributable to income arising from the disposition of a USRPI, is not clear. However, we do not anticipate owning any non-USRPTI. Non-U.S. holders should discuss the consequences of any withholding on capital gains distributions not attributable to a disposition of a USRPI with their tax advisors.

Retention of net capital gains

Although the law is not clear on the matter, we believe that amounts designated by us as retained capital gains in respect of our common shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as the treatment of actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder will be permitted to offset as a credit against the holder’s U.S. federal income tax liability resulting from the holder’s proportionate share of the tax we pay on retained capital gains, and to receive from the IRS a refund to the extent that the holder’s proportionate share of the tax paid by us exceeds the holder’s actual U.S. federal income tax liability.

Non-U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt shareholder has not held our common shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (ii) our common shares are not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our outstanding common shares could be required to treat a percentage of any dividends received from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of our outstanding common shares or (b) one or more pension trusts, each individually holding more than 10% of the value of our outstanding common shares, collectively own more than 50% of the value of our outstanding common shares. Certain restrictions on ownership and transfer of our common shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our outstanding common shares and generally should prevent us from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with dividends on common shares and the proceeds of a sale or other disposition of common shares. A non-exempt U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A non-U.S. holder may be subject to the U.S. information reporting and backup withholding on these payments unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person. The certification requirements generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a United States person (within the meaning of the Code). Applicable Treasury regulations provide alternative methods for satisfying this requirement. In addition, the amount of dividends on common shares paid to a non-U.S. holder, and the amount of any U.S. federal tax withheld therefrom, must be annually reported to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

Payment of the proceeds of the sale or other disposition of common shares to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of common shares to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which review may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

Medicare 3.8% Tax on Investment Income

Certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common shares.

Foreign Account Tax Compliance Act

Recently enacted legislation and existing guidance issued thereunder requires withholding at a rate of 30% on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our common shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. Accordingly, the entity through which our common shares is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common shares held by an investor that is a nonfinancial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. We will not pay any additional amounts to shareholders in respect of any amounts withheld. Non-U.S. shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common shares.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our investment, financing and other policies that we will adopt before this offering is consummated. We intend to conduct our business in a manner such that we are not treated as an “investment company” under the Investment Company Act. In addition, once we elect and qualify to be taxed as a REIT, we intend to conduct our business in a manner that is consistent with maintaining our qualification to be taxed as a REIT. These policies may be amended or revised from time to time at the discretion of our board of directors without a vote of our shareholders.

Investment Policies

Investment in Real Estate or Interests in Real Estate

Our business has been and continues to be one that focuses on originating, servicing and managing a portfolio of funding short-term loans secured by first mortgages on residential and commercial real estate located primarily Connecticut as well as in certain other states located in the Northeast, such as Massachusetts, Rhode Island, New Jersey and New York. Direct investment in real estate is not our primary focus. Any decision to invest in real estate or to purchase an interest in real estate outside of our core business would only be undertaken with the approval of our board of directors.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities

We have not, nor do we currently intend, to purchase securities of or interests in entities that are engaged in real estate activities. In any event, because we must comply with various requirements under the Code in order to maintain our qualification to be taxed as a REIT, including restrictions on the types of assets we may hold, the sources of our income and accumulation of earnings and profits, and because we want to avoid being characterized as an investment company under the Investment Company Act, our ability to engage in these types of transactions, such as acquisitions of C corporations, may be limited. Accordingly, any decision to purchase securities of or interests in entities that are engaged in real estate activities would require the approval of our board of directors.

Financing and Leverage Policy

We intend, when appropriate, to employ leverage and to use debt as a means to provide additional funds to expand and broaden our mortgage loan portfolio, fund distributions to our shareholders, to engage in other permitted activities and for general corporate purposes. Neither our certificate of incorporation, as amended, nor our bylaws limit the amount or percentage of indebtedness that we may incur, nor have we adopted any policies addressing these issues. At June 30, 2016, debt proceeds represented 21.8% of our total capital. However, in order to grow the business and satisfy the requirement to pay out 90% of net profits, we expect to increase our level of debt over time to approximately 50% of capital. Any financing transaction would likely be in the form of a credit facility, such as a revolving line of credit similar to our existing Bankwell Credit Line. However, under the terms of the agreement governing the Bankwell Credit Line, we are prohibited from incurring any other funded indebtedness. Any credit facility would be secured by all or a portion of our loan portfolio since it is our major asset. We do not have any intention at the present time to sell all or a portion of our loan portfolio. The decision to use leverage and the appropriate level of leverage will be made by our board of directors based on its assessment of a variety of factors, including our historical and projected financial condition, liquidity and results of operations, financing covenants, the cash flow generation capability of assets, the availability of credit on favorable terms, our outlook for borrowing costs relative to the unlevered yields on our assets, maintenance of our REIT qualification, applicable law and other factors. Our decision to use leverage will not be subject to the approval of our shareholders and there are no restrictions in our governing documents in the amount of leverage that we may use.

Lending Policies

Real estate lending is our business and our current intention is to continue to focus exclusively on making short-term loans secured by first mortgage liens against residential and commercial real property located primarily in Connecticut as well as Massachusetts, Rhode Island, New Jersey and New York. Our intent is to continue to focus primarily on the Connecticut market, which we believe presents many opportunities for a company like us that specializes in relatively small, secured real estate loans and we do not feel it is necessary for us to expand into other geographic markets at this time. Similarly, we intend to continue to focus only on lending opportunities that will be secured by first mortgage liens. We have no interest in funding mezzanine or subordinated debt and certainly not unsecured debt. Any change in our lending policy would require the approval of our board of directors.

Our co-chief executive officers have final and absolute authority over all lending decisions and wide latitude to set the terms of each particular loan. The only limitations on their authority will be the following:

(i)	all loans must be secured by a first mortgage lien on real property and be collaterally secured by a personal guarantee of the principals of the borrower and a pledge of such principal’s equity interest in the borrower;
(ii)	the borrower may not be the owner-occupant of the property securing the loan;
(iii)	the loan-to-value ratio may not exceed 65%, determined as follows:
(a)	with respect to loans having an original principal amount of less than $500,000, value shall be determined by such data and such other information as the co-chief executive officers shall determine in their reasonable discretion;
(b)	with respect to loans having an original principal amount of $500,000 or more, value shall be determined by a formal, written real estate appraisal performed by an independent real estate appraiser; and
(c)	subject to subparagraphs (a) and (b) above, in the case of construction loans, the value shall be the projected post-construction value of the property;
(iv)	the original principal amount of any single loan may not exceed 10% of the total amount of our loan portfolio as of the date of the loan after taking into account the principal amount of the loan in question;
(v)	the aggregate amount of all loans made to a single borrower or a group of related borrowers may not exceed 10% of the total outstanding principal amount of our loan portfolio; and
(vi)	we may not make any loans to a related party unless (a) the terms of such loan are on terms no less favorable to us than if such loan were made to an unrelated third party and (b) the loan has been approved by a majority of our directors who are not related to or affiliated with the borrower. For this purpose, a related party includes our officers and directors and their respective spouses, siblings, lineal descendants and ancestors and any legal entities in which they own or control or have the right to own or control 20% or more of the equity interests in such entity.

Any loan that fails to comply with any of the foregoing policies may not be funded unless it has been approved by a simple majority of our board of directors.

Policies with Respect to Other Activities

We have the authority to issue debt securities, including senior securities, offer common shares, preferred shares or options to purchase shares in exchange for property and to repurchase or otherwise reacquire our common shares or other securities in the open market or otherwise, and we may engage in such activities in the future. Our board of directors has the authority, without further shareholder approval, to authorize us to issue additional common shares or preferred shares, in one or more series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate, subject to applicable laws and regulations. See “Description of Securities.” We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. Any decision to raise capital through the sale of equity or debt securities and any decision to repurchase common shares requires the approval of our board of directors.

Conflict of Interest Policies

We have adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. We have also adopted a code of business conduct and ethics that is designed to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between our employees, officers and directors and our company. However, we cannot assure you that these policies, our Code of Ethics, or provisions of law will always be successful in eliminating the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

Reporting Policies

We are subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we are required to file, and have filed, annual and other periodic reports, current reports, proxy statements and other information, including audited financial statements, with the SEC. They are also available on our corporate web site, www.sachemcapitalpartners.com, as well as the SEC website, www.sec.gov.

UNDERWRITING

Joseph Gunnar & Co., LLC is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated            , 2016 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of common shares listed next to its name in the following table:

Underwriter	Number of Shares
Joseph Gunnar & Co., LLC
Total

The underwriters are committed to purchase all the common shares offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option.  We have granted the representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the representative to purchase a maximum of      additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the representative exercises all or part of this option, it will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $     and the total net proceeds, before expenses, to us will be $    .

Discount.  The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the representative of the over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Non-accountable expense allowance (1%)(1)	$	$	$
Proceeds, before expense, to us	$	$	$

(1)	Non-accountable expense allowance will not be payable with respect to any shares sold pursuant to the representative’s exercise of the over-allotment option.

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of up to $     per share. If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

We have paid an aggregate expense deposit of $25,000 to the representative for out-of-pocket-accountable expenses, which will be applied against accountable expenses that will be paid by us to the underwriters in connection with this offering in accordance with FINRA Rule 5110(f)(2)(C). The underwriting agreement, however, provides that in the event the offering is terminated, the $25,000 expense deposit paid to the representative will be returned to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

In addition to the 1% non-accountable expense allowance, we have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual and $15,000 in the aggregate; (b) all filing fees incurred in clearing this offering with FINRA; (c) payment of up to $5,000 for “blue-sky” counsel; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions as reasonably designated by the underwriters; (e) the cost of commemorative mementos and lucite tombstones up to $5,000; (f) the fees and expenses of underwriters’ counsel not to exceed $50,000; (g) $29,500 for the cost incurred by the underwriters for use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (h) up to $20,000 of the representative’s actual accountable road show expenses for the offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $    .

Discretionary Accounts.  The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements.  We, our directors and executive officers and our pre-offering shareholders expect to enter into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities will agree that, during the Lock-Up Period (as defined below), without the prior written consent of the representative, they will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for common shares owned or acquired on or prior to the closing date of this offering (including any common shares acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities); (2) file or caused to be filed any registration statement relating to the offering of any shares of our capital shares; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of shares common shares or such other securities, in cash or otherwise, except for certain exceptions and limitations. The Lock-Up Period will be 12 months from the date of this prospectus for us, our officers and directors and six months from the date of this prospectus for our other pre-offering shareholders.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.

Representative’s Warrants.  We have agreed to issue to the representative warrants to purchase up to a total of      common shares (5% of the common shares sold in this offering, excluding the over-allotment). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common shares at a price below the warrant exercise price.

Right of First Refusal.  Subject to certain limited exceptions, until 24 months after the effective date of the offering, the representative has a right of first refusal to act as our sole investment banker, sole book runner and/or sole placement agent for each and every future public or private equity and debt offering, including all equity-linked offerings, by us, or any of our successors or subsidiaries during such 24-month period on terms customary to the representative.

Electronic Offer, Sale and Distribution of Securities.  A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Determination of the Initial Public Offering Price.  Prior to this offering, there has been no public market for our common shares. The initial public offering price was determined through negotiations between us and the representative of the underwriters. In addition to prevailing market conditions, the factors considered in determining the initial public offering price included the following:

•	the information included in this prospectus and otherwise available to the representative;
•	the valuation multiples of publicly traded companies that the representative believes to be comparable to us;
•	our financial information;
•	our prospects and the history and the prospects of the industry in which we compete;
•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues; and
•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for our common shares may not develop. It is also possible that, after the offering, the shares will not trade in the public market at or above the initial public offering price.

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares covered by the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares covered by the over-allotment option. The underwriters may close out any short position with shares issuable upon exercise of the over-allotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common shares. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making.  In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common shares on the NASDAQ Capital Market or on the OTC QB in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act.

Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer for the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common shares will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common shares has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statement);
•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common shares has not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common shares cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common shares have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common shares offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor has it been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common shares being offered. Any resale in Israel, directly or indirectly, to the public of the common shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common shares in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common shares may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common shares or distribution of any offer document relating to the common shares in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common shares in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common shares being declared null and void and in the liability of the entity transferring the common shares for any damages suffered by the investors.

Japan

The common shares have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common shares may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common shares is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta púbica de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common shares has not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common shares in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common shares be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common shares in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in

Switzerland. Neither this document nor any other offering material relating to the common shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common shares have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common shares within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common shares, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common shares is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common shares. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common shares may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of the shares offered hereby will be passed upon for us by Morse, Zelnick, Rose and Lander LLP, New York, New York. The partners of Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, 80,000 common shares. Certain legal matters in connection with this offering will be passed upon for the underwriters by Blank Rome LLP, New York, New York.

EXPERTS

Our financial statements as of, and for each of the years ended, December 31, 2014 and 2015 have been so included in reliance on the report of Hoberman & Lesser, LLP, an independent registered public accounting firm, included in this prospectus given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act with respect to the shares of shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are a reporting company and file annual, quarterly and current reports, proxy statements and other material with the SEC. You may read and copy our reports, proxy statements and other information, including the registration statement of which this prospectus is a part at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

SACHEM CAPITAL CORP.

INDEX TO HISTORICAL FINANCIAL STATEMENTS

Page Number
Sachem Capital Partners, LLC, Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets at June 30, 2016 and 2015 (unaudited) and December 31, 2015 and 2014 (audited)	F-3
Statements of Operations for the six months ended June 30, 2016 and 2015 (unaudited) and for the years ended December 31, 2015 and 2014 (audited)	F-4
Statements of Changes in Members’ Equity for the six months ended June 30, 2016 and 2015 (unaudited) and for the years ended December 31, 2015 and 2014 (audited)	F-5
Statements of Cash Flows for the six months ended June 30, 2016 and 2015 (unaudited) and for the years ended December 31, 2015 and 2014 (audited)	F-6
Notes to Consolidated Financial Statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Sachem Capital Partners, LLC

We have audited the accompanying balance sheets of Sachem Capital Partners, LLC as of December 31, 2015 and 2014, and the related statements of operations, members’ equity and cash flows for the years then ended. Sachem Capital Partners, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sachem Capital Partners, LLC as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Hoberman & Lesser, CPA’s, LLP

New York, New York
August 9, 2016

SACHEM CAPITAL PARTNERS, LLC

BALANCE SHEETS

	June 30, (Unaudited)		December 31, (Audited)
	2016	2015	2015	2014
Assets
Cash	$1,472,602	$1,986,398	$1,834,082	$5,874,921
Mortgages receivable	29,018,954	20,008,028	26,017,867	14,092,019
Mortgages receivable, affiliate	1,376,522	757,000	1,515,000	757,000
Interest and fees receivable	371,035	221,701	265,492	142,974
Other receivables	142,306	—	17,500	—
Due from borrowers	49,607	37,106	60,499	107,523
Real estate owned	1,152,783	—	1,001,054	427,298
Pre-offering costs	169,750	20,000	45,000	—
Deferred financing costs	79,486	40,375	38,992	53,833
Escrow deposits	259,000	—	—	—
Total assets	$34,092,045	$23,070,608	$30,795,486	$21,455,568
Liabilities and Members’ Equity
Liabilities
Line of credit	$7,275,000	$3,350,000	$6,000,000	$5,000,000
Advances from borrowers	198,058	83,035	107,714	77,990
Due to member	350,905	138,308	230,409	141,504
Deferred revenue	189,372	147,606	190,017	118,718
Accrued interest	23,418	24,868	37,829	13,281
Total liabilities	8,036,753	3,743,817	6,565,969	5,351,493
Members’ equity	26,055,292	19,326,791	24,229,517	16,104,075
Total liabilities and members’ equity	$34,092,045	$23,070,608	$30,795,486	$21,455,568

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL PARTNERS, LLC

STATEMENTS OF OPERATIONS

	Six Months Ended June 30, (Unaudited)		Years Ended December 31, (Audited)
	2016	2015	2015	2014
Revenue
Interest income from loans	$1,735,200	$915,894	$2,477,876	$1,418,814
Origination fees, net	95,143	58,463	108,385	67,929
Late and other fees	101,306	28,545	144,813	43,189
Processing fees	26,985	29,250	55,650	29,475
Other income	10,478	—	—	—
Rental income	4,579	—	—	—
Total revenue	1,973,691	1,032,152	2,786,724	1,559,407
Operating costs and expenses:
Interest and amortization of deferred financing costs	221,692	70,019	221,698	13,281
Compensation to manager	152,517	77,036	210,407	75,895
Professional fees	24,743	1,250	2,250	—
Other fees and taxes	22,388	11,593	5,093	251
Loss on sale of real estate	—	5,476	5,476	—
Bank fees	—	—	34,897	168
Total operating costs and expenses	421,340	165,374	479,821	89,595
NET INCOME	$1,552,351	$866,778	$2,306,903	$1,469,812

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL PARTNERS, LLC

STATEMENTS OF MEMBERS’ EQUITY

	Six Months Ended June 30, (Unaudited)		Years Ended December 31, (Audited)
	2016	2015	2015	2014
MEMBERS’ EQUITY, BEGINNING OF YEAR	$24,229,517	$16,104,075	$16,104,075	$10,941,911
NET INCOME	1,552,351	866,778	2,306,903	1,469,812
Members’ Contributions	2,516,714	2,671,943	7,214,754	4,328,994
Members’ Distributions	(2,243,290)	(316,005)	(1,396,215)	(636,642)
MEMBERS’ EQUITY, END OF PERIOD	$26,055,292	$19,326,791	$24,229,517	$16,104,075

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL PARTNERS, LLC

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, (Unaudited)		Years Ended December 31, (Audited)
	2016	2015	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,552,351	$866,778	$2,306,903	$1,469,812
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	24,556	13,458	26,916	—
Loss on sale of real estate	—	5,476	5,476	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(105,543)	(78,727)	(207,098)	(110,454)
Other receivables	(34,759)	—	(17,500)	—
(Decrease) increase in:
Due to member	163,441	67,221	135,929	33,981
Accrued interest	(14,411)	11,587	24,548	13,281
Deferred revenue	(645)	28,888	71,299	26,442
Advances from borrowers	90,344	5,045	29,724	31,451
Due from borrowers	(49,607)	—	—	—
Total adjustments	73,376	52,948	69,294	(5,299)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,625,727	919,726	2,376,197	1,464,513
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of real estate owned	229,141	421,822	421,822	—
Acquisitions to and improvements of real estate owned	(560,861)	—	—	—
Escrow deposit	(259,000)	—	—	—
Principal disbursements for mortgages receivable	(9,108,259)	(8,835,028)	(19,412,438)	(8,864,700)
Principal collections on mortgages receivable	6,353,148	2,919,019	5,812,116	3,714,059
NET CASH USED FOR INVESTING ACTIVITIES	(3,345,831)	(5,494,187)	(13,178,500)	(5,150,641)

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL PARTNERS, LLC

STATEMENTS OF CASH FLOWS – (continued)

	Six Months Ended June 30, (Unaudited)		Years Ended December 31, (Audited)
	2016	2015	2015	2014
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	$4,175,000	$2,850,000	$6,000,000	$5,000,000
Repayment of line of credit	(2,900,000)	(4,500,000)	(5,000,000)	—
Pre-offering costs incurred	(124,750)	(20,000)	(45,000)	—
Financing costs incurred	(65,050)	—	(12,075)	(53,833)
Member contributions	2,516,714	2,671,943	7,214,754	4,328,994
Member distributions	(2,243,290)	(316,005)	(1,396,215)	(636,642)
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,358,624	685,938	6,761,464	8,638,519
NET (DECREASE) INCREASE IN CASH	(361,480)	(3,888,523)	(4,040,839)	4,952,391
CASH – BEGINNING OF YEAR	1,834,082	5,874,921	5,874,921	922,530
CASH – END OF PERIOD	$1,472,602	$1,986,398	$1,834,082	$5,874,921
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Interest paid	$211,547	$44,974	$170,234	$—

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2015, $916,474 of mortgages receivable, $77,484 of accrued interest receivable and $7,096 of late fees receivable were converted to real estate owned.

During the year ended December 31, 2015, proceeds in the amount of $94,943, from the sale of real estate, were paid directly to the managing member at closing, for amounts due to the member.

During the year ended December 31, 2014, $368,000 of mortgages receivable, $53,613 of accrued interest receivable and $5,685 of late fees receivable were converted to real estate owned.

As of December 31, 2015 and 2014, the Company is obligated for the repayment of certain expenses paid by the managing member on behalf of the Company for certain borrowers in the amount of $60,499 and $107,523, respectively.

As of June 30, 2015, the Company is obligated for the repayment of certain expenses paid by the managing member on behalf of the Company for certain borrowers in the amount of $37,106.

During the six months ended June 30, 2016, certain real estate held for sale in the amount of $107,498 was converted to mortgages receivable.

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

1. The Company

Sachem Capital Partners, LLC (the “Company”) is a Connecticut limited liability company located in Branford, Connecticut, which commenced operations on December 8, 2010, with the intent to exist in perpetuity. The Company specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. We offer short-term (i.e. three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. We do not lend to owner-occupants. The Company’s primary underwriting criteria is a conservative loan-to-value ratio. In addition, the Company may make opportunistic real estate purchases apart from its lending activities. The Company is managed by JJV, LLC (the “Manager”), a Connecticut limited liability company and related party.

The properties securing our loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower.

2. Significant Accounting Policies

Unaudited Financial Statements

The accompanying unaudited financial statements of the Company for the six month periods ended June 30, 2016 and 2015, have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the interim periods are not necessarily indicative of the operating results to be attained in the entire fiscal year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management will base the use of estimates on (a) various assumptions that take into account its past experience, (b) the Company’s projections regarding future operations, and (c) general financial market and local and general economic conditions. Actual amounts could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and mortgage loans. The Company maintains its cash with one major financial institution. Accounts at the financial institution are insured by the Federal Deposit Insurance Corporation up to $250,000.

Credit risks associated with the Company’s mortgage loan portfolio and related interest receivables are described in Note 3 entitled “Mortgages Receivable.”

Income Taxes

The Company is not a taxpaying entity for federal and state income tax purposes, and thus no income tax expense has been recorded in the financial statements. The income or loss of the Company is taxed to the members on their respective income tax returns.

The Company has adopted the provisions of FASB ASC topic 740-10 “Accounting for Uncertainty in Income Taxes”. The standard prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and disclosure required. Under this standard, an entity may only recognize or continue to recognize tax positions

SACHEM CAPITAL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies - (continued)

that meet a “more likely than not” threshold. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in interest expense. The Company has determined that there are no uncertain tax positions requiring accrual or disclosure in the accompanying financial statements as of December 31, 2015 and June 30, 2016.

The Company’s Federal and State Partnership tax returns for years prior to 2012 are no longer subject to examination by the taxing authorities.

Revenue Recognition

The Company recognizes revenues in accordance with ASC 605, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery of the product has occurred or services have been rendered, (iii) the sales price charged is fixed or determinable, and (iv) collectability is reasonably assured.

Interest income from the Company’s loan portfolio is earned, over the loan period and is calculated using the simple-interest method on principal amounts outstanding. Generally, the Company’s loans provide for interest to be paid monthly in arrears.

Origination fee revenue is recognized as an adjustment to origination fee income ratably over the contractual life of the loan in accordance with ASC 310.

Deferred Financing Costs

Costs incurred in connection with the Company’s line of credit, as discussed in Note 5, are amortized over the term of the line of credit, using the straight-line method.

Fair Value of Financial Instruments

For the line of credit and interest bearing mortgages receivable held by the Company, the carrying amount approximates fair value due to the relative short-term nature of such instruments.

Subsequent Events

Management has evaluated subsequent events through October 19, 2016, the date on which the financial statements were available to be issued. Based on the evaluation no adjustments were required in the accompanying financial statements.

Recent Accounting Pronouncements

In August 2015, the FASB issued ASU 2015-15, “Interest — Imputation of Interest (Subtopic 835-30): Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of Credit Arrangements — Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting”. The ASU incorporates the SEC staff’s announcement that clarifies the exclusion of line-of-credit arrangements from the scope of ASU 2015-03. Therefore, debt issuance costs related to line-of-credit arrangements can be deferred and presented as an asset that is subsequently amortized over the time of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The ASU should be adopted concurrent with adoption of ASU 2015-03. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes”. The ASU simplifies the presentation of deferred income taxes by requiring deferred tax liabilities and assets to be classified as noncurrent in a classified statement of financial position. This Update will align the presentation of deferred income tax assets and liabilities with International Financial Reporting Standards (IFRS). For public business entities, the ASU is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the

SACHEM CAPITAL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies - (continued)

ASU is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. The ASU intends to provide users of financial statements with more useful information on the recognition, measurement, presentation, and disclosure of financial instruments. For public business entities, the ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the ASU is effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted for certain provisions. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) Measurement of Credit Losses of Financial Instruments”. The ASU aligns the accounting and economics of lending by requiring banks and other lending institutions to immediately record the full amount of credit losses that are expected in their loan portfolios, providing investors with better information about those losses on a more timely basis. For public business entities, the ASU is effective for fiscal years beginning after December 15, 2019. For all other entities, the ASU is effective for fiscal years beginning after December 15, 2020. Early adoption will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments — a consensus of the Emerging Issues Task Force.” The ASU is to amend ASC 230 to add or clarify guidance on the classification of certain cash receipts and payments in the statement of cash flows. For public business entities, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the standard is effective for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, provided that all of the amendments are adopted in the same period. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effected, accounting standards if currently adopted would have a material effect on the Company’s financial statements.

3. Mortgages Receivable

Mortgages Receivable

The Company offers secured non-banking loans to real estate investors (also known as hard money loans) to fund their acquisition and construction of properties located mainly in Connecticut. The loans are principally secured by first mortgages on real estate and, generally, are also personally guaranteed by the borrower or its principals. The loans are generally for a term of three years. The loans are initially recorded and carried thereafter, in the financial statements, at cost. Most of the loans provide for monthly payments of interest only (in arrears) during the term of the loan and a “balloon” payment of the principal on the maturity date.

For the six months ended June 30, 2016 and 2015, the aggregate amount of loans funded by the Company was $9,108,259 and $8,835,028, respectively, offset by principal repayments of $6,353,148 and $2,919,019, respectively.

SACHEM CAPITAL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

3. Mortgages Receivable - (continued)

For the years ended December 31, 2015 and 2014, the aggregate amount of loans funded by the Company was $19,412,438 and $8,864,700, respectively, offset by principal repayments of $5,812,116 and $3,714,059, respectively.

For the year ended December 31, 2015, the Company closed loans ranging in size from $20,000 to $1,700,000 with stated interest rates ranging from 9% to 12% and a default rate for non-payment of 18%.

At June 30, 2016 and 2015 and December 31, 2015 and 2014, no single borrower had loans outstanding representing more than 10% of the total balance of the loans outstanding.

The Company uses its Manager, outside counsel and other independent professionals to verify titles and ownership, to file liens and to consummate transactions. Independent appraisers are also used to value the real estate underlying the mortgages. To date, the Company has only experienced one default, which resulted in a $5,476 loss upon foreclosure and subsequent sale. Nevertheless, no assurances can be given that existing or future loans may not go into default or prove to be non-collectible in the future.

The Company generally grants loans for a term of one to three years. In some cases, the Company has agreed to extend the term of the loans. This was mainly due to the additional lending conditions generally imposed by traditional lenders and financial institutions as a result of The Dodd-Frank Act, which has made it more difficult overall for borrowers, including the Company’s borrowers, to secure long term financing. However, prior to granting an extension, the loan is required to undergo the underwriting process.

Credit Risk

Credit risk profile based on loan activity as of June 30, 2016, June 30, 2015, December 31, 2015 and December 31, 2014:

Performing loans	Residential	Commercial	Land	Mixed Used	Total Outstanding Mortgages
June 30, 2016	$21,258,849	$6,263,296	$2,337,813	$535,518	$30,395,476
June 30, 2015	$15,475,268	$3,235,311	$1,687,449	$367,000	$20,765,028
December 31, 2015	$18,820,509	$5,712,566	$2,619,792	$380,000	$27,532,867
December 31, 2014	$10,482,448	$3,369,620	$649,951	$347,000	$14,849,019

As of December 31, 2015, the following is the maturities of mortgages receivable for the years ending December 31,:

2016	$8,770,514
2017	7,986,392
2018	10,383,568
2019	392,393
Total	$27,532,867

4. Real Estate Owned

Property purchased for rental or acquired through foreclosure are included on the balance sheet as real estate owned.

As of June 30, 2016 and December 31, 2015, real estate owned totaled $1,152,783 and $1,001,054, respectively, with no valuation allowance. As of June 30, 2016, real estate owned included $639,657 of real estate held for rental and $513,126 of real estate held for sale. As of December 31, 2015, all of the real estate owned was held for sale.

SACHEM CAPITAL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

4. Real Estate Owned - (continued)

One of the properties held for rental as of June 30, 2016, in the amount of approximately $395,000, contains an option for the lessee to purchase the property for $400,000 through March, 2019. The lease provides for rental payments of $4,250 for the period June 1, 2016 through May 31, 2019. The lease for the other property held for rental as of June 30, 2016, provides for monthly rent of $1,375 commencing June 1, 2016 through May 31, 2017.

As of December 31, 2014, real estate owned, all of which was held for sale, totaled $427,298 with no valuation allowance. This property was sold during the year ended December 31, 2015 at a loss of $5,476.

5. Other Receivables

In June and July, 2016, the Company sold two properties which were obtained through foreclosure. Both original mortgages receivable were with the same borrower and were collateralized by property owned by a relative of the borrower. The proceeds from the sale of both properties in the aggregate were $142,306 less than the carrying value of the properties, previously reflected in real estate owned. In connection with this transaction the Company had notified the guarantor for satisfaction of the obligation. Since the value of the collateral is in excess of the $142,306, the Company has reflected this amount as “other receivable” in the accompanying balance sheet as of June 30, 2016.

As of December 31, 2015, other receivables represented a refund which was subsequently received for costs associated with a financing arrangement.

6. Escrow Deposits

As of June 30, 2016, escrow deposits consist of the funding of mortgages or construction draw downs for which agreements have not been finalized.

7. Loans and Lines of Credit

Lines of Credit

On December 18, 2014, the Company entered into a two-year revolving Line of Credit Agreement with Bankwell Bank (the “Bank”) pursuant to which the Bank agreed to advance up to $5 million (the “Bankwell Credit Line”) against assignments of mortgages and other collateral requiring monthly payments of interest only. On December 30, 2015, the Bankwell Credit Line was amended to increase available borrowings to $7,000,000. On March 15, 2016, the Credit Line was amended again to increase available borrowings to $15,000,000. The interest rate on the Bankwell Credit Line is variable at 3% in excess of the Wall Street Journal prime rate (3.50% at June 30, 2016), but in no event less than 6.25%, per annum, on the money in use. The Bankwell Credit line expires on March 15, 2018, at which time the entire unpaid principal balance and any accrued and unpaid interest shall become due. The Company has the option to extend the term of the loan for the sole purpose of repaying the principal balance over a thirty-six month period in equal monthly installments. The Bankwell Credit Line is secured by substantially all Company assets and is subject to borrowing base limitations and financial covenants including, maintaining a minimum fixed charge coverage ratio and maintaining minimum tangible net worth. In addition, among other things, provisions of the agreement prohibit Company merger, consolidation or disposal of assets or declaring and paying dividends in certain circumstances. The line is guaranteed by the Manager and its principals, who are principal members of the Company. The Manager and its principals are also required to maintain certain capital balances, and the Company is prohibited from ownership changes that would reduce their interests.

Financing costs incurred for the Bankwell Credit Line were approximately $65,000 for the six months ended June 30, 2016, $12,000 for the year ended December 31, 2015 and $54,000 for the year ended December 31, 2014. These costs are being amortized over the life of the Bankwell Credit Line, using the straight-line method. The amortization costs for the six months ended June 30, 2016 and year ended

SACHEM CAPITAL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

7. Loans and Lines of Credit - (continued)

December 31, 2015 were $24,556 and $26,916, respectively. The amortization costs for the six months ended June 30, 2015 were $13,458. There were no amortization costs for the year ended December 31, 2014.

At June 30, 2016 and 2015, the outstanding amount under the Bankwell Credit Line was $7,275,000 and $3,350,000, respectively.

At December 31, 2015 and 2014, the outstanding amount under the Bankwell Credit Line was $6,000,000 and $5,000,000, respectively.

8. Members’ Equity

Each Member has the right, upon at least ninety days prior written notice, to withdraw all or part of its capital twenty four months after the date of their initial investment. Distributions of the Company’s net profits are made on a monthly basis unless the Member chooses to re-invest their distributions. Pursuant to the Company’s Operating Agreement, if the Company does not receive a written request for a return of equity within the first twenty-four (24) months, the withdrawing member automatically renews for another twenty-four (24) month period, and so forth on a rolling twenty-four (24) month basis. The Company uses is best efforts to honor requests for return of equity, however, the Company has the ability, at its discretion, to refuse redemption requests if they are deemed to be deterimental to the Company. Additionally, the Company, at its discretion, may charge a 2.5% redemption fee to the withdrawing partner.

9. Commitments and Contingencies

Compensation to Manager

The Company’s operating agreement provides for the Manager to receive fees for various services performed for or on behalf of the Company. Per the operating agreement, the Manager may choose to defer all or a portion of these fees.

Loan Brokerage Commissions/Origination Fees Paid to Manager

Loan origination fees consist of points, generally 2%-5% of the original loan principal. Per the operating agreement, the Manager is entitled to 75% of loan origination fees. For the six months ended June 30, 2016 and 2015, loan origination fees paid to the Manager were $244,152 and $299,779, respectively. For the years ended December 31, 2015 and 2014, loan origination fees paid to the Manager were $541,600 and $305,600, respectively. These payments are amortized over the life of the loan for financial statement purposes and recognized as a reduction of origination fee income.

Activity related to origination fees for the six months ended June 30, 2016 are as follows:

	Deferred Revenue, Beginning	Gross Origination Fee Income	Amortization of Deferred Revenue	Deferred Revenue, Ending
Managers Share		$244,152
Company’s Share	$190,017	$94,498	$95,143	$189,372
Total	$190,017	$338,650	$95,143	$189,372

Activity related to origination fees for the six months ended June 30, 2015 are as follows:

	Deferred Revenue, Beginning	Gross Origination Fee Income	Amortization of Deferred Revenue	Deferred Revenue, Ending
Managers Share		$299,779
Company’s Share	$118,718	$87,351	$58,463	$147,606
Total	$118,718	$387,130	$58,463	$147,606

SACHEM CAPITAL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

9. Commitments and Contingencies - (continued)

Activity related to origination fees for the year ended December 31, 2015 are as follows:

	Deferred Revenue, Beginning	Gross Origination Fee Income	Amortization of Deferred Revenue	Deferred Revenue, Ending
Managers Share		$541,600
Company’s Share	$118,718	$179,684	$108,385	$190,017
Total	$118,718	$721,284	$108,385	$190,017

Activity related to origination fees for the year ended December 31, 2014 are as follows:

	Deferred Revenue, Beginning	Gross Origination Fee Income	Amortization of Deferred Revenue	Deferred Revenue, Ending
Managers Share		$305,600
Company’s Share	$92,276	$94,371	$67,929	$118,718
Total	$92,276	$399,971	$67,929	$118,718

Original maturities of deferred revenue are as follows as of:

December 31,
2016	$94,539
2017	71,672
2018	23,806
Total	$190,017

In instances in which mortgages are repaid before their maturity date, the balance of any unamortized deferred revenue is recognized in full.

Management Fees

The Company pays the Manager an annual management fee equal to one percent (1%) of the Company’s total assets. The management fee is payable monthly with each payment calculated as one-twelfth of one percent of the total assets of the Company as of the first of each month. For the six months ended June 30, 2016 and 2015, as well as, the years ended December 31, 2015 and 2014, the Manager agreed to forego the management fees. These fees will not be collected at a future date, and no expenses were incurred during those periods.

Loan Servicing Fees

The Manager administers the servicing of the Company’s loan portfolio. At the Manager’s discretion, the loan servicing fee ranges from one-twelfth ( 1/12th) of one-half percent (.5%) to one percent (1%) of the Company’s loan portfolio, payable monthly and calculated based on total loans as of the first of each month. The percentage charged by the Manager was .5% through August, 2014, .75% through August, 2015 and 1% thereafter. For the six months ended June 30, 2016 and 2015, loan servicing fees paid to the Manager were $139,723 and $77,036, respectively. For years ended December 31, 2015 and 2014, loan servicing fees paid to the Manager were $164,583, and $70,849, respectively.

Other Manager Compensation

The Manager is also entitled to fees for other services performed such as inspection fees. For the six months ended June 30, 2016 and 2015, fees paid to the Manager for such services were $12,794 and $0, respectively. For the years ended December 31, 2015 and 2014, fees payable to the Manager for such services were $45,824 and $0, respectively.

SACHEM CAPITAL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

9. Commitments and Contingencies - (continued)

Unfunded Commitments

At June 30, 2016 and December 31, 2015, the Company is committed to an additional $950,658 and $1,264,512, respectively, in construction loans that can be drawn by the borrower when certain conditions are met.

10. Related Party Transactions

The Manager is also a member in the Company. The Company uses facilities maintained by the Manager, who is responsible for paying rent and related overhead expenses, in exchange for compensation, as discussed in Note 9. The related compensation expense for the Manager for the six months ended June 30, 2016 and 2015 were $152,517 and $77,036, respectively. The related compensation expense for the Manager for the years ended December 31, 2015 and 2014 were $210,407 and $75,895, respectively.

From time to time the Manager may acquire certain troubled assets from third parties who are not existing Company borrowers. The Manager has borrowed money from the Company to finance these arrangements. The real estate purchased is held by the Manager in trust for the Company. The Company accounts for these arrangements as separate loans to the Manager. The income earned on these loans is equivalent to the income earned on similar loans in the portfolio. All underwriting guidelines are adhered to. The mortgage documents allow the Manager to sell the properties in case of default with proceeds in excess of loan principal and accrued expense being returned to the borrower. During the six month periods ended June 30, 2016 and, 2015, the Company did not enter into any new loan agreements with the Manager. During the year ended December 31, 2015, the Company entered into one new loan agreement with the Manager in the amount of $800,000. During the year ended December 31, 2014, the Company entered into two new loan agreements with the manager in the aggregate amount of $439,500 and extended additional credit of $15,000 on an existing loan to the Manager. The principal balance of the loans to the Manager at June 30, 2016, June 30, 2015, December 31, 2015 and December 31, 2014 were $1,376,522, $757,000, $1,515,000 and $757,000, respectively.

During the six months ended June 30, 2016 and 2015, the Manager was paid $244,152 and $299,779, respectively, related to origination fees. (See Note 9.) During the years ended December 31, 2015 and 2014, the manager was paid $541,600 and $305,600, respectively, related to origination fees. (See Note 9.)

During the six months ended June 30, 2016 and 2015, the Manager paid the Company $81,224 and $37,445, respectively, of interest on borrowings from the Company. During the year ended December 31, 2015 and 2014, the Manager paid $108,932 and $46,944, respectively, of interest on borrowings from the Company.

The Manager frequently pays for costs on behalf of the Company. These costs include insurance and real estate taxes where the Company has been notified that the borrower is in default, costs of any actions (i.e., foreclosures) commenced by the Company to enforce its rights or collect amounts due from borrowers who have defaulted on their obligations to the Company as well as other related costs that the Company deems appropriate in order to protects its interests. Unreimbursed costs paid by the Manager on behalf of the Company as of June 30, 2016, June 30, 2015, December 31, 2015 and December 31, 2014 were $0, $37,106, $60,499 and $107,523, respectively, and are included in due to member on the Company’s balance sheets.

At June 30, 2016, June 30, 2015, December 31, 2015 and 2014, the total amounts owed by the Company to the Manager were $350,905, $138,308, $230,409 and $141,504, respectively, which are reflected as due to member on the Company’s balance sheets.

SACHEM CAPITAL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

11. Concentration of Credit Risk

The Company grants mortgages which are primarily secured by real estate throughout New England. This concentration of credit risk may be affected by changes in economic or other conditions of the geographic area.

12. Subsequent Events

As of June 30, 2016, real estate owned included one loan in default from a borrower which totaled approximately $369,400, including other costs. On July 29, 2016, the property collateralizing this loan was sold with net proceeds of $315,538 received by the Company (See Note 5).

Additionally, the Company sold another property included in real estate owned as of June 30, 2016 for $303,750 in July, 2016. The property had a carrying value of $297,110.

In August, 2016, the Company entered into quit claim deeds with two borrowers in connection with five separate mortgages receivable in order to transfer title of the underlying properties to the Company. The aggregate amount of the five mortgages receivable including interest and late charges receivable was approximately $520,000 at June 30, 2016. One of the properties is under contract for sale, the selling price of which is in excess of the carrying value of the property. The Company has obtained assessed values of the other four properties from the respective municipalities. Based on these values, the Company does not anticipate any material loss with respect to these properties.

In October, 2016, a member formally requested redemption of his equity in the Company in the amount of approximately $2,000,000 (See Note 8).

In November 2015 we signed a non-binding letter of intent with Joseph Gunnar & Co., LLC (“Gunnar”) under which Gunnar agreed to act as lead underwriter in connection with an initial public offering by the Company. The terms of the offering, including the number of shares to be sold, the initial public offering price of the shares and pre-offering capitalization of the Company, have not been determined. If we decide to pursue the offering, we will have to convert the Company into a regular corporation in which case it will be required to pay corporate income taxes at the regular corporate rates and shareholders will be taxed on any dividends they receive from the Company. Once the Company converts into a regular corporation, we intend to operate and elect to be treated as a Real Estate Investment Trust (REIT). As a REIT, we will be required to distribute at least 90% of our taxable income to our shareholders on an annual basis. We cannot assure you that we will qualify as a REIT or that, even if we do qualify initially, we will be able to maintain REIT status for any particular period of time. Our qualification as a REIT depends on our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended, or the Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our compliance with the distributions requirements applicable to REITs and the diversity of ownership of our outstanding common shares. So long as we qualify as a REIT, we, generally, will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lose our REIT qualification.

SACHEM CAPITAL CORP.

OVERVIEW TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Sachem Capital Partners, LLC (“SCP” or the “Company”), a Connecticut limited liability company, which commenced operations in December, 2010, is a real estate finance company that specializes in originating, underwriting, funding, servicing, and managing a portfolio of short-term (i.e., three years or less) loans secured by first mortgage liens on real property located primarily in Connecticut.

Immediately before this offering is effective, SCP will transfer all of its assets and liabilities to Sachem Capital Corp. (“Sachem Capital”) in exchange for 6,283,237 common shares of Sachem Capital. Immediately thereafter, SCP will distribute those shares to its members in full liquidation of their membership interests in SCP, pro rata in accordance with the members’ positive capital account balances.

Since its inception, all of SCP’s operations have been managed by JJV for which it paid JJV a management and other fees. SCP had no employees and no offices. All of its corporate documents and records were maintained by JJV in its offices. All of JJV’s activities were conducted by Jeffrey Villano and John Villano in their capacities as the manager of JJV.

Upon consummation of this offering, JJV will no longer be the manager of SCP, and will no longer be entitled to receive any management or other fees from SCP and Jeffrey and John Villano will become full-time employees of SCP.

The accompanying unaudited pro forma financial statements have been derived from our historical financial statements included elsewhere in this prospectus. The unaudited pro forma balance sheet as of June 30, 2016, and the unaudited pro forma statements of operations for the six month period ended June 30, 2016, and the year ended December 31, 2015, are presented as if the following events occurred as of January 1, 2015: (i) the issuance of 8,533,237 common shares prior to the consummation of this offering, including 6,283,237 common shares that will be issued to SCP in exchange for all of the assets and liabilities of SCP; (ii) the elimination of the management fees payable to JJV in its capacity as the manager of SCP; (iii) the direct payment of salaries to John Villano and Jeffrey Villano; and (iv) the normalization of various other operating expenses, such as rent.

The following unaudited pro forma financial statements should be read in conjunction with (i) our historical unaudited consolidated financial statements as of June 30, 2016, and for the six months ended June 30, 2016, (ii) our financial statements as of December 31, 2015, and for the year ended December 31, 2015, and (iii) “Risk Factors,” and “Cautionary Statement Regarding Forward-Looking Statements” sections in this prospectus. We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable.

The following unaudited pro forma financial statements are presented for informational purposes only and are necessarily indicative of what our actual financial position would have been as of June 30, 2016, and what our actual results of operations would have been for the six months ended June 30, 2016, and the year ended December 31, 2015, assuming the management and other fees payable to JJV in its capacity as the manager of SCP are eliminated effective January 1, 2015, and additionally are not indicative of our future results of operations or financial condition, and should not be viewed as indicative of our future consolidated results of operations or financial condition.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

SACHEM CAPITAL CORP.

PROFORMA BALANCE SHEET
AS OF JUNE 30, 2016
(UNAUDITED)

	Historical As Of June 30, 2016		Proforma Adjustments	Proforma As Of June 30, 2016
Assets
Cash	$1,472,602	(7)	$(363,315)	$1,746,845
		(1)	824,041
		(2)(3)(4)(5)(6)	(186,483)
Mortgages receivable	29,018,954			29,018,954
Mortgages receivable, affiliate	1,376,522			1,376,522
Interest and fees receivable	371,035			371,035
Other receivables	142,306			142,306
Due from borrowers	49,607			49,607
Real estate owned	1,152,783			1,152,783
Pre-offering costs	169,750			169,750
Deferred financing costs	79,486			79,486
Escrow deposits	259,000			259,000
Total assets	$34,092,045		$274,243	$34,366,288
Liabilities and Members’ Equity
Liabilities
Line of credit	$7,275,000			$7,275,000
Advances from borrowers	198,058			198,058
Due to member	350,905			350,905
Deferred revenue	189,372	(1)	$568,119	757,491
Accrued interest	23,418			23,418
Total liabilities	8,036,753		568,119	8,604,872
Net income			69,439
Members’ equity	26,055,292	(7)	(363,315)	25,761,416
Total liabilities and members’ equity	$34,092,045		$274,243	$34,366,288

The accompanying notes are an integral part of these unaudited pro forma financial statements.

SACHEM CAPITAL CORP.

PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2016
(UNAUDITED)

	Historical Six Months Ended June 30, 2016		Proforma Adjustments	Proforma Year Six Months Ended June 30, 2016
Revenue
Interest income from loans	$1,735,200			$1,735,200
Origination fees, net	95,143	(1)	$255,922	351,065
Late and other fees	101,306			101,306
Processing fees	26,985			26,985
Other income	10,478			10,478
Rental income	4,579			4,579
Total revenue	1,973,691		255,922	2,229,613
Operating costs and expenses:
Interest and amortization of deferred financing costs	221,692			221,692
Compensation to manager	152,517	(2)	(152,517)	—
Professional fees	24,743			24,743
Other fees and taxes	22,388	(6)	30,000	52,388
Salaries to officers	—	(3)	260,000	260,000
Salaries – others	—	(4)	40,000	40,000
Occupancy and other costs	—	(5)	9,000	9,000
Total operating costs and expenses	421,340		186,483	607,823
NET INCOME	$1,552,351		$69,439	$1,621,790
Basic and diluted:
Net income per share	$0.18			$0.19
Weighted average shares outstanding	8,533,237			8,533,237

The accompanying notes are an integral part of these unaudited pro forma financial statements.

SACHEM CAPITAL CORP.

PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(UNAUDITED)

	Historical Year Ended December 31, 2015		Proforma Adjustments	Proforma Year Ended December 31, 2015
Revenue
Interest income from loans	$2,477,876			$2,477,876
Origination fees, net	108,385	(1)	$104,278	212,663
Late and other fees	144,813			144,813
Processing fees	55,650			55,650
Total revenue	2,786,724		104,278	2,891,002
Operating costs and expenses:
Interest and amortization of deferred financing costs	221,698			221,698
Compensation to manager	210,407	(2)	(210,407)	—
Professional fees	2,250			2,250
Other fees and taxes	5,093	(6)	60,000	65,093
Bank fees	34,897			34,897
Loss on sale of real estate	5,476			5,476
Salaries to officers	—	(3)	520,000	520,000
Salaries – others	—	(4)	80,000	80,000
Occupancy and other costs	—	(5)	18,000	18,000
Total operating costs and expenses	479,821		467,593	947,414
NET INCOME	$2,306,903		$(363,315)	$1,943,588

The accompanying notes are an integral part of these unaudited pro forma financial statements.

SACHEM CAPITAL CORP.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1. Overview of Unaudited Pro Forma Financial Statements

The accompanying unaudited pro forma balance sheet as of June 30, 2016, and the accompanying unaudited pro forma statements of operations for the six month period ended June 30, 2016, and the year ended December 31, 2015, present the pro forma impact of the elimination of the management and other fees payable to JJV in its capacity as the manager of SCP, the direct payment of salaries and other forms of compensation to the principals and the normalization of certain operating expenses. None of the offering transactions impact the accompanying unaudited pro forma financial statements.

The accompanying unaudited pro forma balance sheet as of June 30, 2016, and the accompanying unaudited pro forma statements of operations for the six month period ended June 30, 2016, and the year ended December 31, 2015, assume the transactions were completed on January 1, 2015. Pro forma adjustments include only adjustments that give effect to events that are (i) directly attributable to this transaction, (ii) expected to have a continuing impact on the registrant, and (iii) factually supportable.

All pro forma adjustments are presented on the face of the accompanying unaudited pro forma balance sheets and unaudited pro forma statements of operations for each period presented.

Note 2. Unaudited Pro Forma Balance Sheet Adjustments as of June 30, 2016

(1)	Represents the effect on cash and revenue resulting from the recognition of 100% of the origination fees, which were previously allocated in accordance with SCP’s Operating Agreement; 75% to JJV and 25% to SCP, as follows:
	Effect on cash of the recognition of the additional 75% of origination fees deferred as of June 30, 2016	$568,119
	Recognition of JJV’s share of the origination fees for the six months ended June 30, 2016	255,922
		$824,041
(2)	Elimination of the Manager’s compensation resulting in an increase in cash in the amount of	$152,517
(3)	Effect on cash to reflect the compensation of the Company’s executive officers, assuming aggregate annual salaries of $520,000	(260,000)
(4)	Effect on cash to reflect the employment of additional administrative personnel, assuming annual salaries of $80,000	(40,000)
(5)	Effect on cash to reflect the occupancy costs assuming rental expense of $18,000	(9,000)
(6)	Effect on cash to reflect payroll taxes estimated at 10% of gross salaries	(30,000)
		($186,483)
(7)	Effect on opening equity at January 1, 2016, of pro forma Adjustments for the year ended December 31, 2015

Note 3. Unaudited Pro Forma Statement of Operations Adjustments for the Six Months Ended June 30, 2016

(1)	Recognition of JJV’s share of the origination fees for the six months ended June 30, 2016.
(2)	Pro forma adjustment for the elimination of the Manager’s compensation.
(3)	Pro forma adjustment to reflect the compensation of the Company’s executive officers, assuming aggregate annual salaries of $520,000.

SACHEM CAPITAL CORP.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 3. Unaudited Pro Forma Statement of Operations Adjustments for the Six Months Ended June 30, 2016 - (continued)

(4)	Pro forma adjustment to reflect the employment of additional administrative personnel, assuming annual salaries of $80,000.
(5)	Pro forma adjustment to reflect the occupancy costs assuming annual rental expense of $18,000.
(6)	Pro forma adjustment to reflect payroll taxes estimated at 10% of gross salaries.

Note 4. Unaudited Pro Forma Statement of Operations Adjustments for the Year Ended December 31, 2015

(1)	Recognition of JJV’s share of the origination fees for the year ended December 31, 2015.
(2)	Pro forma adjustment for the elimination of the Manager’s compensation.
(3)	Pro forma adjustment to reflect the compensation of the Company’s executive officers, assuming aggregate annual salaries of $520,000.
(4)	Pro forma adjustment to reflect the employment of additional administrative personnel, assuming annual salaries of $80,000.
(5)	Pro forma adjustment to reflect the occupancy costs assuming annual rental expense of $18,000.
(6)	Pro forma adjustment to reflect payroll taxes estimated at 10% of gross salaries.

Sachem Capital Corp.

Common Shares

PROSPECTUS

Joseph Gunnar & Co.

Through and including         , 201  (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscriptions.

Part II

Information not required in prospectus

Item 31. Other expenses of issuance and distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the Securities and Exchange Commission, or the SEC, registration fee are estimated.

Securities and Exchange Commission registration fee		$1,815
Financial Industry Regulatory Authority, Inc. filing fee		3,249
NASDAQ Capital Market listing fee		50,000
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	Estimated.

Item 32. Sales to special parties.

None.

Item 33. Recent Sales of Unregistered Securities.

The information presented below describes our sales and issuances of securities within the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Unless otherwise stated, the sales of the securities described below were deemed to exempt from registration under the Securities Act in reliance upon Section 4(a)(2) and/or Section 4(a)(5) of the Securities Act as transactions by an issuer not involving any public offering. The purchasers of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and, other than with respect to the non-transferable options, appropriate legends were placed on the securities issued in these transactions. All purchasers had adequate access, through their relationships with us, to information about our company. The sales of these securities were made without any general solicitation or advertising.

Private Placement

In January 2016, we sold an aggregate of 2,250,000 common shares to three accredited investors for services previously rendered with a total value of $2,250.

On or prior to the date of this prospectus, we issued 6,283,237 common shares to SCP in accordance with the Exchange Agreement with SCP pursuant to which SCP transfered all of its assets and liabilities to us in exchange for the common shares.

Item 34. Indemnification of directors and officers.

Sections 722 and 723 of the New York Business Corporation Law grant to the Company the power to indemnify the officers and directors of the Company as follows:

(a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

(c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

(d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Payment of indemnification other than by court award is as follows:

(a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

(b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

(1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

(2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

(A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

(B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

(C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts as, and to the extent, required by paragraph (a) of section 725.

The Company’s Certificate of Incorporation, as amended, provides as follows:

“TENTH: (a) Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall incur to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if the Business Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit.  If a claim under paragraph (a) of this Section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business

Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

(d) Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law.

ELEVENTH:  A director of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.”

The Underwriting Agreement provides for reciprocal indemnification between the Company and its controlling persons, on the one hand, and the Underwriters and their respective controlling persons, on the other hand, against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended.

Item 35. Treatment of proceeds from shares being registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial statements and exhibits.

(a) Financial Statements.  See page F-1 for an index to the financial statements included in the registration statement.

(b) Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein. Certain of the following exhibits were filed as Exhibits to the registration statement on form SB-2, Registration No. 333-74203 and amendments thereto (the “Registration Statement”) filed by the Registrant under the Securities Act of 1933, as amended, or the reports filed under the Securities and Exchange Act of 1934, as amended, and are hereby incorporated by reference.

Exhibit No.
1.1	Underwriting Agreement(1)
2.1	Exchange Agreement(2)
3.1	Certificate of Incorporation of HML Capital Corp.(2)
3.2	Certificate of Amendment to Certificate of Incorporation of HML Capital Corp.(1)
3.3	Bylaws of HML Capital Corp.(2)
4.1	Specimen Share Certificate(1)
4.2	Form of Representative’s Warrant(1)
5.1	Legal Opinion(1)
8.1	Tax Opinion(1)
10.1	Employment Agreement by and between John C. Villano and Sachem Capital Corp.(2)(3)
10.2	Employment Agreement by and between Jeffrey C. Villano and Sachem Capital Corp.(2)(3)
10.3	Sachem Capital Corp. 2016 Equity Incentive Compensation Plan(2)(3)
10.4.1.1	Revolving Note, dated December 18, 2014, in the principal amount of $5,000,000(1)

Exhibit No.
10.4.1.2	Revolving Loan and Security Agreement, dated December 18, 2014, between Bankwell Bank, as Lender, and Sachem Capital Partners, LLC, as Borrower(1)
10.4.2.1	Amended and Restated Revolving Note, dated December 30, 2015, in the principal amount of $7,000,000.00(1)
10.4.2.2	Modification to Revolving Loan and Security Agreement, dated December 30, 2015, between Bankwell Bank, as Lender, and Sachem Capital Partners, LLC, as Borrower(1)
10.4.3.1	Amended and Restated Revolving Note, dated March 15, 2016, in the principal amount of $15,000,000.00(1)
10.4.3.2	Amended and Restated Commercial Revolving Loan and Security Agreement, dated March 15, 2016, between Bankwell Bank, as Lender, and Sachem Capital Partners, LLC, as Borrower(1)
10.5	Limited Liability Operating Agreement of Sachem Capital Partners, LLC(2)
21.1	List of Subsidiaries(4)
23.1	Consent of Hoberman & Lesser, LLP, dated October 28, 2016(2)
23.2	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)(1)
24.1	Power of Attorney (included on Signature Page)
99.1	Consent of Arthur Goldberg, dated August 3, 2016(2)
99.2	Consent of Leslie Bernhard, dated August 3, 2016(2)
99.3	Consent of Brian Prinz, dated October 27, 2016(2)
101.INS	XBRL Instance Document(1)
101.SCH	XBRL Schema Document(1)
101.CAL	XBRL Calculation Linkbase Document(1)
101.DEF	XBRL Definition Linkbase Document(1)
101.LAB	XBRL Label Linkbase Document(1)
101.PRE	XBRL Presentation Linkbase Document(1)

(1)	To be filed by amendment.
(2)	Filed herewith.
(3)	Compensation arrangement.
(4)	None.

Item 37. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in town of Branford, State of Connecticut, on October 28, 2016.

Sachem Capital Corp.

By: /s/ John L. Villano John L. Villano	By: /s/ Jeffrey C. Villano Jeffrey C. Villano

Co-Chief Executive Officers

We, the undersigned officers and directors of Sachem Capital Corp., hereby severally constitute and appoint John L. Villano and Jeffrey C. Villano, our true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date	Title
/s/ John L. Villano CPA John L. Villano	October 28, 2016	Chairman, Co-Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer) and Director
/s/ Jeffrey C. Villano Jeffrey C. Villano	October 28, 2016	Co-Chief Executive Officer (Principal Executive Officer), President (Principal Operating Officer) and Director

Index of Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement(1)
2.1	Exchange Agreement(2)
3.1	Certificate of Incorporation of HML Capital Corp.(2)
3.2	Certificate of Amendment to Certificate of Incorporation(1)
3.3	Bylaws of HML Capital Corp.(2)
4.1	Specimen Share Certificate(1)
4.2	Form of Representative’s Warrant(1)
5.1	Legal Opinion(1)
8.1	Tax Opinion(1)
10.1	Employment Agreement by and between John C. Villano and HML Capital Corp.(2)(3)
10.2	Employment Agreement by and between Jeffrey L. Villano and HML Capital Corp.(2)(3)
10.3	Sachem Capital Corp. 2016 Equity Incentive Compensation Plan(2)(3)
10.4.1.1	Revolving Note, dated December 18, 2014, in the principal amount of $5,000,000(1)
10.4.1.2	Revolving Loan and Security Agreement, dated December 18, 2014, between Bankwell Bank, as Lender, and Sachem Capital Partners, LLC, as Borrower(1)
10.4.2.1	Amended and Restated Revolving Note, dated December 30, 2015, in the principal amount of $7,000,000(1)
10.4.2.2	Modification to Revolving Loan and Security Agreement, dated December 30, 2015, between Bankwell Bank, as Lender, and Sachem Capital Partners, LLC, as Borrower(1)
10.4.3.1	Amended and Restated Revolving Note, dated March 15, 2016, in the principal amount of $15,000,000(1)
10.4.3.2	Amended and Restated Commercial Revolving Loan and Security Agreement, dated March 15, 2016, between Bankwell Bank, as Lender, and Sachem Capital Partners, LLC, as Borrower(1)
10.5	Limited Liability Operating Agreement of Sachem Capital Partners, LLC(2)
21.1	List of Subsidiaries(4)
23.1	Consent of Hoberman & Lesser, LLP, dated October 28, 2016(2)
23.2	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)(1)
24.1	Power of Attorney (included on Signature Page)
99.1	Consent of Arthur Goldberg, dated August 3, 2016(2)
99.2	Consent of Leslie Bernhard, dated August 3, 2016(2)
99.3	Consent of Brian Prinz, dated October 27, 2016(2)
101.INS	XBRL Instance Document(1)
101.SCH	XBRL Schema Document(1)
101.CAL	XBRL Calculation Linkbase Document(1)
101.DEF	XBRL Definition Linkbase Document(1)
101.LAB	XBRL Label Linkbase Document(1)
101.PRE	XBRL Presentation Linkbase Documen(1)

(1)	To be filed by amendment.
(2)	Filed herewith.
(3)	Compensation arrangement.
(4)	None.